IN THE UNITED STATES BANKRUPTCY COURT FOR THE DISTRICT OF DELAWARE

In re:	Chapter 11
TREX WIND-DOWN, INC., *et al.*,	Case No. 23-11878 (JKS)
f/k/a Timber Pharmaceuticals, Inc.,[1]	(Jointly Administered)
Debtors.	**Re: D.I. 290, 315, 329**

FINDINGS OF FACT, CONCLUSIONS OF LAW, AND ORDER (I) APPROVING THE DISCLOSURE STATEMENT ON A FINAL BASIS AND (II) CONFIRMING THE REVISED COMBINED DISCLOSURE STATEMENT AND JOINT CHAPTER 11 PLAN OF LIQUIDATION FOR TREX WIND-DOWN, INC. AND ITS AFFILIATED DEBTORS

Upon consideration of the *Revised Combined Disclosure Statement and Joint Chapter 11 Plan of Liquidation of Trex Wind-down, Inc. and its Affiliated Debtors*, dated March 20, 2024 [D.I. 290-1], attached hereto as **Exhibit A** (together with all exhibits thereto, and as may be amended, modified, or supplemented, the "Combined Disclosure Statement and Plan") proposed by the above-captioned debtors and debtors in possession (collectively, the "Debtors") and the *Debtors' Motion for Entry of an Order (I) Approving the Combined Disclosure Statement and Joint Chapter 11 Plan of Liquidation on an Interim Basis; (II) Establishing Solicitation and Tabulation Procedures; (III) Approving the Form of Ballot and Solicitation Materials; (IV) Establishing the Voting Record Date; (V) Fixing the Date, Time, and Place for the Confirmation Hearing and the Deadline for Filing Objections Thereto; and (VI) Granting Related Relief* [D.I. 261] (the "Solicitation Procedures Motion"), and the Court having entered, after due notice and a

[1] The Debtors in these Chapter 11 Cases, along with the last four digits of their U.S. federal tax identification number, are Trex Wind-down, Inc. (3182), Trex Wind-down, LLC (3698), and BioPharmX Inc. (5554). The Debtors' address is c/o VRS Restructuring Services, LLC, 377 Ocean Boulevard, Unit 5, Hampton, NH 03842.

hearing, the *Order (I) Approving the Combined Disclosure Statement and Joint Chapter 11 Plan of Liquidation on an Interim Basis; (II) Establishing Solicitation and Tabulation Procedures; (III) Approving the Form of Ballot and Solicitation Materials; (IV) Establishing the Voting Record Date; (V) Fixing the Date, Time, and Place for the Confirmation Hearing and the Deadline for Filing Objections Thereto; and (VI) Granting Related Relief* [D.I. 296] (the "Interim Disclosure Statement Order"); and the Debtors having filed the Plan Supplement on April 12, 2024 [D.I. 315], as may be amended, modified, or supplemented, the ("Plan Supplement"); and upon consideration of (i) the *Debtors' Memorandum of Law in Support of Confirmation of the Revised Combined Disclosure Statement and Joint Chapter 11 Plan of Liquidation for Trex Wind-down, Inc. and its Affiliated Debtors* [D.I. 329] (the "Confirmation Brief"), (ii) the *Declaration of Jeffrey T. Varsalone in Support of Confirmation of the Revised Combined Disclosure Statement and Joint Chapter 11 Plan of Liquidation for Trex Wind-down, Inc. and its Affiliated Debtors*, [D.I. 328] (the "Varsalone Declaration"), (iii) the *Declaration of Alex Orchowski of Kroll Restructuring Administration LLC Regarding the Solicitation of Votes and Tabulation of Ballots Cast on the Combined Disclosure Statement and Chapter 11 Plan of Liquidation for Trex Wind-down, Inc., et al., f/k/a Timber Pharmaceuticals, Inc. and its Affiliated Debtors* [D.I. 327] (the "Voting Declaration," and with the Varsalone Declaration, the "Declarations"), and (iv) the *Affidavit of Service of Solicitation Materials* [D.I. 314] (the "Notice Affidavit"); and the Court having reviewed and considered the Combined Disclosure Statement and Plan, the Plan Supplement, the Interim Disclosure Statement Order, the Confirmation Brief, the Declarations and the Notice Affidavit; and a hearing to consider confirmation of the Plan having been held on May 2, 2024 (the "Confirmation Hearing"); and the appearance of all interested parties having been duly noted in the record of the Confirmation Hearing, including the Declarations filed and testimony therein

and the exhibits admitted into evidence; and upon all of the proceedings had before the Court and upon the entire record of the Confirmation Hearing; and the Court having determined based upon all of the foregoing that the Disclosure Statement should be approved and that the Combined Disclosure Statement and Plan should be confirmed, as reflected by the Court's rulings made herein and on the record of the Confirmation Hearing; and after due deliberation and sufficient cause appearing therefor,

IT IS HEREBY FOUND AND DETERMINED THAT:

A. Findings and Conclusions. The findings and conclusions set forth herein, together with the findings of fact and conclusions of law set forth on the record at the Confirmation Hearing, constitute this Court's findings of fact and conclusions of law pursuant to Rule 52 of the Federal Rules of Civil Procedure, made applicable to these proceedings pursuant to Bankruptcy Rules 7052 and 9014. To the extent any of the following findings of fact constitute conclusions of law, they are adopted as such. To the extent that any of the following conclusions of law constitute findings of fact, they are adopted as such.

B. Capitalized Terms. Capitalized terms used but not defined herein shall have the respective meanings attributed to such terms in the Combined Disclosure Statement and Plan and the Plan Supplement, as applicable.

C. Jurisdiction and Venue. This Court has jurisdiction over these chapter 11 cases pursuant to 28 U.S.C. §§ 157 and 1334, and the *Amended Standing Order of Reference* from the United States District Court for the District of Delaware, dated as of February 29, 2012. This is a core proceeding pursuant to 28 U.S.C. § 157(b)(2), and this Court may enter a final order consistent with Article III of the United States Constitution, and the Debtors consent to entry of this Confirmation Order under the Local Rules and Article III of the United States Constitution.

Venue of these proceedings and these chapter 11 cases is proper in this district and in this Court pursuant to 28 U.S.C. §§ 1408 and 1409.

D. Commencement and Joint Administration of the Debtors' Chapter 11 Cases. On November 17, 2023, (the "Petition Date") the Debtors each commenced a voluntary case under chapter 11 of the Bankruptcy Code in this Court (the "Chapter 11 Cases"). The Chapter 11 Cases are being jointly administered pursuant to Bankruptcy Rule 1015 and the *Order Directing the Joint Administration of the Debtors' Chapter 11 Cases* [D.I. 40]. The Debtors have managed their properties as debtors in possession pursuant to Bankruptcy Code sections 1107(a) and 1108. No party has requested the appointment of a trustee or examiner in these Chapter 11 Cases.

E. Judicial Notice. This Court takes judicial notice of the docket in these Chapter 11 Cases maintained by the Clerk of this Court and/or its duly appointed agent.

F. Burden of Proof. The Debtors, as proponents of the Combined Disclosure Statement and Plan, have met their burden of proving the elements of Bankruptcy Code sections 1129(a) and (b) by a preponderance of the evidence.

G. Adequacy of the Disclosure Statement. The Combined Disclosure Statement and Plan provided adequate information within the meaning of Bankruptcy Code section 1125 and comply with the requirements set forth in Local Rule 3017-2.

H. Plan Supplement. Prior to the Confirmation Hearing, the Debtors filed the Plan Supplement. The Plan Supplement complies with the terms of the Combined Disclosure Statement and Plan, and the filing and notice of the Plan Supplement were appropriate, timely, and adequate, and complied with the requirements of the Bankruptcy Code, the Bankruptcy Rules, and the Interim Disclosure Statement Order, and no other or further notice is or shall be required. All parties had an opportunity to appear and be heard in connection with the Plan Supplement. The

Debtors and/or the Liquidating Trustee, as applicable, are authorized to modify the Plan Supplement documents in accordance with their respective terms following entry of this Confirmation Order in a manner consistent with this Confirmation Order and/or the Combined Disclosure Statement and Plan.

I. Solicitation and Notice. On March 20, 2024, the Court entered the Interim Disclosure Statement Order which, among other things: (i) approved, on an interim basis, the Debtors' Disclosure Statement; (ii) established a voting record date; (iii) approved Solicitation Packages (as defined in the Interim Disclosure Statement Order) and distribution procedures; (iv) approved the form of ballot (the "Ballot") and established procedures for voting on the Combined Disclosure Statement and Plan; (v) approved forms of notices to non-voting classes under the plan; (vi) approved the Opt-Out Election Form; (vii) established the voting deadline to accept or reject the Combined Disclosure Statement and Plan; (viii) approved procedures for vote tabulations; and (ix) established a hearing date for final approval and confirmation of the Combined Disclosure Statement and Plan and related notice and objection procedures thereof. The Debtors have complied with the Interim Disclosure Statement Order and properly served and noticed the Solicitation Packages and required materials, and (a) (i) the form of Ballot; (ii) the Combined Disclosure Statement and Plan; and (iv) the Confirmation Hearing Notice; and (b) (i) the Notice of Non-Voting Status; and (ii) the Opt-Out Election Form to Holders of Claims and Interests in Non-Voting Classes, in compliance with the Bankruptcy Code, the Bankruptcy Rules, and the Interim Disclosure Statement Order (the "Solicitation"). As described and approved in the Interim Disclosure Statement Order, and as set forth in the Voting Declaration (i) the service of the Solicitation Packages was adequate and sufficient under the circumstances of these Chapter 11 Cases and (ii) adequate and sufficient notice of the Confirmation Hearing and other requirements,

deadlines, hearings, and matters described in the Interim Disclosure Statement Order were provided in compliance with the Bankruptcy Rules and the Interim Disclosure Statement Order and provided due process to all parties in interest. No other or further notice is required.

J. Voting. The procedures by which the Ballot for acceptance or rejection of the Combined Disclosure Statement and Plan was distributed and tabulated under the circumstances of these Chapter 11 Cases were fair, properly conducted, and complied with the Bankruptcy Code and the Bankruptcy Rules, applicable non-bankruptcy law and the Interim Disclosure Statement Order.

K. Bankruptcy Rule 3016. The Combined Disclosure Statement and Plan complies with Bankruptcy Rule 3016.

L. Proper Classification (11 U.S.C. §§ 1122, 1123(a)(1)). The classification of Claims and Interests under the Combined Disclosure Statement and Plan is proper under the Bankruptcy Code. In addition to Administrative Claims, Fee Claims, Tax Claims, and U.S. Trustee Fees, which need not be classified, the Plan designates seven Classes of Claims and Interests. The Claims or Interests placed in each Class are substantially similar to other Claims or Interests, as the case may be, in each such Class. Valid business, factual, and legal reasons exist for separately classifying the various Classes of Claims and Interests created under the Combined Disclosure Statement and Plan, and such Classes do not unfairly discriminate between Holders of Claims and Interests. Thus, the Combined Disclosure Statement and Plan satisfies sections 1122 and 1123(a)(1) of the Bankruptcy Code.

M. Specification of Unimpaired Classes (11 U.S.C. § 1123(a)(2)). Article II of the Combined Disclosure Statement and Plan specifies that Class 1 (Other Priority Claims) and

Class 2 (Other Secured Claims) are Unimpaired under the Combined Disclosure Statement and Plan. Thus, section 1123(a)(2) of the Bankruptcy Code is satisfied.

N. Specification of Treatment of Impaired Classes (11 U.S.C. § 1123(a)(3)). Article II of the Combined Disclosure Statement and Plan designates Class 3 (General Unsecured Claims), Class 4 (Subordinated Claims), Class 5 (Interests), Class 6A (Intercompany Claims), Class 6B (Intercompany Interests) as Impaired and specifies the treatment of Claims and Interests in such Classes. Thus, section 1123(a)(3) of the Bankruptcy Code is satisfied.

O. No Discrimination (11 U.S.C. § 1123(a)(4)). The Combined Disclosure Statement and Plan provides for the same treatment by the Debtors for each Claim or Interest in each respective Class unless the Holder of a particular Claim or Interest has agreed to a less favorable treatment of such Claim or Interest. Thus, section 1123(a)(4) of the Bankruptcy Code is satisfied.

P. Implementation of the Combined Disclosure Statement and Plan (11 U.S.C. § 1123(a)(5)). The Combined Disclosure Statement and Plan, including the provisions governing the Liquidating Trust, provides adequate and proper means for the Combined Disclosure Statement and Plan's implementation. Thus, section 1123(a)(5) of the Bankruptcy Code is satisfied.

Q. Non-Voting Equity Securities (11 U.S.C. § 1123(a)(6)). The Combined Disclosure Statement and Plan does not provide for the issuance of non-voting securities, all Interests in the Debtors shall be cancelled, and the Debtors' corporate entities shall be wound down. Therefore, section 1123(a)(6) of the Bankruptcy Code is satisfied.

R. Selection of Officers and Directors (11 U.S.C. § 1123(a)(7)). Section 9.5 of the Combined Disclosure Statement and Plan provides that the Liquidating Trust shall be administered by the Liquidating Trustee in accordance with the Combined Disclosure Statement

and Plan and the Liquidating Trust Agreement. The Liquidating Trustee, as identified in paragraph 16 below and as selected by the Debtors, shall serve as a fiduciary of each of the Wind-down Estates as of the Effective Date. The Liquidating Trustee shall oversee the Liquidating Trust and/or the administration of the Combined Disclosure Statement and Plan, as applicable, and the wind-down of the Debtors' Estates. The Liquidating Trustee shall be vested with the power to act for the Debtors in the same capacity as applicable to a board of directors and officers, subject to the provisions in the Combined Disclosure Statement and Plan and the Liquidating Trust Agreement (and all articles of incorporation or amendments, by-laws, governing documents, and related documents of the Debtors, as applicable, are deemed amended pursuant to the Combined Disclosure Statement and Plan to permit and authorize the same). From and after the Effective Date, the Liquidating Trustee shall be the sole representative of and shall act for the Debtors and their Estates.

S. Combined Disclosure Statement and Plan Provisions are Appropriate (11 U.S.C. § 1123(b)). The Combined Disclosure Statement and Plan's provisions are appropriate, in the best interests of the Debtors and their Estates, and consistent with the applicable provisions of the Bankruptcy Code and Bankruptcy Rules.

T. Executory Contracts and Unexpired Leases (11 U.S.C. § 1123(b)(1), (b)(2)). The Debtors have exercised reasonable business judgment in determining to either assume, assume and assign, or reject each of the Debtors' remaining Executory Contracts and Unexpired Leases as provided for in the Combined Disclosure Statement and Plan, the Plan Supplement, and this Confirmation Order, and any such determinations under the circumstances are justified and appropriate.

U. Reserved.

V. Sale of All or Substantially All Assets (11 U.S.C. § 1123(b)(4)). In accordance with Bankruptcy Code section 1123(b)(4), the Combined Disclosure Statement and Plan establishes a Liquidating Trust for the orderly liquidation of all the Estates' Assets and the Distribution of the proceeds thereof to Holders of Allowed Class 3 General Unsecured Claims. Accordingly, the Combined Disclosure Statement and Plan is consistent with Bankruptcy Code section 1123(b)(4).

W. Injunction, Exculpation, and Releases 11 U.S.C. § 1123(b)(3)(B). The Court has jurisdiction under sections 1334(a) and (b) of title 28 of the United States Code to approve the injunction, exculpation, and releases set forth in Article X of the Combined Disclosure Statement and Plan, because, *inter alia*, these provisions are an integral part of the Debtors' Combined Disclosure Statement and Plan and are necessary and appropriate for the Combined Disclosure Statement and Plan's implementation. Bankruptcy Code section 105(a) permits issuance of the injunction and approval of the releases set forth in Article X of the Combined Disclosure Statement and Plan if, as has been established here based upon the record in these Chapter 11 Cases, the Varsalone Declaration, and the evidence presented at the Confirmation Hearing, such provisions (i) were integral to the agreement among the various parties in interest and are important and necessary to the formulation and implementation of the Combined Disclosure Statement and Plan, as provided in Bankruptcy Code section 1123, (ii) confer substantial benefits on the Debtors' estates and creditors, (iii) are fair and reasonable, and (iv) are in the best interests of the Debtors, their Estates, and parties in interest. Further, the release and exculpation provisions in the Combined Disclosure Statement and Plan do not relieve any party of liability for an act or omission to the extent such act or omission is determined by a final order by a court of competent jurisdiction to have constituted willful misconduct, fraud, or gross negligence.

Based upon the record of these Chapter 11 Cases, the Varsalone Declaration, and the evidence proffered or adduced at the Confirmation Hearing, this Court finds that the injunction, exculpation, and releases set forth in Article X of the Combined Disclosure Statement and Plan are consistent with the Bankruptcy Code and applicable law.

X. Combined Disclosure Statement and Plan Compliance with Bankruptcy Code (11 U.S.C. § 1123(b)(5)). In accordance with section 1123(b)(5) of the Bankruptcy Code, Article VII of the Combined Disclosure Statement and Plan modifies or leaves unaffected, as the case may be, the rights of Holders of Claims and Interests in each Class.

Y. Combined Disclosure Statement and Plan Compliance with Bankruptcy Code (11 U.S.C. § 1123(b)(6)). In accordance with section 1123(b)(6) of the Bankruptcy Code, the Combined Disclosure Statement and Plan includes various additional appropriate provisions that are not inconsistent with applicable provisions of the Bankruptcy Code.

Z. Combined Disclosure Statement and Plan Compliance with Bankruptcy Code (11 U.S.C. § 1129(a)(1)). As set forth below, the Combined Disclosure Statement and Plan complies with all of the applicable provisions of the Bankruptcy Code, thereby satisfying section 1129(a)(1) of the Bankruptcy Code.

AA. Debtors' Compliance with Bankruptcy Code (11 U.S.C. § 1129(a)(2)). Pursuant to section 1129(a)(2) of the Bankruptcy Code, the Debtors have complied with the applicable provisions of the Bankruptcy Code, including, without limitation, sections 1122, 1123, 1124, 1125, and 1126 of the Bankruptcy Code, the Bankruptcy Rules, and the Interim Disclosure Statement Order governing notice, disclosure, and solicitation in connection with the Combined Disclosure Statement and Plan, the Plan Supplement, and all other matters considered by this Court in connection with these Chapter 11 Cases.

BB. Combined Disclosure Statement and Plan Proposed in Good Faith and Not by Means Forbidden by Law (11 U.S.C. § 1129(a)(3)). The Debtors have proposed the Combined Disclosure Statement and Plan in good faith and not by any means forbidden by law, thereby satisfying section 1129(a)(3) of the Bankruptcy Code. In determining that the Combined Disclosure Statement and Plan has been proposed in good faith, this Court has examined the totality of the circumstances surrounding the filing of these Chapter 11 Cases, the Combined Disclosure Statement and Plan itself, and the process leading to its formulation. Further, the Combined Disclosure Statement and Plan promotes the objectives and purposes of the Bankruptcy Code.

CC. Payments for Services or Costs and Expenses (11 U.S.C. § 1129(a)(4)). Pursuant to the interim compensation procedures previously approved by this Court and established in these Chapter 11 Cases pursuant to Bankruptcy Code section 331, all payments made or to be made by the Debtors for services or for costs and expenses in connection with the Chapter 11 Cases, or in connection with the Combined Disclosure Statement and Plan and incident to the Chapter 11 Cases, have been approved by, or are subject to the approval of, the Court as reasonable, thus satisfying Bankruptcy Code section 1129(a)(4).

DD. Directors, Officers, and Insiders (11 U.S.C. § 1129(a)(5)). In accordance with the Combined Disclosure Statement and Plan, the Debtors' corporate entities will be wound down and, pursuant to section 9.11 of the Combined Disclosure Statement and Plan, upon the occurrence of the Effective Date, each of the Debtors' officers, directors, and managers shall be discharged from their duties and terminated automatically without the need for any corporate action or approval and without the need for any corporate filings (except to the extent retained by the Liquidating Trustee, subject to a separate agreement with the Liquidating Trustee). The

identity of the Liquidating Trustee has been disclosed as part of the Plan Supplement and herein and is consistent with the interests of Holders of Claims and Interests and with public policy. Thus, the Combined Disclosure Statement and Plan satisfies section 1129(a)(5) of the Bankruptcy Code.

EE. No Rate Changes (11 U.S.C. § 1129(a)(6)). No governmental regulatory commission has jurisdiction, after confirmation of the Combined Disclosure Statement and Plan, over the rates of the Debtors. Thus, Bankruptcy Code section 1129(a)(6) is not applicable in these Chapter 11 Cases.

FF. Best Interests of Creditors (11 U.S.C. § 1129(a)(7)). The "best interests" test is satisfied as to all Impaired Classes under the Plan, as each Holder of a Claim or Interest in such Impaired Classes will receive or retain property of a value, as of the Effective Date, that is not less than the amount that such Holder would so receive or retain if the Debtors were liquidated under chapter 7 of the Bankruptcy Code.

GG. Acceptance by Certain Classes (11 U.S.C. § 1129(a)(8)). Class 1 (Other Priority Claims) and Class 2 (Other Secured Claims) are left unimpaired under the Combined Disclosure Statement and Plan. Class 3 (General Unsecured Claims) has voted to accept the Plan in accordance with the Bankruptcy Code, thereby satisfying section 1129(a)(8) as to that Class. Class 4 (Subordinated Claims), Class 5 (Interests), Class 6A (Intercompany Claims), and Class 6B (Intercompany Interests) are deemed to have rejected the Combined Disclosure Statement and Plan pursuant to section 1126(g) of the Bankruptcy Code. Accordingly, section 1129(a)(8) of the Bankruptcy Code has not and cannot be satisfied. The Combined Disclosure Statement and Plan, however, is still confirmable because it satisfies the nonconsensual confirmation provisions of section 1129(b), as set forth below.

HH. Treatment of Administrative Claims, Fee Claims, Tax Claims, and U.S. Trustee Claims (11 U.S.C. § 1129(a)(9)). The treatment of Administrative Claims, Fee Claims, Tax Claims, and U.S. Trustee Fees pursuant to Article VI of the Combined Disclosure Statement and Plan satisfies section 1129(a)(9) of the Bankruptcy Code.

II. Acceptance by an Impaired Class (11 U.S.C. § 1129(a)(10)). Class 3 (General Unsecured Claims) is Impaired and voted to accept the Combined Disclosure Statement and Plan, excluding any acceptance of the Combined Disclosure Statement and Plan by any insider. Therefore, section 1129(a)(10) of the Bankruptcy Code is satisfied.

JJ. Feasibility (11 U.S.C. § 1129(a)(11)). The evidence supporting the Combined Disclosure Statement and Plan proffered or adduced by the Debtors at, or prior to, or in the Declarations filed in connection with the Confirmation Hearing establish that the Debtors have the wherewithal to make all payments and otherwise comply with their financial commitments under the Combined Disclosure Statement and Plan.

KK. Payment of Fees (11 U.S.C. § 1129(a)(12)). All fees payable under 28 U.S.C. § 1930 have been paid or will be paid on or before the Effective Date pursuant to the Combined Disclosure Statement and Plan, thereby satisfying section 1129(a)(12) of the Bankruptcy Code.

LL. Miscellaneous Provisions (11 U.S.C. §§ 1129 (a)(6), 1129(a)(13)–(16)). Sections 1129(a)(6), (a)(13)–(16) of the Bankruptcy Code are inapplicable to Confirmation, as the Debtors (i) will not have any businesses involving the establishment of rates (section 1126(a)(6)), (ii) are not obligated to pay retiree benefits (as defined in section 1114(a) of the Bankruptcy Code) (section 1129(a)(13)), (iii) have no domestic support obligations (section 1129(a)(14)), (iv) are not individuals (section 1129(a)(15)), and (v) are not nonprofit corporations (section 1129(a)(16)).

MM. No Unfair Discrimination; Fair and Equitable Treatment (11 U.S.C. § 1129(b)). The classification and treatment of Claims and Interests in Class 4 (Subordinated Claims), Class 5 (Interests), Class 6A (Intercompany Claims), and Class 6B (Intercompany Interests), which are deemed to have rejected the Combined Disclosure Statement and Plan, is proper pursuant to section 1122 of the Bankruptcy Code, does not discriminate unfairly, and is fair and equitable pursuant to section 1129(b)(1) of the Bankruptcy Code. There is no Class of Claims or Interests junior to the Holders of Claims and Interests in Class 4, Class 5, Class 6A, or Class 6B that will receive or retain property under the Combined Disclosure Statement and Plan on account of their Claims or Interests. Accordingly, the Combined Disclosure Statement and Plan does not violate the absolute priority rule, does not discriminate unfairly, and is fair and equitable with respect to each Class that is deemed to have rejected the Combined Disclosure Statement and Plan. Thus, the Combined Disclosure Statement and Plan satisfies section 1129(b) of the Bankruptcy Code.

NN. Only One Plan (11 U.S.C. § 1129(c)). The Combined Disclosure Statement and Plan is the only chapter 11 plan currently proposed in these Chapter 11 Cases, and section 1129(c) of the Bankruptcy Code is therefore satisfied.

OO. Principal Purpose (11 U.S.C. § 1129(d)). The principal purpose of the Combined Disclosure Statement and Plan is neither the avoidance of taxes, nor the avoidance of the application of section 5 of the Securities Act of 1933, and no governmental unit has objected to Confirmation on any such grounds. Accordingly, section 1129(d) of the Bankruptcy Code is inapplicable.

PP. Liquidating Trust. Entry into the Liquidating Trust Agreement is in the best interests of the Debtors and the Debtors' Estates and creditors. The establishment of the

Liquidating Trust, the selection of the Liquidating Trustee, the form of the Liquidating Trust Agreement (as may be modified or amended from time to time), is appropriate and in the best interest of the Debtors' creditors. The Liquidating Trust Agreement shall, upon the Effective Date, be valid, binding, and enforceable in accordance with its terms.

QQ. Satisfaction of Confirmation Requirements. Based upon the foregoing, the Combined Disclosure Statement and Plan satisfies the requirements for Confirmation set forth in the Bankruptcy Code and should be confirmed.

RR. Good Faith Solicitation (11 U.S.C. § 1125(e)). The Debtors and their officers, directors, employees, advisors, Professionals, and agents have acted in good faith within the meaning of section 1125(e) of the Bankruptcy Code, and in compliance with the applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, and the Interim Disclosure Statement Order in connection with all of their respective activities relating to the solicitation of acceptances of the Combined Disclosure Statement and Plan and their participation in the activities described in section 1125 of the Bankruptcy Code, and they are entitled to the protections afforded by section 1125(e) of the Bankruptcy Code and the injunction and exculpation provisions set forth in Article 10 of the Combined Disclosure Statement and Plan and in this Confirmation Order.

SS. Retention of Jurisdiction. This Court may properly retain jurisdiction over the matters set forth in Article XV of the Plan and/or section 1142 of the Bankruptcy Code.

Based upon the foregoing findings, and upon the record made before this Court at the Confirmation Hearing, and good and sufficient cause appearing therefor, it is hereby ORDERED, ADJUDGED AND DECREED THAT:

1. Final Approval of the Combined Disclosure Statement and Plan. The Combined Disclosure Statement and Plan is approved in full and on a final basis. The findings

and conclusions of law contained in the Interim Disclosure Statement Order, to the extent made on an interim basis, are now made on a final basis herein, and are incorporated by reference herein. The Combined Disclosure Statement and Plan is APPROVED on a final basis as containing adequate information within the meaning of Bankruptcy Code section 1125, and any objections to the adequacy of the information contained in the Combined Disclosure Statement and Plan not otherwise consensually resolved are overruled.

2. Confirmation. All requirements for confirmation of the Combined Disclosure Statement and Plan have been satisfied. Accordingly, the Combined Disclosure Statement and Plan in its entirety is CONFIRMED pursuant to Bankruptcy Code section 1129. Any objections to confirmation of the Combined Disclosure Statement and Plan not otherwise consensually resolved are overruled. A copy of the confirmed Combined Disclosure Statement and Plan is attached as **Exhibit A** to this Order. The terms of the Combined Disclosure Statement and Plan and the Plan Supplement are incorporated by reference into, and are an integral part of, this Order.

3. Findings of Fact and Conclusions of Law. The findings of fact and the conclusions of law stated in this Order shall constitute findings of fact and conclusions of law pursuant to Bankruptcy Rule 7052, made applicable to the proceeding by Bankruptcy Rule 9014. To the extent any finding of fact shall be determined to be a conclusion of law, it shall be so deemed, and to the extent any conclusion of law shall be determined to be a finding of fact, it shall be so deemed.

4. Conditions Precedent. The Effective Date shall not occur unless the conditions precedent set forth in section 14.2 of the Combined Disclosure Statement and Plan and listed below have been satisfied or waived:

(a) The Confirmation Order shall have been entered and shall provide that the Debtors, the Liquidating Trust, and the Liquidating Trustee are authorized and directed to take all actions necessary or appropriate to enter into, implement and consummate the contracts, instruments, releases, leases, indentures and other agreements or documents created in connection with this Combined Disclosure Statement and Plan and effectuate, advance, or further the purposes thereof;

(b) The Confirmation Order, the Combined Disclosure Statement and Plan and all exhibits shall be, in form and substance, acceptable in all respects to the Debtors and shall have been executed and delivered by all parties signatory thereto;

(c) All other actions, documents, and agreements necessary to implement this Combined Disclosure Statement and Plan shall have been effected or executed;

(d) The Confirmation Order shall have become a Final Order; and

(e) The Debtors shall have filed a Notice of Effective Date.

5. Reserved.

6. Plan Supplement. The documents contained in the Plan Supplement, and any amendments, modifications, and supplements thereto, and all documents and agreements introduced into evidence by the Debtors at the Confirmation Hearing and the execution, delivery, and performance thereof by the Debtors, are authorized and approved when they are finalized, executed and delivered, and are integral to, part of and are incorporated by reference into the Combined Disclosure Statement and Plan. Without further order or authorization of this Court, the documents included in the Plan Supplement may be amended and supplemented, prior to execution, so long as such amendment or supplement does not materially and adversely change the treatment of Holders of Claims. Execution versions of the documents comprising the Plan Supplement shall constitute legal, valid, binding, and authorized obligations of the respective parties thereto, enforceable in accordance with their terms. The documents contained in the Plan Supplement, including, as applicable, as forms to be substantially adhered to, are sufficient to

comply with applicable requirements of the laws, rules, and regulations of any state or other governmental authority, and all such state and other governmental authorities are directed to accept such documents for filing and implementation.

7. Solicitation and Notice. Notice of the Confirmation Hearing complied with the terms of the Interim Disclosure Statement Order, was appropriate and satisfactory based on the circumstances of these Chapter 11 Cases and was in compliance with the provisions of the Bankruptcy Code, the Bankruptcy Rules, and the Local Bankruptcy Rules. The Solicitation of votes on the Combined Disclosure Statement and Plan and the Solicitation Packages complied with the solicitation procedures in the Interim Disclosure Statement Order, was appropriate and satisfactory based upon the circumstances of these Chapter 11 Cases, and was in compliance with the provisions of the Bankruptcy Code, the Bankruptcy Rules, and the Local Bankruptcy Rules, and to the extent that the Debtors did not comply with the Interim Disclosure Statement Order, because Holders of Claims against and Interests in the Debtors received adequate due process, the need for such compliance is hereby waived. Notice of the Plan Supplement, and all related documents, was appropriate and satisfactory based upon the circumstances of these Chapter 11 Cases and was in compliance with the provisions of the Interim Disclosure Statement Order, Bankruptcy Code, the Bankruptcy Rules, and the Local Bankruptcy Rules.

8. Omission of Reference to Particular Plan Provisions. The failure to specifically describe or include any particular provision of the Combined Disclosure Statement and Plan in this Order shall not diminish or impair the effectiveness of such provision. The Combined Disclosure Statement and Plan is approved and confirmed in its entirety.

9. Classification and Treatment. The Combined Disclosure Statement and Plan's classification scheme is approved. The classifications set forth on the Ballot (a) were set

forth on the Ballot solely for purposes of voting to accept or reject the Plan, (b) do not necessarily represent, and in no event shall be deemed to modify or otherwise affect, the actual classification of such Claims under the Combined Disclosure Statement and Plan for Distribution purposes, (c) may not be relied upon by any Holder as representing the actual classification of such Claim under the Combined Disclosure Statement and Plan for Distribution purposes, and (d) shall not be binding on the Debtors and/or the Liquidating Trustee, as applicable, except for Combined Disclosure Statement and Plan voting purposes.

10. Binding Effect. Subject to the occurrence of the Effective Date, on and after the Confirmation Date, the provisions of the Combined Disclosure Statement and Plan, the Plan Supplement, and this Order shall bind (a) any Holder of a Claim against, or Interest in, the Debtors and such Holder's respective successors and assigns (whether or not the Claim or Interests are Impaired under the Combined Disclosure Statement and Plan, whether or not such Holder has voted to accept the Combined Disclosure Statement and Plan, and whether or not such Holder is entitled to a Distribution under the Combined Disclosure Statement and Plan), (b) all Entities that are parties to or are subject to the settlements, compromises, releases, and injunctions described in the Combined Disclosure Statement and Plan, (c) each Person acquiring property under the Combined Disclosure Statement and Plan or this Order, and (d) any and all non-Debtor parties to Executory Contracts and Unexpired Leases with the Debtors.

11. Authorization to Implement Combined Disclosure Statement and Plan. The Debtors and/or the Liquidating Trustee, as applicable, are authorized to take or cause to be taken all corporate actions necessary or appropriate to implement all provisions of, and to consummate the Combined Disclosure Statement and Plan and to execute, enter into, or otherwise make effective all agreements, documents, instruments, notices and certificates in connection therewith,

prior to, on, and after the Effective Date, all without further action under applicable law, regulation, order, or direction by the pre-Effective Date officers or directors of the Debtors. Further, on or after the Effective Date, the Debtors or the Liquidating Trustee, as applicable, are authorized to adjust, continue, settle, reinstate, discharge or eliminate all Allowed Intercompany Claims and Intercompany Interests, in each case to the extent the Debtors or Liquidating Trustee, as applicable, deem appropriate.

12. Corporate Existence and Dissolution of Debtors. Immediately after the Effective Date, and subject to the Combined Disclosure Statement and Plan, the Debtors ~~shall be~~ are authorized to ~~automatically and~~ immediately ~~deemed~~ dissolve under the laws of the jurisdictions in which they may be organized or registered.

13. Cancellation of Instruments and Stock. On the Effective Date, all instruments evidencing or creating any indebtedness or obligation of the Debtors, except such instruments that are authorized or issued under the Combined Disclosure Statement and Plan, shall be canceled and extinguished. Additionally, as of the Effective Date, all Interests in all of the Debtors, and any and all warrants, options, rights, or interests with respect to such Interests that have been issued, could be issued, or that have been authorized to be issued but that have not been issued, shall be deemed cancelled and extinguished without any further action of any party. As of the Effective Date, consistent with the cancellation of the Interests (including any authorized and/or issued shares of common stock in the Debtors) in the Debtors, the Debtors' securities registered under the Securities Exchange Act of 1934, as amended (and the rules and regulations promulgated thereunder), shall be automatically deregistered and all related reporting obligations with the United States Securities and Exchange Commission shall be automatically terminated. The Debtors and the Liquidating Trustee are authorized (but not required), as of the Effective Date,

to file with the Securities and Exchange Commission a Form 15 on behalf of the Debtors for the purpose of codifying the suspension of the duty to file reports under Sections 13 and 15(d) of the Securities Exchange Act of 1934, as amended, and shall be authorized (but not required) to file such Form 15 on or after the Effective Date (to the extent the Debtors have not previously filed such Form 15). Furthermore, for the avoidance of doubt, all authorized but unissued shares of the Debtors (including authorized but unissued shares of common stock by Timber Pharmaceuticals, Inc.) shall also be deemed automatically and immediately cancelled as of the Effective Date without further act or action under any applicable agreement, law, regulation, order, or rule and the obligations of the Debtors with respect to such authorized shares shall be deemed immediately extinguished and terminated as of the Effective Date. The Liquidating Trustee shall have all power and authority that may be or could have been exercised, with respect to the Liquidating Trust Assets, by any officer, director, or other party acting in the name of the Debtors or their Estates with like effect as if duly authorized, exercised and taken by action of such officers, directors, or other party. The holders of, or parties to, the cancelled notes, membership interests, Interests, warrants, options, rights, or interests with respect to such Interests, share certificates, and other agreements and instruments shall have no rights arising from or relating to such notes, Interests, warrants, options, rights, interests, share certificates, and other agreements and instruments or the cancellation thereof, except the rights provided pursuant to the Combined Disclosure Statement and Plan.

14. Liquidating Trust Agreement. The Debtors are authorized and approved to enter into the Liquidating Trust Agreement and this Order shall be deemed approval of the Liquidating Trust Agreement.

15. Vesting of Liquidating Trust Assets. Any and all of the Estates' Assets shall remain assets of the Estates pursuant to Bankruptcy Code section 1123(b)(3)(B) and on the Effective Date shall, subject to the Combined Disclosure Statement and Plan and the Liquidating Trust Agreement, be transferred to and vest in the Liquidating Trust free and clear of all Claims, Liens, Liabilities, encumbrances, charges, and other interests, including, without limitation, any and all claims, liens, encumbrances and any and all right, title, and interests related thereto of governmental entities relating to any tax liabilities or similar liabilities. Pursuant to Bankruptcy Code section 1123(b)(3)(B), only the Liquidating Trustee shall have the right to pursue or not to pursue, or, subject to the terms of the Combined Disclosure Statement and Plan and the Liquidating Trust Agreement, compromise, or settle any Liquidating Trust Assets. From and after the Effective Date, the Liquidating Trustee may commence, litigate, and settle any Causes of Action or Claims relating to the Liquidating Trust Assets or rights to payment or Claims that belong to the Debtors as of the Effective Date or are instituted by the Liquidating Trustee on or after the Effective Date, except as otherwise expressly provided in the Combined Disclosure Statement and Plan and the Liquidating Trust Agreement. The Liquidating Trustee shall be entitled to enforce all defenses and counterclaims to all Claims asserted against the Debtors and their Estates, including setoff, recoupment and any rights under Bankruptcy Code section 502(d).

16. Liquidating Trustee. Jeffrey T. Varsalone is appointed as the Liquidating Trustee. Absent authorization of the Court pursuant to a Final Order, no judicial, administrative, arbitral, or other action or proceeding shall be commenced in any forum other than this Court against the Liquidating Trustee, in their official capacities, with respect to their status, duties, powers, acts, or omissions as the Liquidating Trustee.

17. Limited Substantive Consolidation. Entry of this Order shall constitute approval, pursuant to Bankruptcy Code sections 105(a), 541, 1123(a)(5), 1129, effective as of the Effective Date, of the limited substantive consolidation of the Estates of the Debtors, as set forth in Section 2.1 of the Combined Disclosure Statement and Plan. For the purposes of voting and distribution under the Plan, the Estates shall be deemed merged and consolidated, and treated as a single Estate, and a Holder of an Allowed Claim filed, scheduled or asserted against more than one Debtor based on the same theory of liability shall only be entitled to a single recovery in distribution, notwithstanding the filing, assertion or scheduling of multiple Claims against more than one Debtor.

18. Distributions Under the Combined Disclosure Statement and Plan. All Distributions under the Combined Disclosure Statement and Plan shall be made in accordance with Article XII of the Combined Disclosure Statement and Plan and such methods of Distribution are approved.

19. Disputed Claims. The provisions of Article XIII of the Combined Disclosure Statement and Plan, including, without limitation, the provisions governing procedures for resolving Disputed Claims, are found to be fair and reasonable and are approved.

20. Treatment is in Full Satisfaction. All Distributions under the Combined Disclosure Statement and Plan shall be made in accordance with the Combined Disclosure Statement and Plan. The treatment set forth in the Combined Disclosure Statement and Plan is in full satisfaction of the legal, contractual, and equitable rights (including any liens) that each entity holding a Claim or Interest may have in or against the Debtors, the Estates, or their respective property. This treatment supersedes and replaces any agreements or rights those entities may have in or against the Debtors, the Estates, or their respective property.

21. Governmental Bar Date. The Governmental Bar Date shall be May 15, 2024. Failure of a Governmental Unit asserting a Claim against any Debtor to file and serve a Proof of Claim or application for allowance of such Claim (as applicable) with the Court by the Governmental Bar Date shall result in such Claim being forever barred absent further order of the Court.

22. Bar Date for Rejection Damages. If the rejection by the Debtors of an Executory Contract or an Unexpired Lease pursuant to section 11.2 of the Combined Disclosure Statement and Plan results in damages to the non-Debtor counterparty to such Executory Contract or Unexpired Lease, a Claim for such damages arising from such rejection shall not be enforceable against the Debtors or their Estates or agents, successors, or assigns, unless a proof of such Claim is filed and served on the Liquidating Trustee within thirty (30) days after the date of notice of the entry of the order of the Bankruptcy Court rejecting the Executory Contract or Unexpired Lease which may include, if applicable, this Confirmation Order. Absent further order of the Court, any Person that is required to file a Proof of Claim arising from the rejection of an Executory Contract or Unexpired Lease under the Combined Disclosure Statement and Plan and that fails to timely do so shall be forever barred, from asserting such Claim, and such Claim shall not be enforceable against the Liquidating Trust, the Liquidating Trustee, the Debtors Estates', or the property of any of the foregoing.

23. Payment of Statutory Fees. All U.S. Trustee Fees due and payable prior to the Effective Date shall be paid by the Debtors in full in Cash on the Effective Date or as soon as is reasonably practicable thereafter. On and after the Effective Date, the Debtors or the Liquidating Trustee shall pay any and all U.S. Trustee Fees in full in Cash when due and payable. Notwithstanding the limited substantive consolidation described in Article 2 of the Combined

Disclosure Statement and Plan, each Debtor or the Liquidating Trustee shall remain obligated to pay U.S. Trustee Fees until the earliest of that particular Debtor's case being closed, dismissed, or converted to a case under chapter 7 of the Bankruptcy Code. The U.S. Trustee shall not be required to file any Administrative Claim in the case and shall not be treated as providing any release under the Plan with respect to the payment of the U.S. Trustee Fees. The provisions of section 6.1 of the Combined Disclosure Statement and Plan and this paragraph control and govern any provisions of the Combined Disclosure Statement and Plan to the contrary.

24. Asset Sale. Notwithstanding anything to the contrary in this Confirmation Order, the Combined Disclosure Statement and Plan, the Plan Supplement, or the Liquidating Trust Agreement, nothing in this Confirmation Order, the Combined Disclosure Statement and Plan, the Plan Supplement, or the Liquidating Trust Agreement shall affect, prejudice, limit, modify, release, alter, enjoin or otherwise preclude (i) the provisions of the Sale Order, (ii) the Stalking Horse Agreement, or (iii) the Debtors', their Estates', or LEO's rights, privileges, benefits, obligations, demands, defenses and claims under and in accordance with the Stalking Horse Agreement and the other Transaction Documents and the Sale Order. The Stalking Horse Agreement shall remain in full force and effect and shall not be affected, limited, modified, released, altered, enjoined or changed by this Confirmation Order, the Combined Disclosure Statement and Plan, the Plan Supplement, or the Liquidating Trust Agreement.

25. Modifications. The Combined Disclosure Statement and Plan may be amended, modified or supplemented by the Debtors prior to the Effective Date, in the manner provided for by section 1127 of the Bankruptcy Code or as otherwise permitted by law without additional disclosure pursuant to section 1125 of the Bankruptcy Code. In addition, after the Confirmation Date but before substantial consummation of the Plan, the Debtors may institute

proceedings in the Court to remedy any defect or omission or reconcile any inconsistencies in the Combined Disclosure Statement and Plan or the Confirmation Order, with respect to such matters as may be necessary to carry out the purposes and effects of the Combined Disclosure Statement and Plan.

26. **Injunction**. **(a) From and after the Effective Date, all Persons and Entities who have held, hold, or may hold Claims against or Interests in the Debtors (whether or not proof of such Claims or Interests has been filed and whether or not such Entities vote in favor of, against or abstain from voting on the Plan or are presumed to have accepted or deemed to have rejected the Plan) and other parties in interest, along with their respective present or former employees, agents, officers, directors, principals, and affiliates are permanently enjoined, on and after the Effective Date, solely with respect to any Claims, Interests, and Causes of Action that will be or are extinguished, or released pursuant to the Plan from taking any of the following actions against the Debtors (but solely to the extent such action is brought against the Debtors to directly or indirectly recover upon any Assets of the Estates, including, without limitation, any such Assets that vet in the Liquidating Trust, as applicable, upon the Effective Date), the Released Parties, the Liquidating Trustee or the Liquidating Trust, or the property of any of the Debtors, the Released Parties, the Liquidating Trustee or the Liquidating Trust (i) commencing, conducting, or continuing in any manner, directly or indirectly, any suit, action, or other proceeding of any kind (including, without limitation, any proceeding in a judicial, arbitral, administrative or other forum); (ii) enforcing, levying, attaching (including, without limitation, any prejudgment attachment), collecting, or otherwise recovering by any manner or means, whether directly or indirectly, any judgment, award, decree, or order; (iii) creating, perfecting, or otherwise**

enforcing in any manner, directly or indirectly, any encumbrance of any kind; (iv) asserting setoff unless such setoff was formally asserted in a timely Filed proof of Claim or in a pleading Filed with the Bankruptcy Court prior to entry of the Confirmation Order (notwithstanding any indication in any proof of Claim or otherwise that such Holder asserts, has, or intends to preserve any right of setoff) or right of subrogation of any kind against any debt, liability, or obligation due to the Debtors; and (v) acting or proceeding in any manner, in any place whatsoever, that does not conform to or comply with the provisions of the Plan.

(b) Upon the Bankruptcy Court's entry of the Confirmation Order, all Holders of Claims and Interests, and other parties in interest, along with their Related Persons, shall be enjoined from taking any actions to interfere with the implementation or substantial Consummation of this Plan by the Debtors, the Liquidating Trustee and/or their respective Related Persons, as applicable.

(c) By accepting Distributions pursuant to this Plan, each Holder of an Allowed Claim will be deemed to have specifically consented to the Injunctions set forth in this Section.

27. Exculpation. To the maximum extent permitted by applicable law, no Exculpated Party will have or incur, and each of the Exculpated Parties are hereby released and exculpated from, any claim, obligation, suit, judgment, damage, demand, debt, right, cause of action, remedy, loss, and liability for any claim arising on or after the Petition Date through the Effective Date in connection with or arising out of the filing or administration of the Chapter 11 Cases, the postpetition marketing and sale process, the postpetition purchase, sale, or rescission of the purchase or sale of any security or asset of the Debtors; the negotiation and pursuit of the Disclosure Statement, the Sale, the Plan, or the solicitation

of votes for, or confirmation of, the Plan; the funding or consummation of the Plan; the occurrence of the Effective Date; the DIP Credit Agreement; the post-Effective Date administration of the Plan or the property to be distributed under the Plan (including Liquidating Trust Assets); the creation of the Liquidating Trust; or the transactions in furtherance of any of the foregoing; except for actual fraud, gross negligence, criminal acts or willful misconduct, as determined by a Final Order, but in all respects such parties shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under this Plan. This exculpation shall be in addition to, and not in limitation of, all other releases, indemnities, exculpations and any other applicable law or rules protecting such Exculpated Parties from liability. Notwithstanding anything to the contrary in the foregoing, the exculpation set forth herein does not release any post-Effective Date obligation or liability of any Entity under the Plan or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan.

28. Releases by the Debtors. Except as otherwise expressly provided in the Plan or the Confirmation Order, on the Effective Date, for good and valuable consideration, to the fullest extent permissible under applicable law, each of the Debtors and their Estates, in each case, on behalf of themselves and their respective successors (including the Liquidating Trust), assigns, and representatives, and any and all other persons that may purport to assert any Cause of Action derivatively, by, through or on behalf of the foregoing Persons and Entities, shall, and shall be deemed to, completely and forever release, waive, void, extinguish and discharge unconditionally, each and all of the Released Parties of and from any and all Claims, Causes of Action, obligations, suits, judgments, damages, debts, rights, remedies and liabilities of any nature whatsoever, whether liquidated or unliquidated,

fixed or Contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise, that are or may be based on or relating to, in whole or in part, on any act, omission, transaction, event or other circumstance taking place or existing on or prior to the Effective Date (including prior to the Petition Date) in connection with or related to any of the Debtors, including, without limitation, (i) the Chapter 11 Cases; (ii) the combined Plan and Disclosure Statement; (iii) the subject matter of, or the transaction or events giving rise to, any claim or equity interest that is treated in this Plan; (iv) the business or contractual arrangements between any Debtor and any Released Party; (v) the negotiation, formulation or preparation of this combined Plan and Disclosure Statement, the Plan Supplement, or related agreements, instruments or other documents; (vi) the Sale or its related transaction documents, and the negotiation, formulation or preparation of the Sale and the related transaction documents; and (vii) the confirmation or Consummation of this Plan or the solicitation of votes on this Plan. The foregoing releases shall not extend to acts constituting willful misconduct, fraud, bad faith, or gross negligence as determined by Final Order.

29. Releases by Holders of Claims and Interests. Except as otherwise expressly provided in the Plan or the Confirmation Order, on the Effective Date, except (i) for the right to enforce the Plan and the Sale, and (ii) as otherwise expressly provided in the Plan or in the Confirmation Order, in exchange for good and valuable consideration, including the obligations of the Debtors under the Plan, to the fullest extent permissible under applicable law, the Released Parties shall be deemed conclusively, absolutely, unconditionally, irrevocably and forever released by the Releasing Parties in each case, from any and all Claims and Causes of Action, whether liquidated or unliquidated, fixed or

contingent, matured or unmatured, known or unknown, foreseen or unforeseen, asserted or unasserted, accrued or unaccrued, existing or hereinafter arising, in law or equity, whether arising under federal or state statutory or common law, or any other applicable international, foreign, or domestic law, rule, statute, regulation, treaty, right, duty, requirement or otherwise, that such entity would have been legally entitled to assert in their own right (whether individually, derivatively, or collectively) or on behalf of the holder of any Claim or Interest or other Person, based on or relating to, or in any manner arising prior to the Effective Date (including prior to the Petition Date), from, in whole or in part, the Debtors, the Chapter 11 Cases, the pre-and post-petition marketing and sale process, the Sale, the DIP Financing Facility or any related agreements, instruments, and other documents relating thereto, the purchase, sale, or rescission of the purchase or sale of any securities issued by the Debtors, the ownership of any securities issued by the Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the administration or implementation of the Plan, including the issuance or distribution of the Liquidating Trust Assets pursuant to the Plan, the creation of the Liquidating Trust, the business or contractual arrangements between any Debtor and any Released Party, the Disclosure Statement, the Plan (including any Plan Supplement), or the solicitation of votes with respect to the Plan, or any other act or omission, in all cases based upon any act or omission, transaction, agreement, event or other occurrence taking place on or before the Effective Date related or relating to the foregoing.

Notwithstanding anything to the contrary to the foregoing, the release set forth above does not release any post-Effective Date obligations of any Person under the Plan or any document, instrument, or agreement (including those set forth in the Plan Supplement)

executed to implement the Plan. Moreover, the foregoing release shall have no effect on the liability of, or any Causes of Action against, any Entity that results from any act or omission that is determined in a Final Order to have constituted actual fraud, willful misconduct, criminal acts, or gross negligence.

30. Executory Contracts and Unexpired Leases. Each Executory Contract or Unexpired Lease not previously rejected, assumed, or assumed and assigned (including any Executory Contract or Unexpired Lease assumed and assigned in connection with the Sale) shall be deemed automatically rejected in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code, unless such Executory Contract or Unexpired Lease (i) as of the Effective Date, is subject to a pending motion to assume or assume and assign such Unexpired Lease or Executory; (ii) is a D&O Policy or an insurance policy; or (iii) is identified for assumption on the Assumption Schedule included in the Plan Supplement, and such rejection is approved.

31. D&O Insurance Policies. Pursuant to section 9.17 of the Combined Disclosure Statement and Plan, as of the Effective Date, the Debtors shall be deemed to have assumed all of the D&O Insurance Policies (including any "tail policy" and all agreements, documents, or instruments related thereto in effect prior to the Effective Date) pursuant to sections 105(a) and 365(a) of the Bankruptcy Code, without the need for any further notice, action, order or approval of the Bankruptcy Court. Coverage for defense and indemnity under any of the D&O Insurance Policies shall remain in full force and effect subject to the terms and conditions of the D&O Insurance Policies. The assumption of the D&O Insurance Policies pursuant to section 9.17 of the Combined Disclosure Statement and Plan is approved.

32. Notice of Entry of Confirmation Order and Effective Date. Pursuant to Bankruptcy Rules 2002 and 3020(c), the Debtors are hereby authorized to serve a notice of entry of this Confirmation Order and the occurrence of the Effective Date on the Effective Date on all Holders of Claims against or Interests in the Debtors and all other Persons on whom the Confirmation Hearing Notice was served (with notice to Holders of Interests being sufficient to be served (i) via electronic notice through The Depository Trust Company's LENs platform and (ii) via email to their brokers, nominees, mailing agent(s), and applicable depository). The Notice of Confirmation and Effective Date shall constitute good and sufficient notice of the entry of this Confirmation Order and of the relief granted herein, including, without limitation, any bar dates and deadlines established under the Combined Disclosure Statement and Plan and this Confirmation Order, and no other or further notice of the entry of this Confirmation Order, the occurrence of the Effective Date, and any such bar dates and deadlines need be given.

33. After the Effective Date, the Debtors shall have authority to send a notice to Entities that to continue to receive documents pursuant to Bankruptcy Rule 2002, that such Entities must file a renewed request to receive documents pursuant to Bankruptcy Rule 2002. After the Effective Date, the Liquidating Trust is hereby authorized to limit the list of Entities receiving documents pursuant to Bankruptcy Rule 2002 to (i) those Entities who have filed such renewed requests and (ii) those Entities whose rights are affected by such documents.

34. Retention of Jurisdiction. Under sections 105(a) and 1142 of the Bankruptcy Code, and notwithstanding entry of this Confirmation Order and the occurrence of the Effective Date, on and after the Effective Date, this Court shall retain jurisdiction over all matters arising out of, or related to, these Chapter 11 Cases and the Combined Disclosure Statement and Plan to the fullest extent permitted by applicable law.

35. Rules Governing Conflicts Between Documents. In the event that any provision of the Combined Disclosure Statement and Plan is inconsistent with the provisions of, the Plan Supplement, the Liquidating Trust Agreement or any order in these Chapter 11 Cases, or any other agreement to be executed by any Person pursuant to the Combined Disclosure Statement and Plan, the provisions of the Combined Disclosure Statement and Plan shall control and take precedence; *provided*, *however*, that this Confirmation Order shall control and take precedence in the event of any inconsistency between this Confirmation Order, any provision of the Combined Disclosure Statement and Plan, and any of the foregoing documents.

36. Exemption from Transfer Taxes. Pursuant to Bankruptcy Code section 1146(a), the issuance, transfer, or exchange of a security, or the making or delivery of an instrument of transfer under a plan confirmed under section 1129 or 1191 of the Bankruptcy Code, may not be taxed under any law imposing a stamp tax or similar tax.

37. Securities Law Exemption. To the extent the Liquidating Trust Beneficiaries' interest in the Liquidating Trust is deemed to be a security, the Distribution under the Combined Disclosure Statement and Plan of interests in the Liquidation Trust, shall be exempt from registration under applicable securities laws pursuant to Bankruptcy Code section 1145(a), as amended.

38. Headings. Headings utilized herein are for convenience and reference only, and do not constitute a part of the Combined Disclosure Statement and Plan or this Confirmation Order for any other purpose.

39. Reversal. If any of the provisions of this Order are hereafter reversed, modified, or vacated by a subsequent order of the Court or any other court, such reversal, modification, or vacatur shall not affect the validity of the acts or obligations incurred or

undertaken under, or in connection with, the Combined Disclosure Statement and Plan prior to receipt of written notice of such order by the Debtors. Notwithstanding any such reversal, modification or vacatur of this Order, any such act or obligation incurred or undertaken pursuant to, and in reliance on, this Order prior to the effective date of such reversal, modification or vacatur shall be governed in all respects by the provisions of this Order, the Combined Disclosure Statement and Plan, all documents relating to the Combined Disclosure Statement and Plan and any amendments or modifications to any of the foregoing.

40. Reserved.

41. No Stay of Confirmation Order. Notwithstanding Bankruptcy Rules 3020(e) and 6004(h) and any other Bankruptcy Rule to the contrary, to the extent applicable, there is no reason for delay in the implementation of this Confirmation Order and, thus, this Confirmation Order shall be effective and enforceable immediately upon entry.

Dated: May 6th, 2024
Wilmington, Delaware

J. KATE STICKLES
UNITED STATES BANKRUPTCY JUDGE

Exhibit A

Combined Disclosure Statement and Plan

IN THE UNITED STATES BANKRUPTCY COURT FOR THE DISTRICT OF DELAWARE

In re:	Chapter 11
TREX WIND-DOWN, INC., *et al.*,	Case No. 23-11878 (JKS)
f/k/a Timber Pharmaceuticals, Inc.,[1]	(Jointly Administered)
Debtors.	

REVISED COMBINED DISCLOSURE STATEMENT AND JOINT CHAPTER 11 PLAN OF LIQUIDATION FOR TREX WIND-DOWN, INC. AND ITS AFFILIATED DEBTORS

MORRIS, NICHOLS, ARSHT & TUNNELL LLP
Eric D. Schwartz (No. 3134)
Andrew R. Remming (No. 5120)
Tamara K. Mann (No. 5643)
Scott D. Jones (No. 6672)
1201 Market Street, 16th Floor
Wilmington, Delaware 19801
Telephone: (302) 658-9200
Facsimile: (302) 658-3989
Email: eschwartz@morrisnichols.com
aremming@morrisnichols.com
tmann@morrisnichols.com
sjones@morrisnichols.com

Counsel to the Debtors and Debtors in Possession

May 6, 2024

[1] The Debtors in these Chapter 11 Cases, along with the last four digits of their U.S. federal tax identification number, are Trex Wind-down, Inc. (3182), Trex Wind-down, LLC (3698), and BioPharmX Inc. (5554). The Debtors' address is c/o VRS Restructuring Services, LLC, 377 Ocean Boulevard, Unit 5, Hampton, NH 03842.

TABLE OF CONTENTS

Page

DISCLAIMER

THIS COMBINED DISCLOSURE STATEMENT AND PLAN WAS COMPILED FROM INFORMATION OBTAINED FROM NUMEROUS SOURCES BELIEVED TO BE ACCURATE TO THE BEST OF THE DEBTORS' KNOWLEDGE, INFORMATION AND BELIEF. NO GOVERNMENTAL AUTHORITY HAS PASSED ON, CONFIRMED OR DETERMINED THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED HEREIN.

NOTHING STATED HEREIN SHALL BE (I) DEEMED OR CONSTRUED AS AN ADMISSION OF ANY FACT OR LIABILITY BY ANY PARTY, (II) ADMISSIBLE IN ANY PROCEEDING INVOLVING THE DEBTORS OR ANY OTHER PARTY, OR (III) DEEMED CONCLUSIVE EVIDENCE OF THE TAX OR OTHER LEGAL EFFECTS OF THE COMBINED DISCLOSURE STATEMENT AND PLAN ON THE DEBTORS OR HOLDERS OF CLAIMS OR INTERESTS. CERTAIN STATEMENTS CONTAINED HEREIN, BY NATURE, ARE FORWARD-LOOKING AND CONTAIN ESTIMATES AND ASSUMPTIONS. THERE CAN BE NO ASSURANCE THAT SUCH STATEMENTS WILL REFLECT ACTUAL OUTCOMES.

THE STATEMENTS CONTAINED HEREIN ARE MADE AS OF THE DATE HEREOF, UNLESS ANOTHER TIME IS SPECIFIED. THE DELIVERY OF THIS COMBINED DISCLOSURE STATEMENT AND PLAN SHALL NOT BE DEEMED OR CONSTRUED TO CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AT ANY TIME AFTER THE DATE HEREOF. HOLDERS OF CLAIMS OR INTERESTS SHOULD NOT CONSTRUE THE CONTENTS OF THIS COMBINED DISCLOSURE STATEMENT AND PLAN AS PROVIDING ANY LEGAL, BUSINESS, FINANCIAL OR TAX ADVICE. EACH SUCH HOLDER SHOULD CONSULT WITH ITS OWN LEGAL, BUSINESS, FINANCIAL AND TAX ADVISORS AS TO ANY SUCH MATTERS CONCERNING THE COMBINED DISCLOSURE STATEMENT AND PLAN AND THE TRANSACTIONS CONTEMPLATED HEREBY.

THE PLAN CONTEMPLATES THE CONTINUING LIQUIDATION OF THE DEBTORS, PAYMENTS TO CERTAIN CREDITORS AND THE ESTABLISHMENT OF A LIQUIDATING TRUST GOVERNED BY THIS PLAN AND THE LIQUIDATING TRUST AGREEMENT. THE LIQUIDATING TRUST AGREEMENT WILL SET FORTH THE RIGHTS, POWERS, DUTIES AND RESPONSIBILITIES OF THE LIQUIDATING TRUSTEE, AS SUPPLEMENTED BY THE PROVISIONS OF THIS PLAN.

NO PARTY IS AUTHORIZED TO GIVE ANY INFORMATION WITH RESPECT TO THE COMBINED DISCLOSURE STATEMENT AND PLAN OTHER THAN WHAT IS CONTAINED IN THIS COMBINED DISCLOSURE STATEMENT AND PLAN. NO REPRESENTATIONS CONCERNING THE DEBTORS, OR THE VALUE OF THEIR PROPERTY HAVE BEEN AUTHORIZED BY THE DEBTORS OTHER THAN AS SET FORTH IN THIS COMBINED DISCLOSURE STATEMENT AND PLAN. ANY INFORMATION, REPRESENTATIONS OR INDUCEMENTS MADE TO OBTAIN AN ACCEPTANCE OF THE COMBINED DISCLOSURE STATEMENT AND PLAN OTHER THAN, OR INCONSISTENT WITH, THE INFORMATION CONTAINED HEREIN SHOULD

NOT BE RELIED UPON BY ANY HOLDER OF A CLAIM OR INTEREST. THIS COMBINED DISCLOSURE STATEMENT AND PLAN HAS BEEN PREPARED IN ACCORDANCE WITH SECTION 1125 OF THE BANKRUPTCY CODE, BANKRUPTCY RULE 3016(b), AND LOCAL RULE 3017-2, AND NOT IN ACCORDANCE WITH FEDERAL OR STATE SECURITIES LAWS OR OTHER NON-APPLICABLE BANKRUPTCY LAWS. THIS COMBINED DISCLOSURE STATEMENT AND PLAN HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SEC NOR HAS THE SEC PASSED UPON THE ACCURACY OR ADEQUACY OF THE STATEMENTS CONTAINED HEREIN.

SEE ARTICLE V OF THIS COMBINED DISCLOSURE STATEMENT AND PLAN, ENTITLED "CERTAIN RISK FACTORS TO BE CONSIDERED PRIOR TO VOTING," FOR A DISCUSSION OF CERTAIN CONSIDERATIONS IN CONNECTION WITH A DECISION BY A HOLDER OF AN IMPAIRED CLAIM TO ACCEPT THE COMBINED DISCLOSURE STATEMENT AND PLAN.

HOLDERS OF CLAIMS ENTITLED TO VOTE TO ACCEPT OR REJECT THE PLAN MUST RELY ON THEIR OWN EVALUATION OF THE DEBTORS AND THEIR OWN ANALYSES OF THE TERMS OF THE PLAN IN DECIDING WHETHER TO VOTE TO ACCEPT OR REJECT THE PLAN. IMPORTANTLY, PRIOR TO DECIDING WHETHER AND HOW TO VOTE ON THE PLAN, EACH HOLDER OF A CLAIM IN A VOTING CLASS SHOULD REVIEW THE PLAN IN ITS ENTIRETY AND CONSIDER CAREFULLY ALL OF THE INFORMATION IN THE COMBINED DISCLOSURE STATEMENT AND PLAN.

IF THE PLAN IS CONFIRMED BY THE BANKRUPTCY COURT AND THE EFFECTIVE DATE OCCURS, ALL HOLDERS OF CLAIMS AGAINST AND INTERESTS IN THE DEBTORS (INCLUDING THOSE HOLDERS WHO DO NOT SUBMIT BALLOTS TO ACCEPT OR REJECT THE PLAN, WHO VOTE TO REJECT THE PLAN, OR WHO ARE NOT ENTITLED TO VOTE ON THE PLAN) WILL BE BOUND BY THE TERMS OF THE PLAN AND THE TRANSACTIONS CONTEMPLATED THEREBY.

INTRODUCTION

Trex Wind-down, Inc. (f/k/a Timber Pharmaceuticals, Inc.), Trex Wind-down, LLC (f/k/a Timber Pharmaceuticals LLC) and BioPharmX Inc., the debtors and debtors in possession in these Chapter 11 Cases propose the following combined Disclosure Statement and Plan for the liquidation of the Debtors' remaining assets and Distribution of the proceeds of the Estates' assets to the Holders of Allowed Claims against the Debtors as set forth herein. Each Debtor is a proponent of the Plan within the meaning of section 1129 of the Bankruptcy Code.

This combined Disclosure Statement and Plan contains, among other things, a discussion of the Debtors' history, businesses, properties, operations, the Chapter 11 Cases, risk factors, summary and analysis of this Plan, and certain other related matters.

ALL HOLDERS OF CLAIMS AGAINST THE DEBTORS ARE ENCOURAGED TO READ THE COMBINED DISCLOSURE STATEMENT AND PLAN IN ITS ENTIRETY, AND TO

CONSULT WITH AN ATTORNEY, BEFORE VOTING TO ACCEPT OR REJECT THE PLAN. SUBJECT TO CERTAIN RESTRICTIONS AND REQUIREMENTS SET FORTH IN SECTION 1127 OF THE BANKRUPTCY CODE, BANKRUPTCY RULE 3019, AND IN THE PLAN, THE DEBTORS RESERVE THE RIGHT TO ALTER, AMEND, MODIFY, REVOKE OR WITHDRAW THE PLAN, OR ANY PART THEREOF, PRIOR TO ITS SUBSTANTIAL CONSUMMATION.

ARTICLE I
DEFINED TERMS AND RULES OF INTERPRETATION

Defined Terms

1.1 "503(b)(9) Claims" means Claims arising under section 503(b)(9) of the Bankruptcy Code Filed against any of the Debtors on or before the General Bar Date.

1.2 "Administrative Claim" means any Claim for costs and expenses of administration during the Chapter 11 Cases pursuant to sections 328, 330, 363, 364(c)(1), 365, 503(b), 507(a)(2) or 507(b) of the Bankruptcy Code, including, (i) Fee Claims and (ii) U.S. Trustee Fees.

1.3 "Administrative Claim Bar Date" means February 23, 2024, for Administrative Claims arising on or after the Petition Date through January 19, 2024.

1.4 "Second Administrative Claim Bar Date" means the date that is thirty (30) days following service of notice of the occurrence of the Effective Date, for Administrative Claims arising on or after January 20, 2024.

1.5 "Affiliate" has the meaning set forth in section 101(2) of the Bankruptcy Code.

1.6 "Allowed" means, with reference to any Claim, a Claim or any portion thereof (i) arising on or before the Effective Date as to which a Proof of Claim has been filed and (A) no objection to allowance or priority, and no request for estimation or other challenge, including, without limitation, pursuant to section 502(d) of the Bankruptcy Code or otherwise, has been interposed and not withdrawn within the applicable period fixed by the Plan or applicable law, or (B) any objection has been determined in favor of the Holder of the Claim by a Final Order; (ii) that is compromised, settled, or otherwise resolved pursuant to the authority of the Debtors or the Liquidating Trustee, as applicable; (iii) as to which the liability of the Debtors or the Liquidating Trust, as applicable, and the amount thereof are determined by a Final Order of a court of competent jurisdiction; (iv) that is listed in the Schedules as liquidated, non-contingent, and undisputed, and is not superseded by a Proof of Claim (provided, however, that to the extent that the Holder of a Claim listed in the Schedules of multiple Debtors is superseded by a Proof of Claim filed against one or more Debtors, any such Claims listed on the Schedules for such Holder shall not be deemed Allowed); or (v) otherwise expressly allowed hereunder; provided, notwithstanding the foregoing, (x) unless expressly waived by the Plan, the Allowed amount of Claims shall be subject to, and shall not exceed the limitations or maximum amounts permitted by the Bankruptcy Code, including sections 502 or 503 of the Bankruptcy Code, to the extent applicable, and (y) the Liquidating Trustee shall retain all claims and defenses with respect to Allowed Claims that are

Unimpaired pursuant to the Plan; *provided, further*, that any Claim (i) paid or required to be paid by a purchaser pursuant to a Bankruptcy Court-approved purchase agreement or order approving a sale of certain of the Debtors' assets during the course of these Chapter 11 Cases or (ii) listed in the Schedules that has been paid by the Debtors (w) after the Petition Date pursuant to an order of the Bankruptcy Court, (x) before the Petition Date and was inadvertently listed in the Schedules, or (y) paid by the Debtors or a Bankruptcy Court-approved purchaser pursuant to a Bankruptcy Court-approved purchase agreement or order approving a sale of certain of the Debtors' assets during the course of these Chapter 11 Cases as an assumed liability, shall not be considered an Allowed Claim to the extent a notice of satisfaction of Claim has been filed or will be filed by the Debtors or Liquidating Trustee prior to the Claims Objection Deadline with respect to such Claim and the Holder of such Claim fails to object to or respond to such notice of satisfaction, in which case such Claim shall instead be deemed Disallowed.

1.7 "Amended Schedules Bar Date" means the later of (i) the General Bar Date or the Governmental Bar Date (only if applicable) and (ii) the date that is thirty (30) days following service of notice of an amendment to the Debtors' Schedules.

1.8 "Asset Purchase Agreement" shall mean (i) the Asset Purchase Agreement, by and among LEO Pharma A/S and LEO Spiny Merger Sub, Inc. as Buyers and Timber Pharmaceuticals, Inc., Timber Pharmaceuticals LLC and BioPharmX Inc. as Sellers, dated November 17, 2023, including for each such asset purchase agreement all schedules and exhibits thereto, and any further amendments entered into from time to time.

1.9 "Assumption Schedule" means the schedule of Executory Contracts and Unexpired Leases to be assumed or assumed and assigned by the Debtors pursuant to the Plan, section 365 of the Bankruptcy Code and Article XI hereof, which will be included in the Plan Supplement, as may be amended, modified or supplemented from time to time in accordance with the Confirmation Order.

1.10 "Avoidance Action" means any and all actual or potential claims and causes of action arising under and/or assertable by the Debtors under chapter 5 of the Bankruptcy Code (including, but not limited to, sections 502(d), 510, 542 through 551, 553, and 724(a) of the Bankruptcy Code), including any claim or cause of action to avoid a transfer of property or an obligation incurred by the Debtors, equitable subordination or recovery actions or proceedings, or under similar or related state or federal statutes and common law of the United States or similar applicable foreign laws or regulations, including fraudulent transfer laws.

1.11 "Ballot" means the form approved by the Bankruptcy Court and distributed to Holders of Claims entitled to vote to accept or reject the Plan.

1.12 "Bankruptcy Code" means title 11 of the United States Code, 11 U.S.C. §§ 101 *et seq.*, and as such title has been, or may be, amended from time to time, to the extent that any such amendment is applicable to these Chapter 11 Cases.

1.13 "Bankruptcy Court" means the United States Bankruptcy Court for the District of Delaware.

1.14 "Bankruptcy Rules" means the Federal Rules of Bankruptcy Procedure, the Official Bankruptcy Forms or the Local Rules of the Bankruptcy Court, and as each has been, or may be, amended from time to time, to the extent that any such amendment is applicable to these Chapter 11 Cases.

1.15 "Bar Date" means, with respect to any particular Claim, the applicable date set by the Bankruptcy Court as the last day for filing a proof of claim or a request for allowance of an Administrative Claim or a proof of interest, against the Debtors in these Chapter 11 Cases for the applicable Claim or Interest.

1.16 "Bar Date Motion" means the Debtors' Motion for Entry of an Order (I) Establishing Certain Bar Dates for Filing Prepetition Claims and Administrative Expense Claims Against the Debtors, and (II) Granting Related Relief, Including Notice and Filing Procedures (D.I. 149).

1.17 "Bar Date Order" means the Order (I) Establishing Certain Bar Dates for Filing Prepetition Claims and Administrative Expense Claims Against the Debtors, and (II) Granting Related Relief, Including Notice and Filing Procedures (D.I. 181).

1.18 "BioPharmX" means Debtor BioPharmX Inc.

1.19 "Business Day" means any day, other than a Saturday, Sunday or a legal holiday (as used in Bankruptcy Rule 9006(a)).

1.20 "Cash" means legal tender of the United States of America or its equivalents, including but not limited to bank deposits, checks and other similar items.

1.21 "Causes of Action" means any and all actions, suits, claims for relief, causes of action, Chapter 5 Causes of Action, accounts, controversies, agreements, promises, rights to legal remedies, rights to equitable remedies, rights to payment and claims of the Debtors and their Estates against any Person or Entity, whether known or unknown, reduced to judgment, not reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, secured, unsecured and whether asserted or assertable directly or derivatively, in law, equity or otherwise, whether arising prior to or after the Petition Date. For the avoidance of doubt, the definition of Causes of Action includes, without limitation: (a) any rights of setoff, counterclaim, or recoupment and any claims under contracts or for breaches of duties imposed by law or in equity or (b) the right to object to or otherwise contest Claims or Interests.

1.22 "Chapter 5 Causes of Action" mean any and all actual or potential claims and causes of action arising under Chapter 5 of the Bankruptcy Code, including claims, rights and causes of action arising under sections 544, 545, 547, 548, 549, 550, 551 and 553(b) of the Bankruptcy Code, including but not limited to, the recovery of preferences and fraudulent transfers from any entity that received cash or any other interest in property from any Debtor.

1.23 "Chapter 11 Cases" means the jointly administered cases of the Debtors under chapter 11 of the Bankruptcy Code styled *In re Trex Wind-down, Inc., et al.*, and formerly styled as *In re Timber Pharmaceuticals, Inc., et al.*, Case No. 23-11878 (JKS).

1.24 "Claim" means a claim against any Debtor or Debtors, as such term is defined in section 101(5) of the Bankruptcy Code including, without limitation, any Claim arising after the Petition Date.

1.25 "Claims Agent" means the Debtors' claims agent, Kroll Restructuring Administration LLC ("Kroll").

1.26 "Claims Objection Deadline" means one (1) year after the Effective Date, or such later date as may be ordered by the Bankruptcy Court; *provided, however*, that the Liquidating Trustee may seek extensions of this date from the Bankruptcy Court and to the extent a motion is filed prior to the expiration of the Claims Objection Deadline (as may be extended by the Bankruptcy Court) seeking any such extensions of this date, the Claims Objection Deadline shall be automatically extended until the Bankruptcy Court rules on such motion.

1.27 "Class" means a group of Claims or Interests described in Article II of this Plan.

1.28 "Confirmation" means the entry of the Confirmation Order on the docket of these Chapter 11 Cases.

1.29 "Confirmation Date" means the date the Bankruptcy Court enters the Confirmation Order on the docket of these Chapter 11 Cases.

1.30 "Confirmation Hearing" means the hearing held by the Bankruptcy Court to consider confirmation of the Plan pursuant to section 1128 of the Bankruptcy Code.

1.31 "Confirmation Order" means the order of the Bankruptcy Court confirming this Plan pursuant to, among others, section 1129 of the Bankruptcy Code.

1.32 "Consummation" means the occurrence of the Effective Date of the Plan.

1.33 "Cure Obligation" means all obligations required to cure any defaults, to the extent required by section 365 of the Bankruptcy Code, under any Executory Contract or Unexpired Lease that is to be assumed or assumed and assigned by the Debtors pursuant to Article XI hereof and sections 365 and 1123 of the Bankruptcy Code.

1.34 "D&O" means any current or former officer, director or manager of any of the Debtors, solely in his or her capacity as such.

1.35 "D&O Insurance Policy" means all insurance policies (including but not limited to any "tail policy") issued or providing coverage for liabilities against any of the Debtors' D&Os, and all agreements, documents or instruments relating thereto.

1.36 "Debtors" means Trex Wind-down, Inc. (f/k/a Timber Pharmaceuticals, Inc.), Trex Wind-down, LLC (f/k/a Timber Pharmaceuticals LLC), and BioPharmX Inc.

1.37 "DIP Credit Agreement" means that certain Senior Secured Superpriority Priming Debtor-in-Possession Credit Agreement, entered into by the Debtors and the DIP Lender, as the same may be modified, amended or supplemented from time to time, in accordance with the terms thereof.

1.38 "DIP Financing Order" means the Final Order (I) Authorizing Debtors to Obtain Postpetition Financing (II) Granting Security Interests and Superpriority Administrative Expense Status; (III) Granting Adequate Protection; (IV) Modifying the Automatic Stay; (V) Authorizing the Use of Cash Collateral; and (VI) Granting Related Relief (D.I. 125).

1.39 "DIP Financing Facility" means the loan facility authorized by the DIP Financing Order.

1.40 "DIP Lender" means LEO US Holding, Inc.

1.41 "Disallowed" means with respect to any Claim or portion thereof, any Claim against any of the Debtors which: (i) has been disallowed, in whole or part, by a Final Order; (ii) has been withdrawn by agreement of the Holder thereof and the Debtors or Liquidating Trustee in whole or in part; (iii) has been withdrawn, in whole or in part, by the Holder thereof; (iv) if listed in the Schedules as zero or as disputed, contingent, partially liquidated or unliquidated and in respect of which a proof of Claim has not been timely Filed or deemed timely Filed pursuant to the Plan, the Bankruptcy Code or any Final Order or other applicable law; (v) has been reclassified, expunged, subordinated or estimated to the extent that such reclassification, expungement, subordination or estimation results in a reduction in the Filed amount of any proof of Claim or proof of Interest; (vi) was not timely or properly Filed; (vii) is unenforceable to the extent provided in section 502(b) of the Bankruptcy Code; (viii) has been (x) paid or required to be paid by a purchaser pursuant to a Bankruptcy Court-approved purchase agreement or order approving a sale of certain of the Debtors' assets during the course of these Chapter 11 Cases, or (y) listed in the Schedules in an amount greater than zero and as non-contingent, liquidated and undisputed and been paid by the Debtors (a) after the Petition Date pursuant to an order of the Bankruptcy Court, (b) before the Petition Date and was inadvertently listed in the Schedules, or (c) paid by the Debtors or a Bankruptcy Court-approved purchaser pursuant to a Bankruptcy Court-approved purchase agreement or order approving a sale of certain of the Debtors' assets during the course of these Chapter 11 Cases as an assumed liability, and with respect to such Claim, a notice of satisfaction of Claim has been filed or will be filed prior to the Claims Objection Deadline with respect to such Claim and the Holder of such Claim fails to object to or respond to such notice of satisfaction, in which case such Claim shall be deemed Disallowed; and (ix) where the Holder of a Claim is a Person or Entity from which property is recoverable under sections 542, 543, 550 or 553 of the Bankruptcy Code or that is a transferee of a transfer avoidable under sections 522(f), 522(h), 544, 545, 547, 548, 549 or 724(a) of the Bankruptcy Code, unless such Person, Entity or transferee has paid the amount, or turned over any such Property, for which such Person, Entity or transferee is liable under section 522(i), 542, 543, 550 or 553 of the Bankruptcy Code. In each case a Disallowed Claim is disallowed only to the extent of disallowance, withdrawal, reclassification, satisfaction, expungement, subordination, or estimation.

1.42 "Disclosure Statement" means the disclosure statement, as amended, supplemented or modified from time to time, that is embodied within this combined Disclosure

Statement and Plan and distributed in accordance with, among others, sections 1125, 1126(b) and 1145 of the Bankruptcy Code, Bankruptcy Rule 3017, Local Rule 3017-2 and other applicable law.

1.43 "Disputed Claim" means any Claim or Interest which has not yet been Allowed or Disallowed in accordance with the terms of this Plan. For the purposes of this Plan, a Claim shall be considered a Disputed Claim in its entirety before the time that an objection has been or may be filed if: (a) the amount or classification of the Claim specified in a relevant Proof of Claim exceeds the amount or classification of any corresponding Claim scheduled in the Debtors' Schedules of assets and liabilities; (b) any corresponding Claim scheduled by the Debtors has been scheduled as disputed, contingent or unliquidated; or (c) no corresponding Claim has been scheduled by the Debtors in their Schedules of assets and liabilities.

1.44 "Disputed Claims Reserve" means Liquidating Trust Assets allocable to Disputed Claims.

1.45 "Distribution" means the distribution of Cash or other property, as the case may be, in accordance with this Plan in respect of the Holder's Allowed Claim.

1.46 "Distribution Address" means the address for a Holder set forth in a Proof of Claim, as amended or supplemented. If no Proof of Claim is filed with respect to a particular Claim, such defined term means the address for the Holder set forth in the Debtors' Schedules of assets and liabilities.

1.47 "Distribution Date" means a date or dates, including the Initial Distribution Date, as determined by the Liquidating Trustee when Distributions will be made under the Plan to Holders of Allowed Claims.

1.48 "Distribution Record Date" means the record date for purposes of making Distributions under this Plan on account of Allowed Claims, which shall be the Confirmation Date.

1.49 "Effective Date" means the first date on which all of the conditions of Section 14.2 of the Plan have been satisfied or have been waived in writing.

1.50 "Entity" has the meaning set forth in section 101(15) of the Bankruptcy Code.

1.51 "Estate" or "Estates" means individually or collectively, the estate of each Debtor created under section 541 of the Bankruptcy Code on the Petition Date.

1.52 "Exculpated Parties" means collectively, and in each case in its capacity as such: (i) the Debtors; (ii) the current and former directors and officers of the Debtors who served at any time between the Petition Date and the Effective Date; and (iii) the Debtors' attorneys, financial advisors, consultants, or other professionals or advisors.

1.53 "Executory Contract" means a contract to which one or more of the Debtors is a party that is subject to assumption or rejection under sections 365 or 1123 of the Bankruptcy Code.

1.54 "Fee Claim" means a Claim for compensation or reimbursement of expenses of a Professional pursuant to section 327, 328, 330, 331 or 503(b) of the Bankruptcy Code in connection with the Chapter 11 Cases. "Fee Claim" does not include any Claim for compensation or reimbursement of expenses related to services rendered after the Effective Date by the Liquidating Trustee Professionals.

1.55 "File," "Filed," or "Filing" means, respectively, file, filed or filing with the Bankruptcy Court or Kroll in these Chapter 11 Cases.

1.56 "Final Order" means an order or judgment of the Bankruptcy Court, as entered on the docket of the Bankruptcy Court, that has not been reversed, stayed, modified, or amended, and as to which (a) the time to appeal, seek review or rehearing or petition for *certiorari* has expired and no timely filed appeal or petition for review, rehearing, remand or *certiorari* is pending, or (b) any appeal taken or petition for *certiorari* filed has been resolved by the highest court to which the order or judgment was appealed or from which *certiorari* was sought; *provided, however*, that the possibility that a motion under section 502(j) of the Bankruptcy Code, Rule 59 or Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules or other rules governing procedure in cases before the Bankruptcy Court, may be filed with respect to such order shall not cause such order not to be a Final Order.

1.57 "First Day Declaration" means the Declaration of John Koconis in Support of Debtors' Chapter 11 Petitions and First Day Motions [D.I. 18].

1.58 "General Bar Date" means February 23, 2024 for each person or entity, other than a Governmental Unit, to file a Proof of Claim in respect of any prepetition Claim against any of the Debtors, including, without limitation, any Secured Claim, General Unsecured Claim, Priority Claim or a Claim asserted under section 503(b)(9) of the Bankruptcy Code for goods delivered and received by any of the Debtors within 20 days before the Petition Date.

1.59 "General Unsecured Claim" means any unsecured nonpriority Claim against the Debtors, other than Intercompany Claims or Subordinated Claims. General Unsecured Claims shall not include Claims that are not Allowed or are released, whether by operation of law or pursuant to order of the Bankruptcy Court, written release or settlement, the provisions of the Plan or otherwise.

1.60 "Governmental Unit" has the meaning set forth in section 101(27) of the Bankruptcy Code.

1.61 "Government Bar Date" means May 15, 2024 as the deadline by which a Governmental Unit must file a Proof of Claim in respect to a prepetition Claim against any of the Debtors.

1.62 "Holder" or "Holders" means a Person or an Entity holding a Claim or Interest.

1.63 "Impaired" means, when used in reference to a Claim or Interest, a Claim or Interest that is impaired within the meaning of section 1124 of the Bankruptcy Code.

1.64 "Impaired Class" means a Class of Claims or Interests that is Impaired.

1.65 "Initial Distribution" means the first Distribution that the Liquidating Trustee makes to Holders of Allowed Claims.

1.66 "Initial Distribution Date" means the date selected by the Liquidating Trustee which date shall be on or as soon as reasonably practicable after the Effective Date, on which the Liquidating Trustee will make the Initial Distribution.

1.67 "Insider" has the meaning set forth in section 101(31) of the Bankruptcy Code.

1.68 "Intercompany Claims" means a Claim by a Debtor against another Debtor or its direct or indirect subsidiary or affiliate.

1.69 "Intercompany Interest" means an Interest held by a Debtor or a direct or indirect subsidiary or affiliate of a Debtor in another Debtor or a direct or indirect subsidiary or affiliate of a Debtor.

1.70 "Interest" means any equity security (as defined in section 101(16) of the Bankruptcy Code) of a Debtor, including all shares, common stock, preferred stock, or other instrument evidencing any fixed or contingent ownership interest in any Debtor, whether or not transferable, and any option, warrant, or other right, contractual or otherwise, to acquire any such interest in the Debtors, whether fully vested or vesting in the future, including, without limitation, equity or equity-based incentives, grants, or other instruments issued, granted or promised to be granted to current or former employees, directors, officers, or contractors of the Debtors.

1.71 "Interim Approval and Procedures Order" means the Order (I) Approving the Combined Disclosure Statement and Plan on an Interim Basis for Solicitation Purposes Only; (II) Establishing Procedures for Solicitation and Tabulation of Votes to Accept or Reject the Combined Disclosure Statement and Plan; (III) Approving the Form of Ballots and Solicitation Packages; (IV) Establishing the Voting Record Date; (V) Scheduling a Combined Hearing for Final Approval of the Adequacy of Disclosures in, and Confirmation of, the Combined Disclosure Statement and Plan; and (VI) Granting Related Relief (D.I. 296).

1.72 "Interim Compensation Procedures Order" means the Order Establishing Procedures for Interim Compensation and Reimbursement of Expenses of Professionals (D.I. 172).

1.73 "LEO" means LEO Pharma A/S, and/or LEO Spiny Merger Sub, Inc.

1.74 "LEO Parent" means LEO US Holding, Inc.

1.75 "LEO Sale Order" means the Order (A) Authorizing the Sale of the Debtors' Assets Free and Clear of all Liens, Claims, Interests, and Encumbrances: (B) Approving

Assumption and Assignment of the Assigned Contracts; and (C) Granting Related Relief (D.I. 205).

1.76 "Lien" means: (a) a judicial lien as defined in section 101(36) of the Bankruptcy Code; (b) a lien as defined in section 101(37) of the Bankruptcy Code; (c) a security interest as defined in section 101(51) of the Bankruptcy Code; (d) a statutory lien as defined in section 101(53) of the Bankruptcy Code; and (e) any other lien, interest, charge or encumbrance.

1.77 "Liquidating Trust" means that certain trust established pursuant to Article IX hereof and the Liquidating Trust Agreement to, among other things, hold and, as applicable, monetize the Liquidating Trust Assets (including though the assertion of Causes of Action), make Distributions to Holders of Allowed Claims pursuant to this Plan and wind-down the Debtors' estates after the Effective Date.

1.78 "Liquidating Trust Agreement" means the trust agreement to be filed as part of the Plan Supplement, which will, among other things: (a) establish and govern the Liquidating Trust; (b) set forth the respective powers, duties and responsibilities of the Liquidating Trustee; and (c) provide for Distributions to Holders of Allowed Claims in accordance with Article XII hereof.

1.79 "Liquidating Trust Assets" means the Retained Assets held by the Debtors as of the Effective Date, all of which are being transferred pursuant to this Plan to the Liquidating Trust upon the Effective Date.

1.80 "Liquidating Trust Expenses" means any and all reasonable fees, costs and expenses incurred by the Liquidating Trust or the Liquidating Trustee (or any professional or other Person retained by the Liquidating Trustee) on or after the Effective Date in connection with any of their duties under the Plan and the Liquidating Trust Agreement, including any administrative fees, attorneys' fees and expenses, insurance fees, taxes and escrow expenses.

1.81 "Liquidating Trustee" means Jeffrey T. Varsalone, who will be appointed as of the Effective Date as trustee of the Liquidating Trust and shall be responsible for the duties, powers, and affairs of the Liquidating Trust in accordance with the Liquidating Trust Agreement.

1.82 "Liquidating Trustee Professionals" means the agents, financial advisors, attorneys, consultants, independent contractors, representatives and other professionals retained by the Liquidating Trustee (in their capacities as such).

1.83 "Local Rules" means the Local Rules of Bankruptcy Practice and Procedure of the United States Bankruptcy Court for the District of Delaware.

1.84 "Objection" means any objection, application, motion, complaint or any other legal action seeking, in whole or in part, to disallow, determine, liquidate, classify, reclassify, establish the priority of, expunge, subordinate or estimate any Claim (including any objection or opposition to any request for allowance or payment of any Administrative Claim).

1.85 "Other Priority Claim" means any Claim entitled to priority under section 507(a) of the Bankruptcy Code that is not a Tax Claim.

1.86 "Other Secured Claim" means a Claim, other than a Prepetition Secured Claim, that is: (a) secured by a valid and perfected Lien on property in which an Estate has an interest, but only to the extent of the value of the Holder's interest in the applicable Estate's interest in such property as determined pursuant to section 506(a) of the Bankruptcy Code or (b) subject to setoff under section 553 of the Bankruptcy Code, but only to the extent of the amount subject to setoff, as determined pursuant to section 553 of the Bankruptcy Code.

1.87 "Person" is defined in section 101(41) of the Bankruptcy Code.

1.88 "Petition Date" means November 17, 2023, the date the Debtors commenced these Chapter 11 Cases in the Bankruptcy Court.

1.89 "Plan" means this plan of liquidation under chapter 11 of the Bankruptcy Code, together with any amendments or modifications hereto as the Debtors may file hereafter in accordance with the terms of this Plan.

1.90 "Plan Documents" means the documents, other than this Plan, to be executed, delivered, assumed or performed in connection with the Consummation of this Plan, including, without limitation, the documents to be included in the Plan Supplement and any and all exhibits to the Plan and the Disclosure Statement.

1.91 "Plan Supplement" means the supplemental appendix to this Plan, filed with the Bankruptcy Court not less than seven (7) calendar days prior to the Voting Deadline, which contains, among other things: (a) draft forms or signed copies, as the case may be, of the Liquidating Trust Agreement; (b) the Schedule of Assumed Executory Contracts and Unexpired Leases, if any; and (c) any schedules, lists or documents that supplement or clarify aspects of this Plan and are identified as part of the Plan Supplement.

1.92 "Pro Rata" means the proportion that an Allowed Claim in a particular Class bears to the aggregate amount of Allowed Claims in that respective Class, or the proportion that Allowed Claims in a particular Class bear to the aggregate amount of Allowed Claims in a particular Class and other Classes entitled to share in the same recovery as such Allowed Claim under the Plan, as applicable.

1.93 "Professional" or collectively "Professionals," means any professional Person or Entity employed in these Chapter 11 Cases by Bankruptcy Court order pursuant to sections 327, 328 or363 of the Bankruptcy Code.

1.94 "Professional Fees Account" shall mean the professional fee escrow account maintained by VRS Restructuring Services, LLC ("VRS") which has been funded by the Debtors in accordance with the DIP Financing Order (at ¶ 26(b)) and/or will be additionally funded, to the extent necessary, pursuant to section 6.2 of the Plan for the purpose of payment of Allowed Fee Claims. For the avoidance of doubt, the Professional Fees Account, and all funds held therein, are (and shall be deemed) held in trust by VRS exclusively for the benefit of the Professionals, and shall be available only to satisfy Allowed Fee Claims (to the extent unpaid).

Any remaining funds in the Professional Fees Account from and after final allowance and payment in full of all Allowed Fee Claims shall revert to the Debtors' estates and/or the Liquidating Trust and be deemed Liquidating Trust Assets.

1.95 "Proof of Claim" means a proof of Claim filed against any of the Debtors in these Chapter 11 Cases.

1.96 "Purchasers" means LEO Pharma A/S, and LEO Spiny Merger Sub, Inc.

1.97 "Rejection Damages Bar Date" means the later of (i) the General Bar Date or the Government Bar Date (only if applicable) and (ii) the date that is thirty (30) days following service of an order approving rejection of an Executory Contract or Unexpired Lease.

1.98 "Related Persons" means collectively with respect to any Person, such Person's predecessors, successors, assigns and present and former Affiliates (whether by operation of law or otherwise) and subsidiaries, and each of their respective current and former officers, directors, principals, employees, equity holders (regardless of whether such interests are held directly or indirectly), members, managers, managed accounts or funds, fund advisors, advisory or committee board members, partners, agents, advisors, financial advisors, attorneys, accountants, investment bankers, consultants, representatives and other professionals, in each case acting in such capacity at any time.

1.99 "Released Party" means collectively, and in each case, solely in their respective capacities as such: (i) the Debtors; (ii) the current and former directors, officers, agents, members of management and other employees of the Debtors; (iii) the Wind-Down Estates; (iv) the Liquidating Trustee; and (v) any Related Persons, to the extent such parties are or were acting in such capacity of or for any of the Persons identified in (i) through (iv) above.

1.100 "Releasing Parties" means collectively, and in each case, solely in their respective capacities as such: (i) each Released Party (other than their Related Persons); (ii) all holders of Claims that are deemed to accept this Plan but have not formally or informally objected in writing to the Plan; (iii) all holders of Claims that vote to accept this Plan but do not opt out of granting the voluntary releases contained in Section 10.7 of the Plan by checking the "opt out" box on the Ballot and returning it in accordance with the instructions set forth thereon; (iv) all holders of Claims whose vote to accept or reject the Plan is solicited but that do not vote either to accept or to reject the Plan and do not opt out of granting the voluntary releases contained in Section 10.7 of the Plan by checking the "opt out" box on the Ballot and returning it in accordance with the instructions set forth thereon; (v) the holders of all Claims or Interests that vote, or are deemed, to reject the Plan but do not opt out of granting the voluntary releases contained in Section 10.7 of the Plan by checking the "opt out" box on the Opt-Out Election Form or Ballot and returning it in accordance with the instructions set forth thereon; and (vi) with respect to any Person or Entity in the foregoing clauses (i) through (vi), the Related Person of such Person or Entity solely in their capacity as such to the extent such Related Person would be obligated to grant a release under applicable non-bankruptcy law if directed by such Person or Entity; provided, however that any Person or Entity in a voting class whose solicitation package was returned as undeliverable shall not be a Releasing Party.

1.101 "Retained Assets" means all assets of the Debtors and the Estates, including, but not limited to: (a) all of the Debtors' Cash; (b) all Retained Causes of Action; (c) all rights of setoff, recoupment, and other defenses against Claims; (d) all of the Debtors' rights under the Asset Purchase Agreement and any other documents related to the Sale; (e) all of the Debtors' bank accounts; (f) all documents, communications and information, without regard to whether such documents, communications and information are subject to the attorney-client privilege not transferred as part of the Sale; and (g) any other assets and any proceeds realized or received from such assets that were not sold pursuant to the Sale Order, if any, existing immediately prior to the Effective Date.

1.102 "Retained Causes of Action" means any and all Causes of Action as of the Effective Date (for the avoidance of doubt, not including Causes of Action sold pursuant to the Sale Orders), whether direct or derivative, that are not waived, released, compromised or settled pursuant to this Plan or a Bankruptcy Court order (including the LEO Sale Order), which shall vest in the Liquidating Trust.

1.103 "Sale" means the sale of the Debtors' assets to the Purchasers pursuant to the LEO Sale Order.

1.104 "Sale Motion" means the Motion of Debtors for Entry of Orders (I)(A) Authorizing and Establishing Bidding Procedures for the Sale of Substantially all of the Debtors' Assets; (B) Authorizing the Debtors to enter into the Stalking Horse Asset Purchase Agreement and Approving Related Stalking Horse Bid Protections; (C) Establishing Notice and Procedures Relating to the Assumption and Assignment of Executory Contracts and Unexpired Leases; (D) Scheduling an Auction and Approving Sale Hearing and Approving the Form and Manner of Notice Thereof; and (F) Granting Related Relief; (II)(A) Approving the Sale of the Debtors' Assets Free and Clear of Liens, Claims, Interests and Encumbrances, (B) Approving the Assumption and Assignment of Executory Contracts and Unexpired Leases, and (C) Granting Related Relief (D.I. 3).

1.105 "Schedules" mean the schedules of assets and liabilities, schedules of Executory Contracts and Unexpired Leases and statements of financial affairs Filed by the Debtors pursuant to section 521 of the Bankruptcy Code and in substantial accordance with the Official Bankruptcy Forms, as the same may have been amended, modified or supplemented from time to time.

1.106 "Secured Claim" means, pursuant to section 506 of the Bankruptcy Code, that portion of a Claim that is (a) secured by a valid, perfected and enforceable security interest, lien, mortgage, or other encumbrance, that is not subject to avoidance under applicable bankruptcy or nonbankruptcy law, in or upon any right, title or interest of the Debtors in and to property of the Estate, to the extent of the value of the holder's interest in such property as of the relevant determination date, or (b) Allowed as such pursuant to the terms of this Plan (subject to the Confirmation Order becoming a Final Order). The defined term Secured Claim includes any Claim that is (a) subject to an offset right under applicable law as of the Petition Date, and (b) a secured claim against the Debtors pursuant to sections 506(a) and 553 of the Bankruptcy Code.

1.107 "Solicitation Materials" means all solicitation materials with respect to the Plan, including the Disclosure Statement and related Ballots, which have been approved by the Bankruptcy Court pursuant to the Interim Approval and Procedures Order.

1.108 "Subordinated Claim" means any Claim subject to subordination, whether pursuant to a Final Order of the Bankruptcy Court under section 510 of the Bankruptcy Code or by written consent of the Holder of such Claim, whether such Final Order is entered or such consent is given prior to or following the Effective Date.

1.109 "Tax Claim" means any Claim of a Governmental Unit of the kind entitled to priority in payment under sections 502(i) and 507(a)(8) of the Bankruptcy Code.

1.110 "Trex" means Debtor Trex Wind-down, Inc. (f/k/a Timber Pharmaceuticals, Inc.).

1.111 "Trex LLC" means Debtor Trex Wind-down, LLC (f/k/a Timber Pharmaceuticals LLC).

1.112 "Unexpired Lease" means a lease to which one or more of the Debtors is a party that is subject to assumption or rejection under sections 365 or 1123 of the Bankruptcy Code.

1.113 "Unimpaired" means, when used in reference to a Claim, any Claim that is not impaired within the meaning of section 1124 of the Bankruptcy Code.

1.114 "U.S. Trustee" means the United States Trustee for Region 3.

1.115 "U.S. Trustee Fees" mean fees payable pursuant to 28 U.S.C. § 1930, to the extent applicable to these Chapter 11 Cases.

1.116 "Voting Class" means a Class whose members are entitled to vote on this Plan.

1.117 "Voting Deadline" shall mean **April 22, 2024 at 4:00 p.m. (Prevailing Eastern Time)**, the date specified in the Disclosure Statement, the Ballots, the Opt-Out Election Form, the Interim Approval and Procedures Order or related Solicitation Materials approved by the Bankruptcy Court as the last date for Holders of Claims entitled to vote on this Plan to submit their ballots with respect to this Plan, as such date may be extended.

1.118 "Wind-down Estates" means the Estates of the Debtors after the Effective Date.

Rules of Interpretation

1.119 Unless otherwise specified, all section or exhibit references in this Plan are to the respective section in, or exhibit to, this Plan. The words "herein," "hereof," "hereto," "hereunder," and other words of similar import refer to this Plan as a whole and not to any particular section, subsection or clause contained therein, unless the context requires otherwise.

The words "include" and "including" shall mean "include, without limitation," or "including," as the case may be. Whenever from the context it is appropriate, each term, whether stated in the singular or the plural, will include both the singular and the plural. Any term that is not otherwise defined herein, but used in the Bankruptcy Code or the Bankruptcy Rules, is used as defined in the Bankruptcy Code or the Bankruptcy Rules, as applicable. Further, captions and headings to articles and sections are inserted for convenience of reference only and shall not limit or otherwise affect the provisions hereof or the interpretation of the Disclosure Statement and Plan,

1.120 Any reference in this Plan to a contract, instrument, release, or other agreement or documents being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions, and any reference in this Plan to an existing document or exhibit filed or to be filed means such document or exhibit as it may have been or may be amended, modified or supplemented. Subject to the provisions of any contract, certificates or articles of incorporation, by-laws, instruments, release, or other agreements or documents entered into in connection with this Plan, the rights and obligations arising under this Plan shall be governed by, and construed and enforced in accordance with federal law, including the Bankruptcy Code and Bankruptcy Rules.

1.121 The captions and headings in this Plan are for convenience of reference only and shall not limit or otherwise affect the provisions hereof. Any reference to any entity as a holder of a Claim or Interest includes that entity's successors and assigns.

1.122 In the event of an inconsistency between the Plan and any other document, the terms of the Plan shall control (unless expressly stated otherwise herein or in such other document). The provisions of the Plan and the Confirmation Order shall be construed in a manner consistent with each other so as to effect the purposes of each; *provided* that if there is determined to be any inconsistency between any Plan provision and any provision of the Confirmation Order or the Liquidating Trust Agreement that cannot be so reconciled, then, solely to the extent of such inconsistency, the provisions of the Confirmation Order or the Liquidating Trust Agreement, as applicable, shall govern and any such provision of the Confirmation Order or the Liquidating Trust Agreement, as applicable, shall be deemed a modification of the Plan and shall control and take precedence.

Appendices and Plan Documents

1.123 All Plan Documents and appendices to the Plan are incorporated into the Plan by reference and are a part of the Plan as if set forth in full herein. The documents contained in the exhibits and Plan Supplement shall be approved by the Bankruptcy Court pursuant to the Confirmation Order. The following document shall be provided by the Debtors for filing as part of the Plan Supplement: draft forms or signed copies, as the case may be, of the Liquidating Trust Agreement. Copies of the Plan Documents are available free of charge at https://restructuring.ra.kroll.com/timber/.

ARTICLE II
CLASSIFICATION OF CLAIMS AND INTERESTS AND ESTIMATED RECOVERIES

THE PROJECTED RECOVERIES SET FORTH IN THE TABLE BELOW ARE ESTIMATES ONLY AND ARE THEREFORE SUBJECT TO CHANGE.

2.1 **General Rules of Classification**. The Plan groups the Debtors together solely for the purposes of describing treatment under the Plan, confirmation of the Plan and making Distributions in accordance with the Plan in respect of Allowed Claims against the Debtors under the Plan.[2] Notwithstanding such groupings, the Plan constitutes a separate chapter 11 plan of liquidation for each Debtor. The Plan is not premised upon and will not cause the substantive consolidation of any of the Debtors or their Estates, *provided*, *however*, that for purposes of voting and distribution under the Plan, the Estates shall be deemed merged and consolidated, and treated as a single Estate. A Holder of an Allowed Claim against more than one Debtor on a theory of joint and several liability shall only be entitled to a single recovery in distribution. For brevity and convenience, the classification and treatment of Claims and Interests have been arranged into one table set below in this section. Such classification shall not affect any Debtor's status as a separate legal entity, change the organizational structure of the Debtors, constitute a change of control of any Debtor for any purpose, cause a merger or consolidation of any legal entities or cause the transfer of any assets. Except as otherwise provided by or permitted under the Plan, all Debtors shall continue to exist as separate legal entities.

The information in the table below is provided in summary form for illustrative purposes only and is subject to material change based on certain contingencies, including the claims reconciliation process. Actual recoveries may vary widely within these ranges, and without any changes to any of the assumptions underlying these amounts could result in material adjustments to recovery estimates provided herein and the actual Distributions received by creditors. The projected recoveries are based on information available to the Debtors as of the date hereof and reflect the Debtors' estimates as of the date hereof only. In addition to the cautionary notes contained elsewhere in the combined Disclosure Statement and Plan, the Debtors emphasize that they make no representation as to the accuracy of these recovery estimates. The Debtors expressly disclaim any obligation to update any estimates or assumptions after the date hereof on any basis (including new or different information received or errors discovered).

A Claim or Interest is placed in a particular Class only to the extent that the Claim or Interest falls within the description of that Class and is classified in other Classes to the extent that any portion of the Claim or Interest falls within the description of such other Classes. A Claim is also placed in a particular Class for the purpose of receiving Distributions pursuant to this Plan only to the extent that such Claim is (or later becomes, consistent with the Plan) an Allowed Claim in that Class and such Claim has not been paid, released or otherwise settled prior to the Effective Date.

All Claims and Interests, except Administrative Claims, Fee Claims and Tax Claims, are placed in the Classes set forth below. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims, Fee Claims and Tax Claims, as described herein, have

[2] For the avoidance of doubt, all Interests in the Debtors will be deemed immediately and automatically cancelled as of the Effective Date as set forth in Section 9.20 herein, and Holders of Interests in the Debtors shall not be entitled to any recovery or Distributions from (whether from the Debtors or the Liquidating Trust) under this Plan.

not been classified, and the respective treatment of such unclassified Claims is set forth below in Article VI of the Plan. The categories of Claims and Interests listed below classify Claims and Interests for all purposes, including voting, Confirmation and Distribution pursuant to the Plan and sections 1122 and 1123(a)(1) of the Bankruptcy Code.

Class/ Designation	Plan Treatment	Status	Projected Recovery	Estimated Amount
Class 1: Other Priority Claims	Each Holder of an Allowed Class 1 Claim shall receive Cash in an amount equal to the unpaid portion of such Allowed Other Priority Claim.	Unimpaired Not entitled to vote Deemed to accept Plan	100%	$0-$1,000[3]
Class 2: Other Secured Claims	Each Holder of an Allowed Class 2 Claim shall receive, at the option of the Debtors, as applicable: (i) Cash in an amount equal to the Allowed amount of such Claim; (ii) reinstatement of such Holder's Allowed Other Secured Claim; (iii) such other treatment sufficient to render such Holder's Allowed Other Secured Claim Unimpaired; or (iv) return of the applicable collateral in satisfaction of the Allowed amount of such Other Secured Claim.	Unimpaired Not entitled to vote Deemed to accept Plan	100%	$0[4]
Class 3: General Unsecured Claims	Each Holder of an Allowed General Unsecured Claim shall receive, in full and final satisfaction, and release of and in exchange for its Allowed Class 3 Claim, either: (i) its Pro Rata share of the Cash to be distributed from the Liquidating Trust, if any; or (ii) such other	Impaired Entitled to vote	11.1-44.3%	$812,000 - $1,529,000

[3] The high scenario represents proofs of claim asserted with a priority portion as of February 23, 2024. The Debtors are still evaluating the validity of these claims.

[4] Certain claimants submitted proofs of claim that assert secured claims. The Debtors, however, believe these claims should be re-classified as general unsecured claims and intend to object to these claims in due course.

Class/ Designation	Plan Treatment	Status	Projected Recovery	Estimated Amount
	treatment which the Debtors or the Liquidating Trustee, as applicable, and the Holder of such Allowed General Unsecured Claim have agreed upon in writing.			
Class 4: Subordinated Claims	Each Holder of an Allowed Class 4 Claim shall receive no Distribution on account of their Subordinated Claims.	Impaired Not entitled to vote Deemed to reject Plan	0%	$0
Class 5: Interests	On the Effective Date, all Interests shall be deemed canceled, extinguished and discharged and of no further force or effect, and the Holders of Interests shall not be entitled to receive or retain any property on account of such Interests.	Impaired Not entitled to vote Deemed to reject Plan	0%	N/A
Class 6A: Intercompany Claims	On the Effective Date, all Intercompany Claims shall be adjusted, continued, settled, reinstated, discharged or eliminated, in each case to the extent determined to be appropriate by the Debtors or the Liquidating Trustee (as applicable).	Impaired Not entitled to vote Deemed to reject Plan	0%	N/A
Class 6B: Intercompany Interests	On the Effective Date, all Intercompany Interests shall be adjusted, continued, settled, reinstated, discharged or eliminated, in each case to the extent determined to be appropriate by the Debtors or the Liquidating Trustee (as applicable).	Impaired Not entitled to vote Deemed to reject Plan	0%	N/A

2.2 **Unimpaired Classes of Claims.**

Class 1: Other Priority Claims. Class 1 shall consist of Other Priority Claims against the Debtors. Class 1 Claims are Unimpaired by the Plan and the Holders of Allowed Class 1 Claims are deemed to accept the Plan and, therefore, are not entitled to vote on the Plan.

Class 2: Other Secured Claims. Class 2 shall consist of Other Secured Claims against the Debtors. Class 2 Claims are Unimpaired by the Plan and the Holders of Allowed Class 2 Claims are deemed to accept the Plan and, therefore, are not entitled to vote on the Plan.

2.3 **Impaired Classes of Claims.**

Class 3: General Unsecured Claims. Class 3 shall consist of all Allowed General Unsecured Claims against Trex, Trex LLC and BioPharmX. The Class 3 Claims are Impaired by the Plan and entitled to vote to accept or reject the Plan.

Class 4: Subordinated Claims. Class 4 shall consist of all Subordinated Claims. Because Holders of Class 4 Subordinated Claims will receive no Distribution under the Plan, Holders of Class 4 Subordinated Claims are deemed to reject the Plan and, therefore, not entitled to vote on the Plan.

2.4 **Impaired Class of Interests.**

Class 5: Interests. Class 5 shall consist of all Interests. Because Holders of Class 5 Interests will receive no Distribution under the Plan, Holders of Class 5 Interests are deemed to reject the Plan and, therefore, not entitled to vote on the Plan.

2.5 **Impaired Class of Intercompany Claims and Intercompany Interests.**

Class 6A and 6B: Class 6A shall consist of all Intercompany Claims and Class 6B shall consist of all Intercompany Interests. Because Holders of Class 6A Intercompany Claims and Class 6B Intercompany Interests will receive no Distribution under the Plan, Holders of Class 6A Intercompany Claims and Class 6B Intercompany Interests are deemed to reject the Plan and, therefore, not entitled to vote on the Plan.

ARTICLE III
BACKGROUND AND DISCLOSURES

3.1 **General Background.**

(a) *The Debtors' Businesses.*

The Debtors were a clinical-stage biopharmaceutical company focused on the development and commercialization of treatments for rare and orphan dermatologic diseases, including congenital ichthyosis ("CI") and other sclerotic skin diseases Founded originally as a private company in February 2019, as of the Petition Date, Timber Pharmaceuticals, Inc. (now Trex) was a publicly traded company with its shares listed on the NYSE American Market (ticker

symbol: TMBR).[5] Timber Pharmaceuticals, Inc. was and (as Trex) continues to be a corporation organized under the laws of the State of Delaware. Historically, Timber Pharmaceuticals, Inc. maintained its approximately 5,300 square foot headquarters and manufacturing facility at 3 Mountainview Road, Suite 100, Warren, New Jersey 07059. Presently, since the closing of the post-petition asset Sale described below and the vacating of the Debtors' previous headquarters location, the Debtors' address is c/o VRS Restructuring Services, LLC, 377 Ocean Boulevard, Unit 5, Hampton, New Hampshire 03842.

Timber Pharmaceuticals, Inc.'s portfolio was comprised of treatment candidates at various stages of development. As of the Petition Date, the Debtors were in the midst of a Phase 3 trial for its lead late-stage drug development program, TMB-001 (topical isotretinoin), which Phase 3 trial commenced in June 2022. TMB-001 is an advanced candidate for the treatment of CI, a debilitating skin disease for which no FDA-approved treatments are currently available. TMB-001 was granted "Breakthrough Therapy Designation"[6] by the U.S. Food & Drug Administration ("the FDA") as well as "Orphan Designation"[7] by the European Medicines Agency. TMB-001 was the Debtors' most valuable asset. As such, the Debtors invested millions of dollars in the continued development of TMB-001.

In addition to its prepetition research and developmental work, the Debtors negotiated and entered into a merger agreement (the "Merger Agreement") with LEO that ultimately did not achieve the requisite shareholder vote needed to consummate the transaction. Having failed to consummate a transaction out of bankruptcy, LEO agreed to serve as the stalking horse bidder for the purchase of substantially all of the Debtors' assets, subject to higher and better bids in connection with a proposed marketing and auction process under the supervision of the Bankruptcy Court.

A more detailed summary of the Debtors' development portfolio can be found in the First Day Declaration and the Debtors' Annual Report on Form 10-K, filed on March 31, 2023.

(b) *The Debtors' Prepetition Corporate and Capital Structure.*

i. Corporate Structure

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5 TMBR was delisted from the NYSE American Market shortly after the Petition Date and, through this Plan, all outstanding equity Interests (including all publicly traded shares of common stock) in Timber Pharmaceuticals, Inc. (now Trex Wind-down, Inc.) will be cancelled as of the Effective Date.

6 "Breakthrough Therapy Designation" is a "process designed to expedite the development and review of drugs that are intended to treat a serious condition and preliminary clinical evidence indicates that the drug may demonstrate substantial improvement over available therapy on a clinically significant endpoint(s)." See Breakthrough Therapy, U.S. Food & Drug Administration, (Jan. 4, 2018) https://www.fda.gov/patients/fasttrack-breakthrough-therapy-accelerated-approval-priority review/breakthrough-therapy.

7 Orphan Designation" is a "status assigned to a medicine intended for use against a rare condition. The medicine must fulfill certain criteria for designation as an orphan medicine so that it can benefit from incentives such as protection from competition once on the market." *See Orphan Designation*, European Medicines Agency, https://www.ema.europa.eu/en/glossary/orphan-designation.

Debtor Trex is the parent company and owns 100% of the interests in Debtor BioPharmx and Debtor Trex LLC. Debtor Trex LLC owns a 100% interest in non-debtor Timber Pharmaceuticals Australia Pty Ltd. ("Timber Australia"). Timber Australia was established for purposes of taking advantage of certain tax credits in connection with the potential development of a drug program in Australia. However, this program is no longer under development. Timber Australia has no known creditors and a single non-debtor bank account which holds a small amount of remaining cash for purposes of winding-up.

ii. Bridge Loan

On August 30, 2023, the Debtors entered into a prepetition secured loan (the "Bridge Loan Agreement") with LEO Parent to provide the Debtors with $3,000,000 worth of liquidity secured by all of the Debtors' assets. On October 27, 2023, the Debtors entered into the first amendment to the Bridge Loan Agreement (the "Bridge Loan Agreement First Amendment"). The Bridge Loan First Amendment provided the Debtors with an additional $3,500,000 through two incremental draws of $1,800,000 on October 30, 2023, and $1,700,000 on November 13, 2023. As of the Petition Date, the Debtors had $6,500,000 in principal, plus interest outstanding on the Bridge Loan Agreement. As described below, the Bridge Loan Agreement was rolled into the DIP Financing Facility approved by the Bankruptcy Court and eventually satisfied in full during the Chapter 11 Cases in connection with the closing of the Sale.

iii. Trade and Miscellaneous Unsecured Debt

In addition to the Debtors' funded debt, the Debtors estimate that, as of the Petition Date, they had approximately $1,500,000 in unpaid trade and other ordinary course obligations.[8] In addition, the Debtors were party to an asset acquisition agreement, dated from February 28, 2019 (as amended in July 2022 and August 2023, the "TMB-001 Patagonia Agreement") with Patagonia Pharmaceuticals LLC ("Patagonia"). In connection with the Merger Agreement between the Debtors and LEO, Patagonia amended the TMB-001 Patagonia Agreement to (i) immediately release its liens on secured collateral and (ii) defer the milestone payment that was owed to them on account of TMB-001. However, as stated above, the Merger Agreement was not approved by the requisite number of shareholders.

Accordingly, the TMB-001 Patagonia Agreement was further amended pursuant to that Amendment No. 3 to Asset Acquisition Agreement (the "TMB-001 Third Patagonia Amendment") dated December 12, 2023. Pursuant to the TMB-001 Third Patagonia Amendment, and paragraph 33 of the LEO Sale Order, Timber Pharmaceuticals, Inc. was authorized to assume the TMB-001 Patagonia Agreement (as amended) and assign it to LEO. As a result, LEO was required to make a one-time payment of $1,000,000 to Patagonia within five (5) days of closing of the Sale. Furthermore, pursuant to the TMB-001 Third Patagonia Amendment, the Debtors were released of any further obligations to Patagonia under the TMB-001 Patagonia Agreement.

[8] This estimate does not reflect the total Allowed Claims against the Estates. The Debtors have not completed their claims reconciliation process, and the bar date for governmental claims has not yet passed. Therefore, the actual amount of Allowed Claims may vary materially from this estimate.

iv. Equity

As stated above, Timber Pharmaceuticals, Inc. was a publicly traded company with its shares listed on the NYSE American Market (ticker symbol: TMBR). The authorized capital stock of Timber Pharmaceuticals, Inc. consists solely of (i) 450,000,000 shares of common stock, par value $0.001 (the "Shares"), and (ii) 10,000,000 shares of preferred stock, par value $0.001 per share (the "Preferred Shares"). As of August 16, 2023, 3,086,489 Shares were issued and outstanding, no Preferred Shares were outstanding, Timber Pharmaceuticals, Inc. stock options under which 226,060 Shares were subject to issuance upon exercise thereof, were outstanding, Timber Pharmaceuticals, Inc. "RSUs", under which 11,761 Shares were subject to issuance upon settlement thereof, were outstanding, 196,266 Shares were reserved for issuance under certain "Equity Incentive Plans", and 2,712,734 Shares were subject to outstanding "Company Warrants" (as defined in the Proxy Statement).

3.2 **Events Leading to Chapter 11.**

Since its inception, the Debtors were a clinical-stage biopharmaceutical company focused on the development and commercialization of treatments for rare and orphan dermatologic diseases, including CI and other sclerotic skin diseases. The Debtors had no product revenues and incurred losses each year since their inception in 2019, including a net loss of $8,100,000 the six months ended June 30, 2023. As of June 30, 2023, the Debtors had an accumulated net loss of $56.4 million. Further, the Debtors expected to continue to incur significant expenses and operating losses for the foreseeable future, including primarily in connection with its ongoing development of its marquee product, TMB-001.

As noted above, the Debtors acquired the intellectual property rights to a topical formulation of isotretinoin for the treatment of congenital ichthyosis, TMB-001, from Patagonia in February 2019. The Debtors needed to raise additional capital to progress the TMB-001 to potential approval and commercialization. The Debtors historically relied heavily on debt and equity financings to fund operations, but the Debtors' business prospects significantly declined in the months prior to filing these Chapter 11 Cases. Several factors contributed to this decline. Chief among them was the Debtors' need for significant cash resources to execute their business plan, advance regulatory development and approval of TMB-001 and prepare to launch and commercialize TMB-001, if approved, which became increasingly difficult as a result of many factors.

In its Form 10-Q for the quarter ended March 31, 2023, the Debtors disclosed the following as it relates to their ability to operate as a going concern and future liquidity and capital funding requirements related to its commercial and research and development business:

- Timber Pharmaceuticals, Inc.'s existing cash and cash equivalents as of March 31, 2023, were sufficient only to satisfy their operating cash needs through the second quarter of 2023.

- The Debtors current cash on hand at March 31, 2023, was potentially not sufficient to satisfy their operating cash needs for the twelve months from the filing of the Form 10-Q.

- The Debtors ability to raise additional funds to finance their operations, including their ability to access financing that may be unavailable due to contractual limitations under the Securities Purchase Agreement (as defined in the 10-Q).

- The substantial additional funds will come from the issuance of additional debt or equity and/or the completion of a licensing or commercial transaction for one or more of the Debtors' products.

- The outcome, costs and timing of clinical trial results for Timber Pharmaceuticals, Inc.'s current or future product candidates, including the timing, progress, costs and results of their Phase 3 clinical trial of TMB-001 for the treatment of congenital ichthyosis.

- The outcome, timing and costs timing of meeting regulatory requirements established by the FDA and other comparable foreign regulatory authorities.

- The emergence and effect of competing and complementary products.

These factors impacted the Debtors' financial situation, as it related to the research and development business, associated to the ongoing need to fund the TMB-001 asset progression primarily through equity raises and/or strategic relationships.

Beginning in June 2022, concurrent with the commencement of the Phase 3 trial for TMB-001, and in recognition of the fact that the Company did not have sufficient capital to meet the anticipated expenses associated with the development and commercialization of TMB-001 and the Company's other products, Timber Pharmaceuticals, Inc.'s CEO conducted an informal outreach to four major dermatology companies, including LEO, believed to have an interest in and capability for an asset like TMB-001. This initial outreach led to non-confidential discussions with all four companies over the subsequent months. The Company also explored a potential strategic transaction to finance the TMB-001 clinical trial. Of the initial contacts, just one party executed a confidentiality agreement.

When this initial outreach failed to result in a transaction, the Debtors engaged LifeSci Consulting ("LifeSci") as an investment banker. LifeSci contacted an additional 36 additional companies. During this process, the Company also explored possibilities with interested parties pertaining to global rights for TMB-001.

The results of the outreach were that a total of five (5) additional companies—including LEO and another strategic company—entered into confidentiality agreements with the Company.

Ultimately, the Merger Agreement was entered into with LEO. However, as detailed above, the Merger Agreement did not obtain the requisite 50% majority vote by shareholders.

In an attempt to mitigate these adverse economic and operational circumstances and the lack of access to capital markets, in the months leading up to the Chapter 11 Cases, the Debtors initiated various cost-cutting measures to preserve liquidity. These extensive cost-cutting

measures were not sufficient to cover the Debtors' ongoing and projected future cash requirements. With their operating cash running low, the Debtors retained VRS Restructuring Services, LLC ("VRS") as financial advisors to assist the Debtors in pursuing various strategic alternatives, including a bankruptcy filing.

Several weeks before the bankruptcy filing, the Debtors, with the assistance of their advisors, determined that an out-of-court sale or restructuring was impractical and pivoted towards preparing for a bankruptcy-facilitated transaction. During this time, the Debtors and VRS reached out to ten (10) potential financing parties that regularly provide DIP loans in chapter 11 cases. None of the potential financial parties were willing to provide DIP financing. As such, the Debtors engaged in further extensive negotiations with LEO and LEO (and its affiliates) emerged to offer a fully committed DIP financing (subject to the terms of the proposed DIP Facility) and immediate execution of the Stalking Horse APA.

During the four weeks preceding the bankruptcy filing, the Board of Directors of Timber Pharmaceuticals, Inc. met and evaluated potential options, along with the opportunities and risks associated with each option. On November 17, 2023, the Debtors determined that the combined DIP Financing Facility and Stalking Horse Bid submitted by LEO was the highest and best offer received to date for the sale of the substantially all of the Debtors' assets. The results were the proposed Stalking Horse Bid, the proposed DIP Financing Facility and the chapter 11 process described immediately below.

3.3 **The Chapter 11 Cases.**

(a) *Generally.*

On November 17, 2023—the Petition Date—the Debtors filed voluntary petitions for relief under chapter 11 of the Bankruptcy Code in the Bankruptcy Court. The commencement of a chapter 11 case creates an estate that is comprised of all of the legal and equitable interests of the debtor as of that date. The Bankruptcy Code provides that the debtor may continue to operate its business and remain in possession of its property as a "debtor in possession." Since the Petition Date, the Debtors have continued to operate their business as debtors and debtors in possession. By order entered on November 21, 2023 (D.I. 40), the Chapter 11 Cases are jointly administered for procedural purposes only. No trustee, examiner or unsecured creditors' committee has been appointed in the Chapter 11 Cases.

The filing of the Debtors' bankruptcy petitions on the Petition Date triggered the immediate imposition of the automatic stay under section 362 of the Bankruptcy Code, which, with limited exceptions, enjoins all collection efforts and actions by creditors, the enforcement of Liens against property of the Debtors and both the commencement and the continuation of prepetition litigation against the Debtors. With certain limited exceptions and/or modifications as permitted by order of the Bankruptcy Court, the automatic stay will remain in effect from the Petition Date until the Effective Date of the Plan.

(b) *"First Day" Motions and Related Applications.*

On the Petition Date, the Debtors filed a number of "first-day" motions and applications designed to ease the Debtors' transition into chapter 11, maximize the value of the

Debtors' assets and minimize the effects of the commencement of these Chapter 11 Cases. On November 22, 2023, the Bankruptcy Court entered orders providing various first-day relief, including interim or final orders approving:

- *Motion of Debtors for Entry of an Order Authorizing the Joint Administration of Debtors' Chapter 11 Case* (D.I. 6);

- *Motion of Debtors for Entry of an Order: (I) Authorizing the Debtors to (A) File a Consolidated List of Creditors in Lieu of Submitting a Separate Mailing Matrix for Each Debtor, (B) File a Consolidated List of the Debtors Thirty Largest Unsecured Creditors and (C) Redact Certain Personally Identifiable Information, and (II) Granting Related Relief* (D.I. 7);

- *Debtors' Motion for Entry of Interim and Final Orders (I) Authorizing Debtors to (A) Pay Certain Prepetition Employment Obligations and (B) Maintain Employee Benefits Programs and (II) Granting Related Relief* (D.I. 8);

- *Debtors' Motion for Entry of Interim and Final Orders (I) Authorizing Debtors to (A) Continue Their Existing Cash Management System, (B) Honor Certain Prepetition Obligations Related Thereto, (C) Maintain Their Bank Accounts and Existing Business Forms, and (D) Implement Changes to the Existing Cash Management System as Necessary; (II) Waiving the Requirements of 11 U.S.C. § 345(b) and the U.S. Trustee's Operating Guidelines, and (III) Granting Related Relief* (D.I. 9);

- *Motion of Debtors for Entry of Interim and Final Orders, Pursuant to Sections 105(a) and 366 of the Bankruptcy Code, (I) Approving Debtors' Proposed Form of Adequate Assurance of Payment, (II) Establishing Procedures for Resolving Objections and Requests for Additional Assurance from Utility Companies, (III) Prohibiting Utility Companies from Altering, Refusing, or Discontinuing Service, and (IV) Granting Related Relief* (D.I. 10);

- *Motion of Debtors for Entry of Interim and Final Orders Authorizing Debtors to (I) Continue Their Insurance Program, (II) Pay All Prepetition and Postpetition Obligations with Respect Thereto, and (III) Authorizing Banks to Honor and Process Checks and Transfers Related to Such Insurance Obligations* (D.I. 11);

- *Motion of Debtors for Entry of Interim and Final Orders (I) Authorizing Debtors to Pay Certain Prepetition Taxes and Related Obligations and (II) Authorizing Banks to Honor and Process Checks and Transfers Related to Such Prepetition Taxes and Related Obligations* (D.I. 13);

- *Debtors' Motion for Interim and Final Orders (I) Authorizing Payment of Prepetition Claims of Certain Critical Vendors and (II) Granting Related Relief* (D.I. 14);

- *Motion of Debtors for Entry of Interim and Final Orders, Approving Notification and Hearing Procedures for (I) Certain Transfers of and Declarations of Worthlessness with Respect to Common Stock, (II) Certain Transfers of Claims Against Debtors and (III) Granting Related Relief* (D.I. 15); and

- *Motion of Debtors for Entry of Interim and Final Orders (I) Authorizing the Debtors to Obtain Postpetition Financing (II) Authorizing the Debtors to Use Cash Collateral, (III) Granting Liens and Providing Superpriority Administrative Expense Status, (IV) Granting Adequate Protection (V) Modifying Automatic Stay, (VI) Scheduling Final Hearing, and (VII) Granting Related Relief* (D.I. 16).

(c) *Retention of Professional Advisors.*

Pursuant to orders entered in late December 2023 and early January 2024, the Bankruptcy Court authorized the Debtors to retain and employ (a) Morris, Nichols, Arsht & Tunnell LLP ("Morris Nichols") as their bankruptcy counsel (D.I. 174), (b) Kroll Restructuring Administration LLC ("Kroll") as their administrative advisor (D.I. 161), (c) VRS, as their chief restructuring officer (D.I. 155), and (d) Lowenstein & Sandler LLP ("Lowenstein") as their special corporate counsel (D.I. 153).

(d) *The Sale of Substantially All of the Debtors' Assets.*

The Debtors filed these Chapter 11 Cases in order to pursue a sale of all or substantially all of their assets with the goal of maximizing the recovery for their estates and creditors. Prior to the Petition Date, the Debtors and LEO negotiated the $13.9 million DIP Financing Facility (with $6,500,000 funded as part of the Bridge Loan Agreement which funded the process leading to the Debtors' bankruptcy filing rolled into the DIP Financing Facility (as of entry of the final DIP Order), with an additional $7,400,000 in new money funded under the DIP Financing Facilty to allow the Debtors to continue to operate and fund their Chapter 11 Cases on a post-petition basis) as well as a "stalking horse" asset purchase agreement, whereby LEO agreed to a purchase price of $14.35 million (plus certain cure costs), payable at closing by a credit bid of the total amount of the DIP Financing Facility, in exchange for the Sale of substantially all of the Debtors' assets. Using LEO's bid (the "Stalking Horse Bid") as a floor, the Debtors and VRS continued to market the Debtors' assets post-petition, seeking to solicit and secure the highest and best offers to maximize recoveries for the stakeholders of the Estates. To that end, on the Petition Date, the Debtors filed the Sale Motion.

In the Sale Motion, the Debtors set forth the proposed process (the "Bidding Procedures") by which the Debtors would solicit bids and run an auction (the "Auction") for the sale of substantially all of the Debtors' assets. The proposed Bidding Procedures set the Stalking Horse Bid as the floor bid for the Debtors assets.

On December 15, 2023, the Bankruptcy Court entered the *Order (A) Authorizing and Establishing Bidding Procedures for the Sale of Substantially All of Debtors' Assets; Authorizing the Debtors to Enter into the Stalking Horse APA and Approving Related Stalking Horse Bid Protections; (C) Establishing Notice and Procedures Relating to the Assumption and Assignment of Executory Contracts and Unexpired Leases; (D) Scheduling an Auction and Sale Hearing and Approving the Form and Manner of Notice Thereof; and (F) Granting Related Relief* (D.I. 126) (the "Bidding Procedures Order").

Pursuant to the Bidding Procedures Order, January 5, 2024, at 4:00 p.m. (ET) was established as the deadline to submit a bid for the Debtors' assets with an Auction scheduled for January 8, 2024, at 9:00 a.m. (ET). No other bids were received other than the Stalking Horse Bid and the Auction was cancelled. *See* D.I. 166.

On January 22, 2024, the Bankruptcy Court entered the LEO Sale Order. The Sale contemplated by the LEO Sale Order closed on the same day. *See* D.I. 210. In connection with the closing of the Sale, the DIP Financing Facility was deemed paid and satisfied in full. The remaining proceeds from the Sale of the Debtors' assets will be used to fund the wind-down of the Debtors' estates, including the costs of such wind-down and, ultimately, the expected Distributions to be made pursuant to this Plan.

(e) *Bar Dates Pursuant to the Bar Date Order.*

On December 22, 2023, the Debtors filed the Bar Date Motion and on January 12, 2024, the Bankruptcy Court entered the Bar Date Order. Pursuant to the Bar Date Order, the Bankruptcy Court established the following Bar Dates:

(1) General Bar Date: **February 23, 2024 at 5:00 p.m. (prevailing Eastern Time)** as the deadline for each person or entity, other than a governmental unit, to file a proof of claim in respect of any prepetition claim against any of the Debtors, including, without limitation, any secured claim, unsecured claim, priority claim and a claim asserted under section 503(b)(9) of the Bankruptcy Code for goods delivered and received by any of the Debtors within 20 days before the Petition Date, unless otherwise provided in the Bar Date Order;

(2) Administrative Claim Bar Date: **February 23, 2024 at 5:00 p.m. (prevailing Eastern Time)** for each person or entity to file a request to allow any unpaid administrative expense claim against the Debtors arising on or after the Petition Date and through and including January 19, 2024, unless otherwise provided in the Bar Date Order;

(3) Governmental Bar Date: **May 15, 2024**, as the deadline for Governmental Units to file a proof of claim in respect of a prepetition claim against the Debtors;

(4) Amended Schedules Bar Date: the later of (i) the General Bar Date of the Governmental Bar Date (only if applicable) and (ii) the date that is thirty (30) days following service of notice of an amendment to the

Debtors' Schedules for an entity whose claim is affected by such amendment to file, amend or supplement a proof of claim with respect to such claim, provided that any amendment to the Schedules to include the intercompany amount owed among the Debtor entities shall not extend the General Bar Date; and

(5) Rejection Damages Bar Date: the later of (i) the General Bar Date or the Government Bar Date (only if applicable) and (ii) the date that is thirty (30) days following service of an order approving rejection of an Executory Contract or Unexpired Lease of the Debtors as the deadline by which an entity asserting a claim for damages against any of the Debtors arising from such rejection must file a proof of claim on account of such damages.

(f) *The Wind-Down of the Estates.*

Following the Sale of substantially all of the Debtors' assets to LEO, the Debtors are focused principally on winding down their business and preserving Cash held in the Estates. The Debtors' Retained Assets currently consist of proceeds of the Debtors' remaining cash on hand after the satisfaction of the DIP Financing Facility and various administrative expenses and all other Retained Causes of Action. This Plan provides for the Debtors' Retained Assets to be distributed to Holders of Allowed Claims in accordance with the terms of the Plan.

ARTICLE IV
CONFIRMATION AND VOTING PROCEDURES

4.1 **Confirmation Procedure.**

On March 20, 2024, the Bankruptcy Court entered the Interim Approval and Procedures Order (D.I. 296) conditionally approving the combined Disclosure Statement and Plan for solicitation purposes only and authorizing the Debtors to solicit votes to accept or reject the Plan. The Confirmation Hearing has been scheduled for **May 2, 2024 at 11 a.m. (prevailing Eastern Time)** to consider (a) final approval of the combined Disclosure Statement and Plan as providing adequate information pursuant to section 1125 of the Bankruptcy Code and (b) confirmation of the Plan pursuant to section 1129 of the Bankruptcy Code. The Confirmation Hearing may be adjourned from time to time by the Debtors without further notice, except for an announcement of the adjourned date made at the Confirmation Hearing or by filing a notice with the Bankruptcy Court.

4.2 **Procedure for Objections.**

Any objection to final approval of the combined Disclosure Statement and Plan as providing adequate information pursuant to section 1125 of the Bankruptcy Code and/or confirmation of the Plan must be made in writing and filed with the Bankruptcy Court and served on (a) counsel for the Debtors, Morris, Nichols, Arsht & Tunnell LLP, 1201 Market Street, 16th Floor, Wilmington, Delaware 19801 (Attn: Eric D. Schwartz, Esq. (eschwartz@morrisnichols.com) and Andrew R. Remming, Esq. (aremming@morrisnichols.com)) and (b) the U.S. Trustee for the District of Delaware, Caleb Boggs Federal Building, 844 King Street, Suite 2207, Wilmington, DE 19801, Attn: Jane M.

Leamy, jane.m.leamy@usdoj.gov in each case, by no later than **April 19, 2024 at 4:00 p.m. (prevailing Eastern Time)**. Unless an objection is timely filed and served, it may not be considered by the Bankruptcy Court at the Confirmation Hearing.

4.3 Requirements for Confirmation.

The Bankruptcy Court will confirm the Plan only if it meets all the applicable requirements of section 1129 of the Bankruptcy Code. Among other requirements, the Plan (a) must be accepted by all Impaired Classes of Claims or Interests or, if rejected by an Impaired Class, the Plan must not "discriminate unfairly" against, and be "fair and equitable" with respect to, such Class and (b) must be feasible. The Bankruptcy Court must also find that: (i) the Plan has classified Claims and Interests in a permissible manner; (ii) the Plan complies with the technical requirements of Chapter 11 of the Bankruptcy Code; and (iii) the Plan has been proposed in good faith.

4.4 Classification of Claims and Interests.

Section 1123 of the Bankruptcy Code provides that a plan must classify the claims and interests of a debtor's creditors and equity interest holders. In accordance with section 1123 of the Bankruptcy Code, the Plan divides Claims and Interests into Classes and sets forth the treatment for each Class (other than those claims which, pursuant to section 1123(a)(1) of the Bankruptcy Code, need not be and have not been classified). The Debtors also are required, under section 1122 of the Bankruptcy Code, to classify Claims and Interests into Classes that contain Claims or Interests that are substantially similar to the other Claims or Interests in such Class.

The Bankruptcy Code further requires that a plan provide the same treatment for each claim or interest of a particular class unless the claim holder or interest holder agrees to a less favorable treatment of its claim or interest. The Debtors believe that the Plan complies with such standard. If the Bankruptcy Court finds otherwise, however, it could deny confirmation of the Plan if the Holders of Claims or Interests affected do not consent to the treatment afforded them under the Plan.

A Claim or Interest is placed in a particular Class only to the extent that the Claim or Interest falls within the description of that Class and is classified in other Classes to the extent that any portion of the Claim or Interest falls within the description of such other Classes. A Claim also is placed in a particular Class for the purpose of receiving Distributions pursuant to the Plan only to the extent that such Claim is an Allowed Claim in that Class and such Claim has not been paid, released or otherwise settled prior to the Effective Date.

The Debtors believe that the Plan has classified all Claims and Interests in compliance with the provisions of section 1122 of the Bankruptcy Code and applicable case law. It is possible that a Holder of a Claim or Interest may challenge the Debtors' classification of Claims or Interests and that the Bankruptcy Court may find that a different classification is required for the Plan to be confirmed. If this occurs, the Debtors intend, in accordance with the terms of the Plan, to make such modifications to the Plan as may be necessary to permit its confirmation. Any such reclassification could adversely affect Holders of Claims by changing the composition of one or more Classes and the vote required of such Class or Classes for approval of the Plan.

EXCEPT AS SET FORTH IN THE PLAN, UNLESS SUCH MODIFICATION OF CLASSIFICATION MATERIALLY ADVERSELY AFFECTS THE TREATMENT OF A HOLDER OF A CLAIM AND REQUIRES RE-SOLICITATION, ACCEPTANCE OF THE PLAN BY ANY HOLDER OF A CLAIM PURSUANT TO THIS SOLICITATION WILL BE DEEMED CONSENT TO THE PLAN'S TREATMENT OF SUCH HOLDER OF A CLAIM REGARDLESS OF THE CLASS TO WHICH SUCH HOLDER ULTIMATELY IS DEEMED A MEMBER.

The amount of any Impaired Claim that ultimately is Allowed by the Bankruptcy Court may vary from any estimated Allowed amount of such Claim and, accordingly, the total Claims that are ultimately Allowed by the Bankruptcy Court with respect to each Impaired Class of Claims may also vary from any estimates contained herein with respect to the aggregate Claims in any Impaired Class. Thus, the actual recovery ultimately received by a particular Holder of an Allowed Claim may be adversely or favorably affected by the aggregate amount of Claims Allowed in the applicable Class. Additionally, any changes to the assumptions underlying the estimated Allowed amounts could result in material adjustments to recovery estimates provided herein or the actual Distribution received by creditors. The projected recoveries are based on information available to the Debtors as of the date hereof and reflect the Debtors' views as of the date hereof only.

The classification of Claims and Interests and the nature of Distributions to members of each Class are summarized herein. The Debtors believe that the consideration, if any, provided under the Plan to Holders of Claims reflects an appropriate resolution of their Claims taking into account the differing nature and priority (including contractual subordination, if any) of such Claims and Interests. The Bankruptcy Court must find, however, that a number of statutory tests are met before it may confirm the Plan. Many of these tests are designed to protect the interests of Holders of Claims or Interests who are not entitled to vote on the Plan, or do not vote to accept the Plan, but who will be bound by the provisions of the Plan if it is confirmed by the Bankruptcy Court.

4.5 **Impaired Claims or Interests.**

Pursuant to the provisions of the Bankruptcy Code, only Classes of Claims or Interests that are Impaired under a plan may vote to accept or reject such plan. Generally, a claim or interest is Impaired under a plan if the holder's legal, equitable or contractual rights are changed under such plan. In addition, if the Holders of Claims or Interests in an Impaired Class do not receive or retain any property under a plan on account of such claims or interests, such Impaired Class is deemed to have rejected such plan under section 1126(g) of the Bankruptcy Code and, therefore, such Holders are not entitled to vote on such plan.

Under the Plan, only Holders of Claims in Class 3 are Impaired and are entitled to vote on the Plan. Under the Plan, Holders of Claims or Interests in Classes 4, 5, 6A and 6B are Impaired and will not receive or retain any property under the Plan on account of such Claims or Interests and, therefore, are not entitled to vote on the Plan and are deemed to reject the Plan. Under the Plan, Holders of Claims in Classes 1 and 2 are Unimpaired and, therefore, not entitled to vote on the Plan and are deemed to accept the Plan.

4.6 Confirmation Without Necessary Acceptances; Cramdown.

In the event that any Impaired Class of Claims or Interests does not accept the plan, a debtor nevertheless may move for confirmation of the plan. A plan may be confirmed, even if it is not accepted by all Impaired Classes, if the plan has been accepted by at least one Impaired Class of Claims, and the plan meets the "cramdown" requirements set forth in section 1129(b) of the Bankruptcy Code. Section 1129(b) of the Bankruptcy Code requires that a court find that a plan (a) "does not discriminate unfairly" and (b) is "fair and equitable," with respect to each non-accepting Impaired Class of Claims or Interests. Here, because Holders of Claims and Interests in Classes 4, 5, 6A and 6B are deemed to reject the Plan, the Debtors will seek confirmation of the Plan from the Bankruptcy Court by satisfying the "cramdown" requirements set forth in section 1129(b) of the Bankruptcy Code if the Holders of Claims in Class 3 accept the Plan. The Debtors believe that such requirements are satisfied, in part, as no Holder of a Claim or Interest junior to those in Classes 4, 5, 6A and 6B will receive any property under the Plan.

A plan does not "discriminate unfairly" if (a) the legal rights of a nonaccepting class are treated in a manner that is consistent with the treatment of other classes whose legal rights are similar to those of the nonaccepting class and (b) no class receives payments in excess of that which it is legally entitled to receive for its claims or interests, provided that a debtor may be afforded wide latitude for separately classifying and treating claims of the same priority based on, among other factors, the differing factual or legal nature or attributes of the claims or their holders. The Debtors believe that, under the Plan, all Impaired Classes of Claims or Interests are treated in a manner that is consistent with the treatment of other Classes of Claims or Interests that are similarly situated, if any, when taking into account the nature and attribute of such Claims and Interests and their Holders, and no Class of Claims or Interests will receive payments or property with an aggregate value greater than the aggregate value of the Claims or Interests in such Class. Accordingly, the Debtors believe that the Plan does not discriminate unfairly as to any Impaired Class of Claims or Interests.

The Bankruptcy Code provides a nonexclusive definition of the phrase "fair and equitable." In order to determine whether a plan is "fair and equitable," the Bankruptcy Code establishes "cram down" tests for secured creditors, unsecured creditors and equity holders, as follows:

> (a) Secured Creditors. Either (i) each Impaired secured creditor retains its liens securing its secured claim and receives on account of its secured claim deferred Cash payments having a present value equal to the amount of its allowed secured claim, (ii) each Impaired secured creditor realizes the "indubitable equivalent" of its allowed secured claim or (iii) the property securing the claim is sold free and clear of liens with such liens to attach to the proceeds of the sale and the treatment of such liens on proceeds to be as provided in clause (i) or (ii) above.
>
> (b) Unsecured Creditors. Either (i) each Impaired unsecured creditor receives or retains under the plan property of a value equal to the amount of its allowed claim or (ii) the holders of claims and

> interests that are junior to the claims of the dissenting class will not receive any property under the plan.
>
> (c) Interests. Either (i) each holder of an equity interest will receive or retain under the plan property of a value equal to the greatest of the fixed liquidation preference to which such holder is entitled, the fixed redemption price to which such holder is entitled or the value of the interest or (ii) the holder of an interest that is junior to the nonaccepting class will not receive or retain any property under the plan.

As discussed above, the Debtors believe that the Distributions provided under the Plan satisfy the absolute priority rule, where required.

4.7 **Feasibility**.

Section 1129(a)(11) of the Bankruptcy Code requires that confirmation of a plan not be likely to be followed by liquidation, or the need for further financial reorganization, of the Debtors or any successor to the Debtors (unless such liquidation or reorganization is proposed in the Plan). Inasmuch as the Debtors' principal assets have been liquidated and the Plan provides for the Distribution of all of the Cash proceeds of the Debtors' Assets to Holders of Claims that are Allowed as of the Effective Date in accordance with the Plan, for purposes of this test, the Debtors have analyzed the ability of the Liquidating Trust to meet its discreet obligations under the Plan. Based on the Debtors' analysis, the Liquidating Trust will have sufficient assets to accomplish its tasks under the Plan. Therefore, the Debtors believe that the liquidation pursuant to the Plan will meet the feasibility requirements of the Bankruptcy Code.

4.8 **Best Interests Test and Liquidation Analysis.**

Even if a plan is accepted by the Holders of each Class of Claims and Interests, the Bankruptcy Code requires a court to determine that such plan is in the best interests of all holders of claims or interests that are impaired by that plan and that have not accepted the plan. The "best interests" test, as set forth in section 1129(a)(7) of the Bankruptcy Code, requires a court to find either that all members of an Impaired Class of Claims or Interests have accepted the plan or that the plan will provide a member who has not accepted the plan with a recovery of property of a value, as of the effective date of the plan, that is not less than the amount that such holder would recover if the debtor were liquidated under chapter 7 of the Bankruptcy Code.

To calculate the probable distribution to Holders of each Impaired Class of Claims and Interests if the debtor was liquidated under chapter 7, a court must first determine the aggregate dollar amount that would be generated from a debtor's assets if its chapter 11 cases were converted to chapter 7 cases under the Bankruptcy Code. To determine if a plan is in the best interests of each Impaired Class, the present value of the Distributions from the proceeds of a liquidation of the debtor's unencumbered assets and properties, after subtracting the amounts attributable to the costs, expenses and administrative claims associated with a chapter 7 liquidation, must be compared with the value offered to such Impaired Classes under the plan. If the hypothetical liquidation distribution to holders of claims or interests in any Impaired Class is greater than the

distributions to be received by such parties under the plan, then such plan is not in the best interests of the holders of claims or interests in such Impaired Class.

Because the Plan is a liquidating plan, the "liquidation value" in the hypothetical chapter 7 liquidation analysis for purposes of the "best interests" test is substantially similar to the estimates of the results of the chapter 11 liquidation contemplated by the Plan. However, the Debtors believe that in a chapter 7 liquidation, there would be additional costs and expenses that the Estates would incur as a result of liquidating the Estates in a chapter 7case.

The costs of liquidation under chapter 7 of the Bankruptcy Code would include the compensation of a trustee, as well as the costs of counsel and other professionals retained by the trustee. The Debtors believe such amount would exceed the amount of expenses that would be incurred in implementing the Plan and winding up the affairs of the Debtors. Conversion also would likely delay the liquidation process and ultimate Distribution of the Retained Assets. The Estates would also be obligated to pay all unpaid expenses incurred by the Debtors during the Chapter 11 Cases (such as compensation for professionals) that are allowed in the chapter 7 cases.

Accordingly, the Debtors believe that Holders of Allowed Claims would receive less than anticipated under the Plan if the chapter 11 cases were converted to chapter 7 cases, and therefore, the classification and treatment of Claims and Interests in the Plan complies with section 1129(a)(7) of the Bankruptcy Code. Attached hereto as **Exhibit A** is a hypothetical chapter 7 liquidation analysis.

4.9 **Acceptance of the Plan**.

The rules and procedures governing eligibility to vote on the Plan, solicitation of votes and submission of ballots are set forth in the Interim Approval and Procedures Order.

For the Plan to be accepted by an Impaired Class of Claims, a majority in number and two-thirds in dollar amount of the Claims voting in such Class must vote to accept the Plan. At least one Voting Class, excluding the votes of Insiders, must vote to accept the Plan.

IF YOU ARE ENTITLED TO VOTE ON THE PLAN, YOU ARE URGED TO COMPLETE, DATE, SIGN AND PROMPTLY MAIL THE BALLOT YOU RECEIVE. PLEASE BE SURE TO COMPLETE THE BALLOT PROPERLY AND LEGIBLY AND TO IDENTIFY THE EXACT AMOUNT OF YOUR CLAIM AND THE NAME OF THE HOLDER. IF YOU ARE A HOLDER OF A CLAIM ENTITLED TO VOTE ON THE PLAN AND YOU DID NOT RECEIVE A BALLOT, YOU RECEIVED A DAMAGED BALLOT OR YOU LOST YOUR BALLOT OR IF YOU HAVE ANY QUESTIONS CONCERNING THE PLAN OR PROCEDURES FOR VOTING ON THE PLAN, PLEASE CONTACT THE SOLICITATION AND CLAIMS AGENT VIA EMAIL WITH A REFERENCE TO "TIMBER PHARMACEUTICALS, INC." OR "TREX WIND-DOWN, INC." IN THE SUBJECT LINE; OR BY PHONE AT (844) 369-8504 (DOMESTIC) OR (646) 777-2216 (INTERNATIONAL) AND REQUEST TO SPEAK WITH A MEMBER OF THE SOLICITATION TEAM.

ARTICLE V
CERTAIN RISK FACTORS TO BE CONSIDERED PRIOR TO VOTING

THE PLAN AND ITS IMPLEMENTATION ARE SUBJECT TO CERTAIN RISKS, INCLUDING, BUT NOT LIMITED TO, THE RISK FACTORS SET FORTH BELOW. HOLDERS OF CLAIMS WHO ARE ENTITLED TO VOTE ON THE PLAN SHOULD READ AND CAREFULLY CONSIDER THE RISK FACTORS, AS WELL AS THE OTHER INFORMATION SET FORTH IN THE PLAN AND THE DOCUMENTS DELIVERED TOGETHER HEREWITH OR REFERRED TO OR INCORPORATED BY REFERENCE HEREIN, BEFORE DECIDING WHETHER TO VOTE TO ACCEPT OR REJECT THE PLAN. THESE FACTORS SHOULD NOT, HOWEVER, BE REGARDED AS CONSTITUTING THE ONLY RISKS INVOLVED IN CONNECTION WITH THE PLAN AND ITS IMPLEMENTATION.

5.1 **The Plan May Not Be Accepted**.

The Debtors can make no assurances that the requisite acceptances to the Plan will be received, and the Debtors may need to obtain acceptances to an alternative plan of liquidation of the Debtors, or otherwise, that may not have the support of the creditors and/or may be required to liquidate the Estates under chapter 7 of the Bankruptcy Code. There can be no assurance that the terms of any such alternative restructuring arrangement or plan would be similar to or as favorable to creditors as those proposed in the Plan.

5.2 **The Plan May Not Be Confirmed**.

Even if the Debtors receive the requisite acceptances, there is no assurance that the Bankruptcy Court will confirm the Plan. Even if the Bankruptcy Court determined that the combined Disclosure Statement and Plan and the balloting procedures and results were appropriate, the Bankruptcy Court could still decline to confirm the Plan if it finds that any of the statutory requirements for confirmation have not been met. Moreover, there can be no assurance that modifications to the Disclosure Statement and Plan will not be required for Confirmation or that such modifications would not necessitate the resolicitation of votes. If the Plan is not confirmed, it is unclear what Distributions Holders of Claims or Interests ultimately would receive with respect to their Claims or Interests in a subsequent plan of liquidation.

5.3 **Distributions to Holders of Allowed Claims under the Plan May Be Inconsistent with Projections**.

Projected Distributions are based upon good faith estimates of the total amount of Claims ultimately projected to be Allowed and the funds available for Distribution. There can be no assurance that the estimated Claim amounts set forth in the Plan are correct. These estimated amounts are based on certain assumptions with respect to a variety of factors, including the amount and value of assets available for Distribution and the number and value of Claims ultimately Allowed in these Chapter 11 Cases. Both the actual amount of Allowed Claims in a particular Class and the funds available for Distribution to such Class may differ from the Debtors' estimates. If the total amount of Allowed Claims in a Class is higher than the Debtors' estimates, or the funds available for Distribution to such Class are lower than the Debtors' estimates, the percentage recovery to holders of Allowed Claims in such Class will be less than projected.

5.4 **Objections to Classification of Claims**.

Section 1122 of the Bankruptcy Code requires that the Plan classify Claims and Interests. The Bankruptcy Code also provides that the Plan may place a Claim or Interest in a particular Class only if such Claim or Interest is substantially similar to the other Claims or Interests of such Class. The Debtors believe that all Claims and Interests have been appropriately classified in the Plan. To the extent that the Bankruptcy Court finds that a different classification is required for the Plan to be confirmed, the Debtors would seek to (i) modify the Plan to provide for whatever classification might be required for Confirmation and (ii) use the acceptances received from any Holder of Claims pursuant to this solicitation for the purpose of obtaining the approval of the Class or Classes of which such Holder ultimately is deemed to be a member. Any such reclassification of Claims, although subject to the notice and hearing requirements of the Bankruptcy Code, could adversely affect the Class in which such Holder was initially a member, or any other Class under the Plan, by changing the composition of such Class and the vote required for approval of the Plan. There can be no assurance that the Bankruptcy Court, after finding that a classification was inappropriate and requiring a reclassification, would approve the Plan based upon such reclassification. Except to the extent that modification of classification in the Plan requires resolicitation, the Debtors will, in accordance with the Bankruptcy Code and the Bankruptcy Rules, seek a determination by the Bankruptcy Court that acceptance of the Plan by any holder of Claims pursuant to this solicitation will constitute a consent to the Plan's treatment of such holder, regardless of the Class as to which such holder is ultimately deemed to be a member. The Debtors believe that they would be required to resolicit votes for or against the Plan only when a modification adversely affects the treatment of the Claim or Interest of any holder.

The Bankruptcy Code also requires that the Plan provide the same treatment for each Claim or Interest of a particular Class unless the Holder of a particular Claim or Interest agrees to a less favorable treatment of its Claim or Interest. The Debtors believe that the Plan complies with the requirement of equal treatment. To the extent that the Bankruptcy Court finds that the Plan does not satisfy such requirement, the Bankruptcy Court could deny confirmation of the Plan. Issues or disputes relating to classification and/or treatment could result in a delay in the confirmation and Consummation of the Plan and could increase the risk that the Plan will not be consummated.

5.5 Failure to Consummate the Plan.

The Plan provides for certain conditions that must be satisfied (or waived) prior to Confirmation and for certain other conditions that must be satisfied (or waived) prior to the Effective Date. As of the date of the Plan, there can be no assurance that any or all of the conditions in the Plan will be satisfied (or waived). Accordingly, there can be no assurance that the Plan will be confirmed by the Bankruptcy Court. Further, if the Plan is confirmed, there can be no assurance that the Plan will be consummated.

5.6 Allowance of Claims May Substantially Dilute the Recovery to Holders of Claims under the Plan.

There can be no assurance that the estimated Claim amounts set forth in the Plan are correct, and the actual Allowed amounts of Claims may differ from the estimates. The estimated amounts are based on certain assumptions with respect to a variety of factors. Should these underlying assumptions prove incorrect, the actual Allowed amounts of Claims may vary

from those estimated herein, thereby materially reducing the recovery to the Holders of Class 3 General Unsecured Claims under the Plan.

5.7 **Plan Releases May Not Be Approved.**

There can be no assurance that the releases, as provided in Article X of the Plan, will be granted. Failure of the Bankruptcy Court to grant such relief may result in a plan of liquidation that differs from the Plan or the Plan not being confirmed.

5.8 **Certain Tax Considerations.**

There are a number of material income tax considerations, risks and uncertainties associated with the Plan described in this combined Disclosure Statement and Plan.

THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN ARE COMPLEX. NOTHING HEREIN SHALL CONSTITUTE TAX ADVICE. THE TAX CONSEQUENCES ARE IN MANY CASES UNCERTAIN AND MAY VARY DEPENDING ON A HOLDER'S PARTICULAR CIRCUMSTANCES. ACCORDINGLY, HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS ABOUT THE UNITED STATES FEDERAL, STATE AND LOCAL, AND APPLICABLE FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE PLAN.

ARTICLE VI
TREATMENT OF UNCLASSIFIED CLAIMS

Pursuant to section 1126(f) of the Bankruptcy Code, Holders of Unimpaired Claims are conclusively presumed to have accepted this Plan. The Holders of Administrative Claims, Fee Claims, Tax Claims, Other Priority Claims and Other Secured Claims are not Impaired under this Plan.

6.1 **Administrative Claims.**

Unless otherwise agreed to by the Holder of an Allowed Administrative Claim, each Holder of an Allowed Administrative Claim (other than Holders of Fee Claims and Claims for U.S. Trustee Fees) will receive in full and final satisfaction of its Administrative Claim an amount of Cash equal to the Allowed amount of such Administrative Claim either: (a) if an Administrative Claim is Allowed on or prior to the Effective Date, on the Effective Date or as soon as reasonably practicable thereafter (or, if not then due, when such Allowed Administrative Claim is due or as soon as reasonably practicable thereafter); (b) if such Administrative Claim is not Allowed as of the Effective Date, no later than thirty (30) days after the date on which an order Allowing such Administrative Claim becomes a Final Order; (c) if such Allowed Administrative Claim is based on liabilities incurred by the Debtors in the ordinary course of their business after the Petition Date in accordance with the terms and conditions of the particular transaction giving rise to such Allowed Administrative Claim; (d) at such time as may be agreed upon by (i) if prior to the Effective Date, such Holder and the Debtors or (ii) if after the Effective Date, such Holder and the Liquidating Trustee; or (e) at such time and upon such terms as set forth in an order of the Bankruptcy Court.

Holders of Administrative Claims, other than Fee Claims, that were required to file and serve a request for payment of such Administrative Claims and that did not file and serve such a request by the Administrative Claim Bar Date and the Second Administrative Claim Bar Date shall be forever barred, estopped and enjoined from asserting such Administrative Claims against the Debtors or their property, or the Liquidating Trust or the Liquidating Trust Assets. The Debtors or the Liquidating Trustee, as applicable, may file and serve objections to Administrative Claims on or before the Claims Objection Bar Date.

For the avoidance of doubt, this deadline does not apply to 503(b)(9) Claims and the deadline for Filing requests for payment of such 503(b)(9) Claims was the General Bar Date, and this deadline set by the Bar Date Order is not extended by this combined Disclosure Statement and Plan nor the Confirmation Order.

With respect to U.S. Trustee Fees, all fees due, payable, and/or may come due to the U.S. Trustee pursuant to section 1930 of Title 28 of the United States Code ("Quarterly Fees") on account of the period before the Effective Date shall be paid by the Debtors on the Effective Date, or as soon as practicable thereafter to the extent said amount was not yet due and/or billed. After the Effective Date, (i) the Debtors and the Liquidating Trustee shall be jointly and severally liable to pay all Quarterly Fees accruing from and after the Effective Date until the earliest to occur of the particular Debtor's case being converted to a case under chapter 7 of the Bankruptcy Code, dismissed, or closed and (ii) the Liquidating Trustee shall file quarterly reports when they become due, in a form reasonably acceptable to the U.S. Trustee, which reports shall include a separate schedule of disbursements made by the Liquidating Trust during the applicable period. The U.S. Trustee shall not be required to file a request for payment of its Quarterly Fees, which shall be deemed an Administrative Claim against the Debtors and their Estates.

6.2 **Fee Claims.**

(a) **Professional Fees Account.**

On the Effective Date, the Debtors or the Liquidating Trustee, as appropriate, shall fund the Professional Fees Account, to the extent not already sufficiently or fully funded. Fee Claims shall be paid in Cash from funds held in the Professional Fees Account when such Claims are Allowed by a Final Order of the Bankruptcy Court. Neither the Debtors' nor the Liquidating Trust's obligations to pay Fee Claims shall be limited nor be deemed limited to funds held in the Professional Fees Account.

(b) **Estimation of Fee Claims.**

No later than five (5) days before the anticipated Effective Date, Professionals shall provide a good faith estimate of their Fee Claims projected to be outstanding as of the Effective Date and shall deliver such estimate to the Debtors. Such estimate shall not be considered an admission or limitation with respect to the fees and expenses of such Professional and such Professionals are not bound to any extent by the estimates. If a Professional does not provide an estimate, the Debtors may estimate the unbilled fees and expenses of such Professional. The total amount so estimated shall be utilized by the Debtors to determine the amount necessary to fully fund the Professional Fees Account. The Debtors or the Liquidating Trustee shall use Cash on

hand to increase the amount of the Professional Fees Account to the extent fee applications are filed after the Effective Date in excess of the amount held in the Professional Fees Account based on such estimates.

(c) **Payment of Fee Claims.**

All entities seeking an award by the Bankruptcy Court of Fee Claims (i) shall file their respective final applications for allowance of compensation for services rendered and reimbursement of expenses incurred by the date that is forty-five (45) days after the Effective Date and (ii) shall be paid in full from the Professional Fees Account in such amounts as are Allowed by the Bankruptcy Court in accordance with an order entered by the Bankruptcy Court approving the interim compensation of Professionals, upon the later of the Effective Date and the date upon which the order relating to any such Allowed Fee Claim is entered or upon such other terms as may be mutually agreed upon between the holder of such an Allowed Fee Claim and the Debtors or the Liquidating Trustee, as applicable. Objections to such Fee Claims, if any, must be filed and served no later than twenty (20) calendar days after the filing of such fee application or such other date as established by the Bankruptcy Court.

The Liquidating Trustee is authorized to pay compensation for services rendered or reimbursement of expenses incurred by any Professional after the Effective Date in the ordinary course and without the need for Bankruptcy Court approval in accordance with the Liquidating Trust Agreement. For the avoidance of doubt, such compensation and reimbursement shall include compensation and reimbursement to the Debtors' Professionals for services rendered and expenses incurred after the Effective Date. When all Allowed Fee Claims have been paid in full, any remaining amount in the Professional Fees Account shall promptly be released from such escrow and revert to, and ownership thereof shall vest in, the Liquidating Trust without any further action or order of the Bankruptcy Court.

(d) **Professional Fees Account Not Property of the Liquidating Trust.**

Until payment in full of all Allowed Fee Claims, funds held in the Professional Fees Account shall not be considered Liquidating Trust Assets or otherwise property of the Liquidating Trust, the Debtors, VRS, or the Debtors' Estates. The Professional Fees Account shall be treated as a trust account for the benefit of Holders of Fee Claims and for no other parties until all Allowed Fee Claims have been paid in full in Cash. No other Liens, claims or interests shall encumber the Professional Fees Account or Cash held in the Professional Fees Account in any way.

6.3 **Tax Claims.**

Unless otherwise agreed to by the Holder of an Allowed Tax Claim, each Holder of an Allowed Tax Claim will receive in full and final satisfaction of such Allowed Tax Claim Cash in an amount equal to the unpaid portion of such Allowed Tax Claim either: (a) if a Tax Claim is Allowed on or prior to the Effective Date, on the Effective Date by the Debtors; (b) if such Tax Claim is not Allowed as of the Effective Date, no later than thirty (30) days after the date on which an order Allowing such Tax Claim becomes a Final Order; (c) at such time as may be agreed upon by (i) if prior to the Effective Date, such Holder and the Debtors or (ii) if after the

Effective Date, such Holder and the Liquidating Trustee; or (d) at such time and upon such terms as set forth in an order of the Bankruptcy Court; *provided, however*, that all Allowed Tax Claims that are not due, payable, and/or that may become due on or before the Effective Date shall be paid by the Liquidating Trustee in the ordinary course of business as they become due, or as soon as practicable thereafter to the extent said amount was not yet due and/or payable. Any Claim or demand for any penalty (a) will be subject to treatment as a General Unsecured Claim, if and to the extent it is an Allowed Claim, and (b) the Holder of an Allowed Tax Claim shall not assess or attempt to collect such amounts from the Debtors, the Estates, the Liquidating Trustee, or the Liquidating Trust except as a General Unsecured Claim, if and to the extent it is an Allowed Claim.

ARTICLE VII
TREATMENT OF CLASSIFIED CLAIMS AND INTERESTS

The Holders of Claims in Classes 1 and 2 are Unimpaired, conclusively deemed to accept the Plan and are not entitled to vote on the Plan. The Holders of Claims in Class 3 are Impaired and entitled to vote to accept or reject this Plan. Holders of Claims in Class 4 and Interests in Class 5 are conclusively deemed to reject the Plan and, therefore, are not entitled to vote on the Plan. Holders of Claims in Class 6A and Holders of Interests in Class 6B are conclusively deemed to reject the Plan and, therefore, are not entitled to vote on the Plan.

7.1 **Class 1: Other Priority Claims.**

Unless otherwise agreed to by the Holder of an Allowed Other Priority Claim, each Holder of an Allowed Other Priority Claim will receive in full and final satisfaction of such Allowed Other Priority Claim an amount of Cash equal to the unpaid portion of such Allowed Other Priority Claim either: (a) if an Other Priority Claim is Allowed on or prior to the Effective Date, on the Effective Date or as soon as reasonably practicable thereafter; (b) if such Other Priority Claim is not Allowed as of the Effective Date, no later than thirty (30) days after the date on which an order Allowing such Other Priority Claim becomes a Final Order; (c) at such time as may be agreed upon by (i) if prior to the Effective Date, such Holder and the Debtors or (ii) if after the Effective Date, such Holder and the Liquidating Trustee; or (d) at such time and upon such terms as set forth in an order of the Bankruptcy Court.

7.2 **Class 2: Other Secured Claims.**

Except to the extent that a Holder of an Allowed Other Secured Claim agrees to different treatment, on the later of the Effective Date and the date that is ten (10) Business Days after the date such Other Secured Claim becomes an Allowed Claim, or as soon thereafter as is reasonably practicable, each Holder of an Allowed Other Secured Claim will receive, on account of such Allowed Claim, (a) Cash in an amount equal to the Allowed amount of such Claim; (b) reinstatement of such Holder's Allowed Other Secured Claim; (c) such other treatment sufficient to render such Holder's Allowed Other Secured Claim Unimpaired; or (d) return of the applicable collateral in satisfaction of the Allowed amount of such Other Secured Claim.

7.3 **Class 3: General Unsecured Claims.**

If Class 3 accepts this Plan (i.e., 66 2/3% in claim amount and majority in number), except to the extent that the Holder of an Allowed Claim in Class 3 agrees to less

favorable treatment (or such other treatment which the Debtors or the Liquidating Trustee, as applicable, and the Holder of such Allowed Class 3 Claim have agreed upon in writing), each Holder of an Allowed Claim in Class 3 shall receive, on the Effective Date, in full and final satisfaction, settlement, and release of and in exchange for its Allowed Class 3 Claim its Pro Rata Share of the Cash to be distributed from the Liquidating Trust.

7.4 **Class 4: Subordinated Claims.**

Holders of Subordinated Claims shall receive no Distribution on account of their Subordinated Claims pursuant to the Plan.

7.5 **Class 5: Interests.**

On the Effective Date, all Interests shall be cancelled, and each Holder of an Interest in any Debtor shall receive no Distribution pursuant to the Plan.

7.6 **Classes 6A and 6B: Intercompany Claims and Intercompany Interests.**

On the Effective Date, all Intercompany Claims and Intercompany Interests shall be adjusted, continued, settled, reinstated, discharged or eliminated, in each case to the extent determined to be appropriate by the Debtors or the Liquidating Trustee (as applicable).

7.7 **Reservation of Rights Regarding Claims and Interests.**

Except as otherwise explicitly provided in the Plan, nothing shall affect the Debtors' rights and defenses, both legal and equitable, with respect to any Claims or Interests, including, but not limited to, all rights with respect to legal and equitable defenses to alleged rights of setoff or recoupment.

ARTICLE VIII
ACCEPTANCE OR REJECTION OF THE PLAN

8.1 **Classes Entitled to Vote.**

Because Claims in Class 3 are Impaired and Holders thereof will receive or retain property or an interest in property under the Plan, only the Holders of Class 3 Claims shall be entitled to vote to accept or reject the Plan.

8.2 **Acceptance by Impaired Classes of Claims.**

In accordance with section 1126(c) of the Bankruptcy Code, and except as provided in section 1126(e) of the Bankruptcy Code, an Impaired Class of Claims shall have accepted the Plan if the Plan is accepted by the Holders of at least two-thirds (2/3) in dollar amount and more than one-half (1/2) in number of the Allowed Claims in such Class that have timely and properly voted to accept or reject the Plan. In accordance with section 1126(d) of the Bankruptcy Code and except as provided in section 1126(e) of the Bankruptcy Code, an impaired class of interests shall

have accepted the plan if such plan is accepted by holders of at least two-thirds (2/3) in amount of the allowed interests in such class that have timely and properly voted to accept or reject the Plan.[9]

8.3 **Presumed Acceptance by Unimpaired Classes.**

Because Claims in Classes 1 and 2 are Unimpaired, pursuant to section 1126(f) of the Bankruptcy Code, Holders of Claims in Classes 1 and 2 are deemed to have accepted the Plan and, therefore, Holders of such Claims are not entitled to vote to accept or reject the Plan.

8.4 **Presumed Rejections by Impaired Classes.**

Because Holders of Subordinated Claims in Class 4, Holders of Interests in Class 5, Holders of Intercompany Claims in Class 6A and Holders of Intercompany Interests in Class 6B are not entitled to receive or retain any property under the Plan, pursuant to section 1126(g) of the Bankruptcy Code, Holders of Subordinated Claims in Class 4, Holders of Interests in Class 5, Holders of Intercompany Claims in Class 6A and Holders of Intercompany Interests in Class 6B are presumed to have rejected the Plan and are not entitled to vote to accept or reject the Plan.

8.5 **Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code.**

Because certain classes are deemed to have rejected the Plan, the Debtors will request confirmation of the Plan, as it may be modified and amended from time to time, under section 1129(b) of the Bankruptcy Code with respect to such Classes. The Debtors reserve the right to alter, amend, modify, revoke or withdraw this Plan in order to satisfy the requirements of section 1129(b) of the Bankruptcy Code, if necessary.

8.6 **Controversy Concerning Impairment.**

If a controversy arises as to whether any Claim or Interest is Impaired under the Plan, the Bankruptcy Court shall determine such controversy on or before the Confirmation Date.

8.7 **Elimination of Vacant Classes.**

Any Class of Claims that, as of the commencement of the Confirmation Hearing, does not have at least one Holder of a Claim that is Allowed in an amount greater than zero for voting purposes shall be considered vacant, deemed eliminated from the Plan for purposes of voting to accept or reject the Plan, and disregarded for purposes of determining whether the Plan satisfies section 1129(a)(8) of the Bankruptcy Code with respect to that Class.

8.8 **Voting Classes; Deemed Acceptance by Non-Voting Classes.**

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[9] For the avoidance of doubt, as noted in Section 8.4 below, Holders of Interests in the Debtors are not entitled to receive or retain any property under the Plan, and thus Holders of Interests are deemed to reject the Plan.

If a Class contains Claims eligible to vote and no Holders of Claims eligible to vote in such Class vote to accept or reject the Plan, the Plan shall be deemed accepted by the Holders of such Claims in such Class.

ARTICLE IX
MEANS OF IMPLEMENTING THE PLAN

In addition to the provisions set forth elsewhere in this Plan, the following shall constitute the means of execution and implementation of this Plan.

9.1 **Joint Chapter 11 Plan.**

The Plan is a joint chapter 11 plan for each of the Debtors, with the Plan for each Debtor being non-severable and mutually dependent on the Plan for each other Debtor.

9.2 **Plan Funding.**

Distributions under the Plan shall be funded from Retained Assets, including the proceeds from the Sale.

9.3 **Distributions on the Effective Date/Dissolution of Debtors.**

On the Effective Date, the Debtors shall make any Distributions for Administrative Claims, Tax Claims, Other Secured Claims or Other Priority Claims that are Allowed on or prior to the Effective Date.

On the Effective Date, the Debtors shall be automatically and immediately deemed dissolved, in accordance with, as applicable, section 303 of the Delaware General Corporation Law and chapter 78 of the Nevada Revised Statutes, section 78.622, without the necessity for any other or further actions to be taken by or on behalf of the Debtors or payments to be made in connection therewith; provided that notwithstanding such dissolution, the Liquidating Trustee shall retain the authority to file all applicable or necessary federal, state or local filings (including tax filings) to the extent required for each of the Debtors (including to the extent deemed necessary or appropriate by the Liquidating Trustee) to maximize the value of the Liquidating Trust Assets for distribution of such assets to Allowed Claims against each of the Debtors (and transferred to the Liquidating Trust on the Effective Date).

On the Effective Date, the Liquidating Trustee shall provide for the retention and storage of the books, records, and files that shall have been delivered to the Liquidating Trust until such time as all such books, records and files are no longer required to be retained under applicable law or as otherwise authorized by the Bankruptcy Court, and file a certificate or notice informing the Bankruptcy Court of the location at which such books, records and files are being stored. With respect to any books and records that are not, in the view of the Liquidating Trustee, relevant for the continuing prosecution of any objections to Claims, defense of any potential Claims or actions against the Debtors or Liquidating Trust, any Causes of Action, or the wind-down of the Debtors' Estates, the Liquidating Trustee shall be free, in its reasonable discretion, to abandon, destroy or otherwise dispose of such books and records in compliance with applicable non-bankruptcy law

at any time on and after the Effective Date, without the need for any other Order of the Bankruptcy Court and shall have no liability for same.

9.4 **Liquidating Trust.**

(a) **Establishment of the Liquidating Trust.**

The Liquidating Trust shall be established and shall become effective on the Effective Date.

(b) **Vesting of Liquidating Trust Assets.**

Upon the occurrence of the Effective Date, (a) the members of each Debtor's board of directors or managers, as the case may be, shall be deemed to have resigned and be immediately discharged of their duties as directors or managers and (b) the Liquidating Trust Assets shall be transferred to the Liquidating Trust in accordance with this Plan. The Liquidating Trust Assets shall vest in the Liquidating Trust free and clear of all Liens, claims, and interests. Upon transfer of the Liquidating Trust Assets, the Debtors shall have no further duties or responsibilities in connection with the implementation of this Plan.

(c) **Liquidating Trust Assets.**

The Liquidating Trust Assets include, but are not limited to, the: (a) Debtors' Cash, (b) Retained Causes of Action, (c) all rights of setoff, recoupment, and other defenses against Claims, (d) all Debtors' rights under the Asset Purchase Agreements and any other documents related to the Sale, (e) all Debtors' bank accounts, (f) all documents, communications and information, without regard to whether such documents, communications and information are subject to the attorney-client privilege; and (g) any other assets not sold pursuant to the LEO Sale Order, if any, existing immediately prior to the Effective Date.

(1) **Cash as of the Effective Date**

All Cash held by the Debtors as of the Effective Date will transfer to the Liquidating Trust (provided that the Professional Fees Account will continue to be maintained and held in escrow by VRS). The Debtors estimate the Cash as of the Effective Date, net of the amounts held in the Professional Fees Account, to be approximately $495,000.[10]

(2) **Retained Causes of Action**

All Retained Causes of Action will be contributed to the Liquidating Trust. The Retained Causes of Action, to the extent not liquidated prior to the Effective Date by the Debtors, are therefore being preserved and contributed by the Debtors to the Liquidating Trust so that

[10] This amount is also net of amounts reserved under the Budget (as defined in the Final DIP Order) for certain post-petition administrative expense obligations expected to be incurred prior to the closing of the Sale. The Debtors reserve all rights with respect to administrative claims, if any, filed with respect to such obligations. Depending on the allowed amount of any such asserted administrative expense claims, the actual amount of net Cash held by the Debtors as of the Effective Date may be materially higher or lower than the amount estimated herein.

these Causes of Action may be investigated and prosecuted, if possible, by the Liquidating Trustee with any recoveries resulting therefrom to be distributed to the beneficiaries of the Liquidating Trust. The Liquidating Trust shall have the authority and standing to bring and litigate all Retained Causes of Action. No Entity may rely on the absence of a specific reference in this Plan, the Plan Supplement, or the Disclosure Statement to any Cause of Action against it as any indication that the Liquidating Trust will pursue or not pursue any and all available Causes of Action. The Liquidating Trustee and the Debtors expressly reserve all rights to prosecute any and all Causes of Action of the Debtors against any Entity, except as otherwise expressly provided in the Plan or to the extent released pursuant to other Orders of the Bankruptcy Court.

Pursuant to the LEO Sale Order, LEO purchased certain of the Debtors' Causes of Action, which, for the avoidance of doubt, are not Retained Causes of Action.

(3) **Rights Pursuant to the LEO Sale Order and to Books and Records**

The Debtors will transfer all of the Debtors' rights pursuant to the Asset Purchase Agreements approved pursuant to the LEO Sale Order to the Liquidating Trust. This includes, among other things, rights under Section 7.07 of the Asset Purchase Agreement that provides the Debtors access to any books and records transferred as part of the Sale to allow a Liquidating Trustee to access such books and records. To the extent any documents remained with the Debtors, all documents, communications and information, without regard to whether such documents, communications and information are subject to the attorney-client privilege held be the Debtors shall transfer to the Liquidating Trustee.

(4) **Remaining Assets as of the Effective Date**

Except as set forth herein, the Debtors will transfer all remaining assets in their possession as of the Effective Date to the Liquidating Trust.

(d) **Creation and Maintenance of Trust Accounts.**

On or prior to the Effective Date, appropriate trust accounts will be established and maintained in one or more federally insured domestic banks in the name of the Liquidating Trust. Cash deposited in the trust accounts will be invested, held and used solely as provided in the Liquidating Trust Agreement. The Liquidating Trustee is authorized to establish additional trust accounts after the Effective Date, consistent with the terms of the Liquidating Trust Agreement, as applicable. After the funding of the trust accounts on the Effective Date, the trust accounts will be funded, as applicable, by Cash proceeds obtained through litigation, settlement, disposition, or other monetization of the Liquidating Trust Assets. Upon obtaining an order of the Bankruptcy Court authorizing final Distributions, any funds remaining in the trust accounts shall be distributed in accordance with this Plan and the Liquidating Trust Agreement, and the trust accounts may be closed.

(e) **Trust Distributions.**

All Distributions to the Holders of (i) Allowed General Unsecured Claims and (ii) Administrative Claims, Tax Claims, Other Secured Claims and Other Priority Claims that are not Allowed as of the Effective Date but subsequently Allowed, shall be from the Liquidating Trust. The Liquidating Trust shall, among other things, administer the Liquidating Trust Assets. The Liquidating Trustee shall distribute the Liquidating Trust Assets in accordance with the Plan and the Liquidating Trust Agreement.

(f) **Duration of the Trust.**

The Liquidating Trust shall have an initial term of two years; *provided, however*, that the Liquidating Trustee shall be authorized to extend the Liquidating Trust. The Liquidating Trust may be terminated earlier than its scheduled termination if the Liquidating Trustee determines that it has administered all the Liquidating Trust Assets and performed all other duties required by this Plan and the Liquidating Trust Agreement. As soon as practicable after the final Distribution Date (unless all asserted Claims are resolved sooner), the Liquidating Trustee shall seek entry of a Final Order closing the Chapter 11 Cases pursuant to section 350(a) of the Bankruptcy Code.

9.5 **Liquidating Trustee.**

(a) **Appointment.**

The initial Liquidating Trustee shall be appointed by the Debtors. The appointment of the Liquidating Trustee shall be approved in the Confirmation Order and be effective as of the Effective Date. Successor Liquidating Trustee(s) shall be appointed as set forth in the Liquidating Trust Agreement.

(b) **Term.**

The Liquidating Trustee's term, including without limitation the term of any Successor Liquidating Trustee(s), shall expire upon termination of the Liquidating Trust pursuant to this Plan and/or the Liquidating Trust Agreement.

(c) **Removal.**

The U.S. Trustee or any creditor may request the removal of the Liquidating Trustee for "cause" pursuant to a motion Filed with the Bankruptcy Court and served upon (a) the Liquidating Trustee and its counsel, (b) the U.S. Trustee (if not the movant) and (c) all other Entities that have formally requested notice pursuant to Bankruptcy Rule 2002. In connection with any such motion to remove the Liquidating Trustee, "cause" will include: (a) the Liquidating Trustee's willful failure to perform his, her or its material duties hereunder, which is not remedied within thirty (30) days of notice; (b) the Liquidating Trustee's death; (c) the Liquidating Trustee's mental or physical incapacity that materially and adversely affects the Liquidating Trustee's ability to perform his, her or its duties under the Plan; (d) the Liquidating Trustee's commission of an act of fraud, theft or embezzlement in connection with the Liquidating Trustee's duties under this Plan; (e) the Liquidating Trustee's conviction for the commission of a felony with all appeals having been exhausted or appeal periods lapsed; *provided, however*, that no "cause" shall exist involving clause (a) above until the Liquidating Trustee first has failed to cure such failure within

thirty (30) days of having been given written notice of such failure. For purposes of the foregoing, no act or failure to act on the part of the Liquidating Trustee shall be considered "willful" unless it is done, or permitted to be done, by the Liquidating Trustee without reasonable belief that the Liquidating Trustee's action or omission was in the best interests of the Debtors.

(d) **Powers and Duties.**

The Liquidating Trustee shall be the exclusive representative of the Debtors' Estates and shall have the rights and powers set forth in the Liquidating Trust Agreement including, but not limited to, the rights and powers of a trustee under the Bankruptcy Code. The Liquidating Trustee shall be governed in all things by the terms of the Liquidating Trust Agreement and this Plan. The Liquidating Trustee shall administer the Liquidating Trust, and the Liquidating Trust Assets, and make Distributions in accordance with this Plan and the Liquidating Trust Agreement. In addition, the Liquidating Trustee shall, in accordance with the terms of this Plan, take all actions necessary to wind down the affairs of the Debtors consistent with this Plan and applicable non-bankruptcy law. Subject to the terms of the Liquidating Trust Agreement, the Liquidating Trustee shall be authorized, empowered and directed to take all actions necessary to comply with this Plan and exercise and fulfill the duties and obligations arising hereunder, including, without limitation:

(1) To exercise all power and authority that may be or could have been exercised and take all actions that may be or could have been taken by the Debtors with like effect as if authorized, exercised, and taken by unanimous action of the Debtors' partners, members, officers, directors and equity holders; including, without limitation; sign on behalf of each Debtor; access, close, and/or liquidate Debtor bank accounts, insurance policies and/or other accounts; amendment of the certificates of incorporation and by-laws of the Debtors, merger of any Debtor into another Debtor, the filing of any documents with state authorities implementing the dissolution of the Debtors (which dissolutions are effectuated under this Plan), and the assertion or waiver of any Debtors' attorney/client privilege;

(2) To implement Distributions to Holders of Allowed Claims as provided for or contemplated by the Plan and take other actions consistent with the Plan and the implementation thereof;

(3) Subject to the applicable provisions of the Plan, to administer the winding-up of the affairs of the Debtors;

(4) To take all actions necessary to preserve and maximize the value of the Liquidating Trust Assets;

(5) To prosecute the Retained Causes of Action transferred to the Liquidating Trust, by which the Liquidating Trust is hereby granted standing to prosecute any of such Retained Causes of Action and the authority to settle such Retained Causes of Action without Bankruptcy Court approval;

(6) To maintain customary insurance coverage for the protection of the Liquidating Trustee and professionals on and after the Effective Date;

(7) To object to any Claims (Disputed or otherwise), and to defend, compromise and/or settle any Claims prior to or following objection without the necessity of approval of the Bankruptcy Court;

(8) To make decisions, without further Bankruptcy Court approval, regarding the retention or engagement of professionals, employees and consultants by the Liquidating Trust and to reserve for and/or pay (a) the charges incurred (or anticipated to be incurred) by the Liquidating Trust on or after the Effective Date for services of professionals, without application to the Bankruptcy Court and (b) disbursements, expenses or related support services relating to the winding down of the Debtors and implementation of the Plan, without application to the Bankruptcy Court;

(9) To cause, on behalf of the Liquidating Trust, the Debtors, and their Estates all necessary tax returns and all other appropriate or necessary documents related to municipal, State, Federal or other tax law to be prepared or filed timely, in accordance with the Plan, including to sign said documents on behalf of each Debtor;

(10) To maintain appropriate books and records (including financial books and records) to govern the liquidation and Distribution of the Liquidating Trust Assets;

(11) To pay fees incurred pursuant to 28 U.S.C. § 1930(a)(6) and to file with the Bankruptcy Court and serve on the U.S. Trustee quarterly post-confirmation financial reports for each of the Debtors until such time as such reports are no longer required, or the Bankruptcy Court orders otherwise, a final decree is entered closing these Chapter 11 Cases or the Chapter 11 Cases are converted or dismissed;

(12) To dissolve the Liquidating Trust if the Liquidating Trustee determines, in reliance on such professionals as it may retain, that the expense of administering the Liquidating Trust so as to make a final Distribution is likely to exceed the value of the remaining Liquidating Trust Assets;

(13) To seek one or more final decrees closing the Debtors' Chapter 11 Cases;

(14) To do all other acts or things consistent with the provisions of this Plan that the Liquidating Trustee deems reasonably necessary or desirable with respect to implementing this Plan; and

(15) To be the Estate representative and successor of the Debtors for all purposes.

(e) **Limitation of Liability; Exculpation of Liquidating Trustee.**

Subject to the entry of a final order, the Liquidating Trustee and its agents and professionals shall not be liable for actions taken or omitted in their respective capacities as, or on behalf of, the Liquidating Trustee or the Liquidating Trust, except those acts arising out of its or

their gross negligence, actual fraud or willful misconduct, each as determined by a Final Order from a court of competent jurisdiction. The Liquidating Trustee (and its agents and professionals) shall be entitled to indemnification and reimbursement for fees and expenses in defending any and all of its or their actions or inactions in its or their capacity as, or on behalf of, the Liquidating Trustee or the Liquidating Trust, except for any actions or inactions involving gross negligence, actual fraud or willful misconduct, each as determined by a Final Order from a court of competent jurisdiction. Any indemnification claim of the Liquidating Trustee and the other parties entitled to indemnification under this subsection shall be satisfied from the Liquidating Trust Assets, as provided in the Liquidating Trust Agreement. The Liquidating Trustee shall be entitled to rely, in good faith, on the advice of its professionals.

(f) **Records.**

The Liquidating Trustee shall be provided with originals or copies of or access to all documents and business records of the Debtors, to the extent available, as may be necessary for the disposition of Liquidating Trust Assets and objections to Disputed Claims.

(g) **Insurance.**

The Liquidating Trustee shall be authorized, but not required, to obtain any reasonably necessary insurance coverage, at the Liquidating Trust's sole expense, for itself and its respective agents, including coverage with respect to the liabilities, duties and obligations of the Liquidating Trustee, which insurance coverage may, at the sole option of the Liquidating Trustee, be extended for a reasonable period after the termination of the Liquidating Trust Agreement.

9.6 **Fees and Expenses of the Liquidating Trustee.**

From and after the Effective Date, Liquidating Trust Expenses shall be paid from the Liquidating Trust Assets in the ordinary course of business, in accordance with the Plan and the Liquidating Trust Agreement. Without any further notice to any party or action, order or approval of the Bankruptcy Court, the Liquidating Trustee, on behalf of the Liquidating Trust, may employ professionals and pay in the ordinary course of business the reasonable fees of any employed professional (including professionals previously employed by the Debtors, but excluding any Affiliates, relatives or Related Persons to the Liquidating Trustee) for services rendered or expenses incurred on and after the Effective Date that, in the discretion of the Liquidating Trustee, are necessary to assist the Liquidating Trustee in the performance of the Liquidating Trustee's duties under the Plan and the Liquidating Trust Agreement, subject to any limitations and procedures established under the Liquidating Trust Agreement.

9.7 **Liquidating Trustee as Estate Representative and Successor.**

Pursuant to sections 1123(a)(5)(B), 1123(b)(3) and 1123(b)(6) of the Bankruptcy Code, the Liquidating Trustee shall be the representative of the Debtors' Estates and successor to the Debtors for all purposes. The Liquidating Trustee shall have all rights and powers of a trustee under the Bankruptcy Code.

9.8 **Elimination of Duplicate Claims.**

Any duplicate Claim or Interest or any Claim or Interest that has been paid or satisfied, or any Claim that has been amended or superseded, may be adjusted or expunged on the claims register by the Debtors or the Liquidating Trustee, as applicable, (i) upon stipulation between the parties in interest without a Claim objection having to be filed and without any further notice or action, order, or approval of the Bankruptcy Court or (ii) a notice of satisfaction filed on the docket and served on the applicable claimant or interest holder, provided, that such modification shall become effective only after fourteen days' notice to parties in interest and an opportunity to object.

To the extent any Holder of a Claim as listed on the Debtors' Schedules filed one or more proofs of claim against one or more Debtors, such Holder's scheduled claim(s) shall be deemed automatically Disallowed and shall only receive a distribution, if any, upon allowance of the filed Claim in the amount of such Holder's Allowed Claim (if and to the extent ultimately Allowed).

9.9 **Distributions.**

Except as otherwise provided in this Plan, the Liquidating Trustee shall make Distributions in accordance with the Liquidating Trust Agreement; *provided*, *however*, that the Liquidating Trustee may postpone any Distribution if the Liquidating Trustee determines that the amount of such Distribution would be too small to justify the administrative costs associated with making it. The Liquidating Trustee shall make continuing reasonable efforts to dispose of the Liquidating Trust Assets, make timely Distributions, and not unduly prolong the duration of the Liquidating Trust.

9.10 **Corporate Action.**

Upon the Effective Date, all actions contemplated by the Plan (including any action to be undertaken by the Liquidating Trustee or the Debtors) shall be deemed authorized, approved, and, to the extent taken prior to the Effective Date, ratified without any requirement for further action by Holders of Claims or Interests, the Debtors, the Liquidating Trustee or any other Entity or Person. All matters provided for in the Plan involving the corporate structure of the Debtors, and any corporate action required by the Debtors in connection therewith, shall be deemed to have occurred and shall be in effect, without any requirement of further action by the Debtors or the Debtors' Estates.

9.11 **Directors, Officers, Managers, Members and Authorized Persons of the Debtors.**

On the Effective Date, each of the Debtors' directors and officers shall be discharged from their duties and terminated automatically without the need for any corporate action or approval and without the need for any corporate filings, and, unless subject to a separate agreement with the Liquidating Trustee, such directors and officers shall have no continuing or further obligations to the Debtors following the occurrence of the Effective Date.

9.12 **Closing of the Chapter 11 Cases**

On the Effective Date, the Liquidating Trustee or the Debtors, in consultation with the Liquidating Trustee, shall be authorized to file a motion requesting entry of one or more orders of this Court closing any of the Chapter 11 Cases other than the case of In re Trex Wind-down Inc., et al. Such motion may be heard by the Court on fourteen-days' notice to the U.S. Trustee and all other parties entitled to notice under Local Rule 2002-1(b). Each Wind-down Estate shall be deemed to appoint the Liquidating Trustee to prosecute claims and defenses and make Distributions and attend to other wind-down affairs on behalf of each of the other prior Debtors as if such Wind-down Estates continued to exist solely for that purpose. The Liquidating Trustee shall, promptly after the full administration of the Chapter 11 Cases, file with this Court all documents required by Bankruptcy Rule 3022 and any applicable order of the Bankruptcy Court and file a motion under Local Rule 3022-1(a) to close the Chapter 11 Case of In re Trex Wind-down Inc., et al. and of any other Debtor whose case remains open at that time. Upon the filing of such a motion, the Liquidating Trustee shall file a final report with respect to all of the Chapter 11 Cases pursuant to Local Rule 3022-1(c).

9.13 **Effectuating Documents; Further Transactions.**

On the Effective Date, the Liquidating Trustee and the Debtors are authorized to and may issue, execute, deliver, file or record such contracts, securities, instruments, releases, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement and further evidence the terms and conditions of the Plan in the name of and on behalf of the Debtors, without the need for any approvals, authorization, or consents except for those expressly required pursuant to the Plan.

9.14 **Release of Liens.**

Except as otherwise provided in this Plan, the Confirmation Order, or in any document, instrument, or other agreement created in connection with this Plan, on the Effective Date, all mortgages, deeds of trust, Liens or other security interests against the property of the Estates shall be released. The Liquidating Trustee shall have the authority to file lien releases in connection with the foregoing.

9.15 **Exemption from Certain Transfer Taxes**

To the maximum extent provided by section 1146 of the Bankruptcy Code, under this Plan, (a) the issuance, distribution, transfer or exchange of any debt, equity security or other interest in the Debtors or (b) the making, delivery or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, this Plan, including any deeds, bills of sale, assignments or other instrument of transfer executed in connection with any transaction arising out of, contemplated by, or in any way related to this Plan, shall not be taxed under any law imposing a stamp tax or similar tax. To the extent that the Debtors or Liquidating Trustee elects to sell any property after the Confirmation Date, such sales of property will be exempt from any transfer taxes in accordance with section 1146(a) of the Bankruptcy Code. All subsequent issuances, transfers or exchanges of securities, or the making or delivery of any instrument of transfer by the Debtors in the Chapter 11 Cases shall be deemed to be or have been done in furtherance of this Plan.

9.16 **Withdrawal of Plan**

The Debtors reserve the right to revoke and withdraw or modify this Plan at any time prior to the Confirmation Date or, if the Debtors are for any reason unable to consummate this Plan after the Confirmation Date, at any time up to the Effective Date. If the Debtors revoke or withdraw this Plan, (a) nothing contained in this Plan shall be deemed to constitute a waiver or release of any claims by or against the Debtors or to prejudice in any manner the rights of the Debtors or any Entity in any further proceeding involving the Debtors and (b) the result shall be the same as if the Confirmation Order were not entered, this Plan was not filed and the Effective Date did not occur.

9.17 **D&O Policies.**

As of the Effective Date, the Debtors shall be deemed to have assumed all of the D&O Insurance Policies pursuant to sections 105(a) and 365(a) of the Bankruptcy Code, and coverage for defense and indemnity under any of the D&O Insurance Policies shall remain in full force and effect subject to the terms and conditions of the D&O Insurance Policies. Entry of the Confirmation Order will constitute the Bankruptcy Court's approval of the Debtors' foregoing assumption of each D&O Insurance Policy. Notwithstanding anything to the contrary contained in the Plan, and except as otherwise may be provided in an order of the Bankruptcy Court, confirmation of the Plan shall not impair or otherwise modify any obligations assumed by the foregoing assumption of the D&O Insurance Policies, and each such obligation will be deemed and treated as an executory contract that has been assumed by the Debtors under the Plan as to which no proof of Claim need be filed. For the avoidance of doubt, the D&O Insurance Policies provide coverage for those insureds currently covered by such policies for the remaining term of such policies and runoff or tail coverage after the Effective Date to the fullest extent permitted by such policies. On and after the Effective Date, the Debtors, the Wind-down Estates, or the Liquidating Trustee shall not terminate or otherwise reduce the coverage under any of the D&O Insurance Policies in effect or purchased as of the Petition Date, and all directors and officers of the Debtors at any time shall be entitled to the full benefits of any such policy for the full term of such policy regardless of whether such directors and/or officers remain in such positions after the Effective Date. For the avoidance of doubt, nothing herein shall be construed as the Debtors assuming any obligation with respect to any self-insured retention for which the applicable insurer has the ability to assert a prepetition Claim against the applicable Debtor in accordance with the order setting the Bar Date or other order of the Bankruptcy Court.

9.18 **Indemnification of Directors, Officers, and Employees.**

For purposes of the Plan, the obligation of the Debtors to indemnify and reimburse any Person or entity serving at any time on or after the Petition Date as one of their directors, officers or employees by reason of such Person's or entity's service in such capacity, or as a director, officer or employee of any of the Debtors, to the extent provided in such Debtor's constituent documents, a written agreement with the Debtor(s), in accordance with any applicable law, or any combination of the foregoing, shall survive confirmation of the Plan and the Effective Date.

9.19 **Withholding and Reporting Requirements.**

(a) **Withholding Rights.**

In connection with the Plan, any party issuing any instrument or making any Distribution described in the Plan shall comply with all applicable withholding and reporting requirements imposed by any federal, state, provincial or local taxing authority, and all Distributions pursuant to the Plan and all related agreements shall be subject to any such withholding or reporting requirements. Notwithstanding the foregoing, each Holder of an Allowed Claim or any other Person that receives a Distribution pursuant to the Plan shall be liable for any taxes imposed by any Governmental Unit, including, without limitation, income, withholding, and other taxes, on account of such Distribution. Any party issuing any instrument or making any Distribution pursuant to the Plan has the right, but not the obligation, to not make a Distribution until such Holder has made arrangements satisfactory to such issuing or disbursing party for payment of any such tax obligations.

(b) **Forms.**

Any party entitled to receive any property as an issuance or Distribution under the Plan shall, upon request, deliver to the Liquidating Trustee or such other Person designated by the Liquidating Trustee (which entity shall subsequently deliver to the Liquidating Trustee any applicable IRS Form W-8 or Form W-9 received) an appropriate Form W-9 or (if the payee is a foreign Person) Form W-8 or any other form or document as reasonably requested by the Liquidating Trustee or such other Person designated by it to eliminate or reduce any tax (including withholding tax), unless the Liquidating Trustee or such other Person designated by it determines it is not required to eliminate or reduce any tax (including withholding tax). If such request is made by the Liquidating Trustee or such other Person designated by the Liquidating Trustee and the Holder fails to comply before the date that is 150 days after the request is made, the amount of such Distribution shall irrevocably revert to the Liquidating Trust, and any Claim in respect of such Distribution shall be forever barred from assertion against any Debtor and its respective property (or the Liquidating Trust or Liquidating Trustee).

9.20 **Cancellation of Existing Interests, Securities and Agreements (Including Cancellation of any Authorized but Unissued Shares)**

On the Effective Date, notwithstanding anything to the contrary in the Plan, every document, agreement, or instrument (including but not limited to certificates, agreements, options, warrants, rights, RSUs, Shares, Preferred Shares, and other instruments evidencing an ownership interest in the Debtors, whether contractual, legal, equitable, or otherwise) evidencing any Interest in or Claim against the Debtors, shall be deemed automatically and immediately cancelled and surrendered without further act or action under any applicable agreement, law, regulation, order, or rule and the obligations of the Debtors under any such document, agreement, or instrument evidencing any Interest in or Claim against the Debtors, as the case may be, shall be deemed extinguished; *provided*, that, the provisions of any such document, agreement or instrument that governs the rights of the Holder of a Claim shall continue in full force and effect solely to the extent necessary to allow Holders of Allowed Claims to receive Distributions or exercise rights solely with respect to Allowed Claims under the Plan.

For the avoidance of doubt, all authorized but unissued shares of the Debtors (including authorized but unissued shares of common stock by Timber Pharmaceuticals, Inc.) shall also be deemed automatically and immediately cancelled as of the Effective Date without further act or action under any applicable agreement, law, regulation, order, or rule and the obligations of the Debtors with respect to such authorized shares shall be deemed immediately extinguished and terminated as of the Effective Date.

Additionally, as of the Effective Date, consistent with the cancellation of the Interests (including any authorized and/or issues shares of common stock in the Debtors) in the Debtors, the Debtors' securities registered under the Securities Exchange Act of 1934, as amended (and the rules and regulations promulgated thereunder), shall be automatically deregistered and all related reporting obligations with the United States Securities and Exchange Commission shall be automatically terminated.

The Debtors and the Liquidating Trustee are authorized (but not required), as of the Effective Date, to file with the Securities and Exchange Commission a Form 15 on behalf of the Debtors for the purpose of codifying the suspension of the duty to file reports under Sections 13 and 15(d) of the Securities Exchange Act of 1934, as amended, and shall be authorized (but not required) to file such Form 15 on or after the Effective Date (to the extent the Debtors have not previously filed such Form 15).

ARTICLE X
EFFECT OF PLAN ON CLAIMS AND INTERESTS

10.1 Binding Effect.

This Plan shall be binding upon and inure to the benefit of the Debtors, all present and former Holders of Claims and Interests, and their respective successors and assigns, including, but not limited to, the Liquidating Trust and the Liquidating Trustee.

By participating in the Plan by voting or by accepting Distributions pursuant to the Plan (in whatever sum), each holder of an Allowed Claim or Interest extinguished, or released pursuant to the Plan shall be deemed to have affirmatively and specifically consented to and accepted the terms of the Plan, and each such holder acknowledges and accepts that the Plan is a binding compromise of an Allowed Claim or an Interest extinguished and releases all rights in respect of such Allowed Claim or Interest extinguished such that such holders of Claims agree to waive any right (if any) to object to or otherwise challenge the Plan and its effect on Claims or any other matter whatsoever. For the avoidance of doubt, any holder of a Claim or Interest that opts out of the voluntary releases contained in Section 10.7 of the Plan by (i) checking the "opt out" box on the Ballot, and returning it in accordance with the instructions set forth thereon, or (ii) checking the "opt out" box on the Opt-Out Election Form and returning it in accordance with the instructions set forth thereon, shall not be bound by the voluntary releases contained in Section 10.7 of the Plan.

10.2 Treatment of Claims.

Notwithstanding anything contained in this Plan to the contrary, the allowance, classification and treatment of all Allowed Claims and their respective Distributions and treatments under this Plan take into account and conform to the relative priority and rights of the Claims and the Interests in each Class with due regard to any contractual, legal and equitable subordination rights relating thereto whether arising under general principles of equitable subordination, sections 510(b) and (c) of the Bankruptcy Code or otherwise. As of the Effective Date, any and all such rights described in the preceding sentence are extinguished by this Plan.

10.3 **No Discharge of the Debtors.**

Pursuant to section 1141(d)(3) of the Bankruptcy Code, Confirmation will not discharge Claims against the Debtors; provided, however, that no Holder of any Claim or Interest may, on account of such Claim or Interest, seek or receive any payment or other Distribution from, or seek recourse against, any of the Estates, the Liquidating Trust, the Liquidating Trustee and/or their respective successors, assigns and/or property, except as expressly provided in this Plan.

10.4 **Injunctions.**

(a) **From and after the Effective Date, all Persons and Entities who have held, hold, or may hold Claims against or Interests in the Debtors (whether or not proof of such Claims or Interests has been filed and whether or not such Entities vote in favor of, against or abstain from voting on the Plan or are presumed to have accepted or deemed to have rejected the Plan) and other parties in interest, along with their respective present or former employees, agents, officers, directors, principals, and affiliates are permanently enjoined, on and after the Effective Date, solely with respect to any Claims, Interests, and Causes of Action that will be or are extinguished, or released pursuant to the Plan from taking any of the following actions against the Debtors (but solely to the extent such action is brought against the Debtors to directly or indirectly recover upon any Assets of the Estates, including, without limitation, any such Assets that vet in the Liquidating Trust, as applicable, upon the Effective Date), the Released Parties, the Liquidating Trustee or the Liquidating Trust, or the property of any of the Debtors, the Released Parties, the Liquidating Trustee or the Liquidating Trust (i) commencing, conducting, or continuing in any manner, directly or indirectly, any suit, action, or other proceeding of any kind (including, without limitation, any proceeding in a judicial, arbitral, administrative or other forum); (ii) enforcing, levying, attaching (including, without limitation, any prejudgment attachment), collecting, or otherwise recovering by any manner or means, whether directly or indirectly, any judgment, award, decree, or order; (iii) creating, perfecting, or otherwise enforcing in any manner, directly or indirectly, any encumbrance of any kind; (iv) asserting setoff unless such setoff was formally asserted in a timely Filed proof of Claim or in a pleading Filed with the Bankruptcy Court prior to entry of the Confirmation Order (notwithstanding any indication in any proof of Claim or otherwise that such Holder asserts, has, or intends to preserve any right of setoff) or right of subrogation of any kind against any debt, liability, or obligation due to the Debtors; and (v) acting or proceeding in any manner, in any place whatsoever, that does not conform to or comply with the provisions of the Plan.**

(b) **Upon the Bankruptcy Court's entry of the Confirmation Order, all Holders of Claims and Interests, and other parties in interest, along with their**

Related Persons, shall be enjoined from taking any actions to interfere with the implementation or substantial Consummation of this Plan by the Debtors, the Liquidating Trustee and/or their respective Related Persons, as applicable.

(c) **By accepting Distributions pursuant to this Plan, each Holder of an Allowed Claim will be deemed to have specifically consented to the Injunctions set forth in this Section.**

10.5 **Exculpation.**

To the maximum extent permitted by applicable law, no Exculpated Party will have or incur, and each of the Exculpated Parties are hereby released and exculpated from, any claim, obligation, suit, judgment, damage, demand, debt, right, cause of action, remedy, loss, and liability for any claim arising on or after the Petition Date through the Effective Date in connection with or arising out of the filing or administration of the Chapter 11 Cases, the postpetition marketing and sale process, the postpetition purchase, sale, or rescission of the purchase or sale of any security or asset of the Debtors; the negotiation and pursuit of the Disclosure Statement, the Sale, the Plan, or the solicitation of votes for, or confirmation of, the Plan; the funding or consummation of the Plan; the occurrence of the Effective Date; the DIP Credit Agreement; the post-Effective Date administration of the Plan or the property to be distributed under the Plan (including Liquidating Trust Assets); the creation of the Liquidating Trust; or the transactions in furtherance of any of the foregoing; except for actual fraud, gross negligence, criminal acts or willful misconduct, as determined by a Final Order, but in all respects such parties shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under this Plan. This exculpation shall be in addition to, and not in limitation of, all other releases, indemnities, exculpations and any other applicable law or rules protecting such Exculpated Parties from liability. Notwithstanding anything to the contrary in the foregoing, the exculpation set forth herein does not release any post-Effective Date obligation or liability of any Entity under the Plan or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan.

10.6 **Releases by the Debtors.**

Except as otherwise expressly provided in the Plan or the Confirmation Order, on the Effective Date, for good and valuable consideration, to the fullest extent permissible under applicable law, each of the Debtors and their Estates, in each case, on behalf of themselves and their respective successors (including the Liquidating Trust), assigns, and representatives, and any and all other persons that may purport to assert any Cause of Action derivatively, by, through or on behalf of the foregoing Persons and Entities, shall, and shall be deemed to, completely and forever release, waive, void, extinguish and discharge unconditionally, each and all of the Released Parties of and from any and all Claims, Causes of Action, obligations, suits, judgments, damages, debts, rights, remedies and liabilities of any nature whatsoever, whether liquidated or unliquidated, fixed or Contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise, that are or may be based on or relating to, in whole or in part, on any act, omission, transaction, event or other circumstance taking place or existing on or

prior to the Effective Date (including prior to the Petition Date) in connection with or related to any of the Debtors, including, without limitation, (i) the Chapter 11 Cases; (ii) the combined Plan and Disclosure Statement; (iii) the subject matter of, or the transaction or events giving rise to, any claim or equity interest that is treated in this Plan; (iv) the business or contractual arrangements between any Debtor and any Released Party; (v) the negotiation, formulation or preparation of this combined Plan and Disclosure Statement, the Plan Supplement, or related agreements, instruments or other documents; (vi) the Sale or its related transaction documents, and the negotiation, formulation or preparation of the Sale and the related transaction documents; and (vii) the confirmation or Consummation of this Plan or the solicitation of votes on this Plan. The foregoing releases shall not extend to acts constituting willful misconduct, fraud, bad faith, or gross negligence as determined by Final Order.

10.7 **Releases by Holders of Claims and Interests.**

Except as otherwise expressly provided in the Plan or the Confirmation Order, on the Effective Date, except (i) for the right to enforce the Plan and the Sale, and (ii) as otherwise expressly provided in the Plan or in the Confirmation Order, in exchange for good and valuable consideration, including the obligations of the Debtors under the Plan, to the fullest extent permissible under applicable law, the Released Parties shall be deemed conclusively, absolutely, unconditionally, irrevocably and forever released by the Releasing Parties in each case, from any and all Claims and Causes of Action, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, asserted or unasserted, accrued or unaccrued, existing or hereinafter arising, in law or equity, whether arising under federal or state statutory or common law, or any other applicable international, foreign, or domestic law, rule, statute, regulation, treaty, right, duty, requirement or otherwise, that such entity would have been legally entitled to assert in their own right (whether individually, derivatively, or collectively) or on behalf of the holder of any Claim or Interest or other Person, based on or relating to, or in any manner arising prior to the Effective Date (including prior to the Petition Date), from, in whole or in part, the Debtors, the Chapter 11 Cases, the pre-and post-petition marketing and sale process, the Sale, the DIP Financing Facility or any related agreements, instruments, and other documents relating thereto, the purchase, sale, or rescission of the purchase or sale of any securities issued by the Debtors, the ownership of any securities issued by the Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the administration or implementation of the Plan, including the issuance or distribution of the Liquidating Trust Assets pursuant to the Plan, the creation of the Liquidating Trust, the business or contractual arrangements between any Debtor and any Released Party, the Disclosure Statement, the Plan (including any Plan Supplement), or the solicitation of votes with respect to the Plan, or any other act or omission, in all cases based upon any act or omission, transaction, agreement, event or other occurrence taking place on or before the Effective Date related or relating to the foregoing.

Notwithstanding anything to the contrary to the foregoing, the release set forth above does not release any post-Effective Date obligations of any Person under the Plan or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan. Moreover, the foregoing release shall have no effect on the

liability of, or any Causes of Action against, any Entity that results from any act or omission that is determined in a Final Order to have constituted actual fraud, willful misconduct, criminal acts, or gross negligence.

10.8 **Extinguishment of Intercompany Claims.**

Following the Effective Date, any Claims that any of the Debtors may have against another Debtor shall be forever waived, released and extinguished for all purposes and no Debtor shall have a Claim or Administrative Claim Allowed against the Estate of any other Debtor.

10.9 **Terms of Injunctions or Stays.**

Unless otherwise provided in this Plan, all injunctions or stays provided for in these Chapter 11 Cases pursuant to Bankruptcy Code sections 105 or 362, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the Cases are closed.

ARTICLE XI
EXECUTORY CONTRACTS AND UNEXPIRED LEASES

11.1 **Executory Contracts and Unexpired Leases Deemed Rejected.**

On the Effective Date, except as otherwise provided in the Plan, each Executory Contract and Unexpired Lease not previously rejected, assumed, or assumed and assigned (including any Executory Contract or Unexpired Lease assumed and assigned in connection with the Sale) shall be deemed automatically rejected pursuant to sections 365 and 1123 of the Bankruptcy Code, unless such Executory Contract or Unexpired Lease: (i) as of the Effective Date is subject to a pending motion to assume such Unexpired Lease or Executory Contract; (ii) is a D&O Insurance Policy or an insurance policy; or (iii) is identified for assumption on the Assumption Schedule included in the Plan Supplement. Executory Contracts and Unexpired Leases identified for assumption on the Assumption Schedule shall be deemed assumed pursuant to section 365 of the Bankruptcy Code as of the Effective Date.

11.2 **Claims Based on Rejection of Executory Contracts and Unexpired Leases.**

If the rejection of any Executory Contract or Unexpired Lease under this Plan gives rise to a Claim by the non-Debtor party or parties to such contract or lease, such Claim, to the extent that it is timely filed and is an Allowed Claim, shall be classified in Class 3; provided, however, that the General Unsecured Claim arising from such rejection shall be forever barred and shall not be enforceable against the Debtors, the Liquidating Trust, their successors or properties, unless a proof of such Claim is filed and served on the Liquidating Trustee within thirty (30) days after the date of notice of the entry of the order of the Bankruptcy Court rejecting the Executory Contract or Unexpired Lease which may include, if applicable, the Confirmation Order.

Any Claims arising from the rejection of an Executory Contract or Unexpired Lease not filed with the Bankruptcy Court within such time will be forever barred from assertion, and shall not be enforceable against the Debtors, the Liquidating Trust, the Debtors' Estates, or the property for any of the foregoing, and any Claim arising out of the

rejection of the Executory Contract or Unexpired Lease shall be deemed fully compromised, settled, and released, notwithstanding anything in the Schedules or a Proof of Claim to the contrary.

11.3 Cure of Defaults for Assumed Executory Contracts and Unexpired Leases.

Any Cure Obligation due under each Executory Contract and Unexpired Lease to be assumed or assumed and assigned pursuant to the Plan shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment in full in Cash on the Effective Date (or as soon as reasonably practicable thereafter), subject to the limitation described below, by the Debtors or the Liquidating Trust, as applicable, or on such other terms as the parties to such Executory Contracts or Unexpired Leases may otherwise agree.

In the event of a dispute regarding (i) the amount of the Cure Obligation, (ii) the ability of the Liquidating Trust or any other applicable assignee to provide "adequate assurance of future performance" (within the meaning of section 365 of the Bankruptcy Code) under the Executory Contract or Unexpired Lease, or (iii) any other matter pertaining to assumption or assumption and assignment (as applicable), the obligations of section 365 of the Bankruptcy Code shall be deemed satisfied following the entry of one or more Final Orders, which may include the Confirmation Order, resolving the dispute and approving the assumption or assumption and assignment (as applicable); provided, that the Debtors or the Liquidating Trust (as applicable) may settle any dispute regarding the amount of any Cure Obligation without any further notice to any party or any action, order, or approval of the Bankruptcy Court.

Assumption or assumption and assignment of any Executory Contract or Unexpired Lease pursuant to the Plan, or otherwise, shall result in the full release and satisfaction of any defaults, subject to satisfaction of the Cure Obligations, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed Executory Contract or Unexpired Lease at any time before the Effective Date of assumption and/or assignment. Any prepetition default amount set forth in the Schedules and/or any Proofs of Claim filed with respect to an Executory Contract or Unexpired Lease that has been assumed or assumed and assigned shall be deemed Disallowed and expunged, without further notice to or action, order, or approval of the Bankruptcy Court or any other Entity.

11.4 Modifications, Amendments, Supplements, Restatements or Other Agreements.

Unless otherwise provided in the Plan, each assumed Executory Contract or Unexpired Lease shall include all modifications, amendments, supplements, restatements or other agreements that in any manner affect such Executory Contract or Unexpired Lease, and all Executory Contracts and Unexpired Leases related thereto, if any, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal and any other interests, unless any of the foregoing agreements has been previously rejected or repudiated or is rejected or repudiated under the Plan.

Modifications, amendments, supplements, and restatements to prepetition Executory Contracts and Unexpired Leases that have been executed by the Debtors during the Chapter 11 Cases shall not be deemed to alter the prepetition nature of the Executory Contract or Unexpired Lease, or the validity, priority or amount of any Claims that may arise in connection therewith.

11.5 **Reservation of Rights.**

Neither the exclusion nor inclusion of any contract or lease in the Assumption Schedules or the LEO Sale Order, nor anything contained in the Plan, shall constitute an admission by the Debtors that any such contract or lease is in fact an Executory Contract or Unexpired Lease or that the Debtors' Estates have any liability thereunder. In the event of a dispute regarding whether a contract or lease is or was executory or unexpired at the time of assumption or rejection, the Debtors or the Liquidating Trustee, as applicable, shall have sixty (60) days following entry of a Final Order resolving such dispute to alter the treatment of such contract or lease as otherwise provided in the Plan.

ARTICLE XII
DISTRIBUTIONS

12.1 **Distribution Record Date.**

The Debtors and the Liquidating Trustee shall have no obligation to recognize any transfer of the Claims (i) occurring on or after the Effective Date, or (ii) that does not comply with the Bankruptcy Code or Bankruptcy Rules, including Bankruptcy Rule 3001(e).

12.2 **Date of Distributions.**

Except as otherwise provided herein, the Debtors or the Liquidating Trustee, as applicable, shall direct the Initial Distribution to Holders of Allowed Claims no later than the Initial Distribution Date. After the Initial Distribution Date, the Liquidating Trustee shall, from time to time, determine the subsequent Distribution Dates.

12.3 **Delivery of Distributions.**

The Liquidating Trustee shall make all Distributions, allocations, and/or issuances required under the Plan. In the event that any Distribution to any Holder of an Allowed Claim is returned as undeliverable, no Distribution to such Holder shall be made unless and until the Debtors or the Liquidating Trustee, as applicable, has determined the then current address of such Holder, at which time such Distribution shall be made to such Holder without interest; *provided, however*, such Distributions shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code at the expiration of four (4) months from the date such Distribution was made. After such date, all unclaimed property or interests in property shall revert (notwithstanding any applicable federal or state escheat, abandoned, or unclaimed property laws to the contrary) to the Liquidating Trust automatically and without need for a further order by the Bankruptcy Court for Distribution in accordance with the Plan and the Claim of any such Holder to such property or interest in property shall be released, settled, compromised, and forever barred.

12.4 **Manner of Payment Under the Plan.**

Any Distribution made by the Debtors or Liquidating Trustee, as applicable, pursuant to this Plan will be in U.S. dollars. In the case of foreign creditors, Distribution payments may be made, at the option of the Debtors or Liquidating Trustee, as applicable, in such funds and by such means as are necessary or customary in a particular jurisdiction. At the option of the Debtors or the Liquidating Trustee, as applicable, any Distribution to be made hereunder may be made by a check or wire transfer. Any wire transfer fees incurred in connection with the transmission of a wire transfer shall be deducted from the amount of the recipient Holder's Allowed Claim. The wire transfer fee will be deducted from the amount of the Distribution a Holder of an Allowed Claim would otherwise receive. The Debtors or the Liquidating Trustee, as applicable, will, to the extent practicable, make aggregate Distributions on account of all the Allowed Claims held by a particular Holder.

12.5 **Minimum Cash Distributions.**

No intermediate Distribution shall be required to be made to any holder of an Allowed Claim on any Distribution Date of Cash less than $100; *provided, however*, that if any Distribution is not made pursuant to this Section 12.6, such Distribution shall be added to any subsequent Distribution to be made on behalf of the Holder's Allowed Claim. The Debtors and the Liquidating Trustee shall not be required to make any final Distributions of Cash less than $50 to any Holder of an Allowed Claim.

12.6 **Setoffs.**

On or after the Effective Date, the Liquidating Trustee, may, pursuant to applicable law (including section 553 of the Bankruptcy Code), offset against any Claim, including an Administrative Claim, before any Distribution is made on account of such Claim, any and all of the claims, rights and Causes of Action of any nature that the Debtors or the Liquidating Trustee may hold against the Holder of such Claim.

12.7 **Allocation of Distributions Between Principal and Interest.**

Except as otherwise provided in this Plan, to the extent that any Allowed Claim entitled to a Distribution under the Plan is comprised of indebtedness and accrued but unpaid interest thereon, such Distribution shall be allocated to the principal amount (as determined for U.S. federal income tax purposes) of the Claim first, and then to accrued but unpaid interest.

12.8 **No Postpetition Interest on Claims.**

Except as specifically provided for in this Plan or the Confirmation Order, or required by applicable bankruptcy law, postpetition interest shall not accrue or be paid on any Claims, and no Holder shall be entitled to interest accruing on or after the Petition Date on any Claim. Except as specifically provided for in this Plan or the Confirmation Order, or required by applicable bankruptcy law, interest shall not accrue or be paid upon any Disputed Claim in respect of the period from the Petition Date to the date a final Distribution is made thereon if and after such Disputed Claim becomes an Allowed Claim.

12.9 **No Distribution in Excess of Amount of Allowed Claim.**

Notwithstanding anything to the contrary in the Plan, no holder of an Allowed Claim shall, on account of such Allowed Claim, receive a Distribution in excess of the Allowed amount of such Claim.

12.10 **Residual Assets.**

After final Distributions have been made in accordance with the terms of the Plan, the unrestricted Cash remaining with the Liquidating Trust shall be remitted to a 501(c)(3) charity of the Liquidating Trustee's choice.

ARTICLE XIII
PROCEDURES FOR DISPUTED CLAIMS

13.1 **Objections to Claims**

Unless otherwise provided in this Plan, after the Effective Date through the applicable Claims Objection Deadline, the Liquidating Trustee shall have standing to object to Claims in order to have the Bankruptcy Court determine the amount and treatment of any Claim. Subject to the terms of the Liquidating Trust Agreement, from and after the Effective Date, the Liquidating Trustee may settle or compromise any Disputed Claim without approval of the Bankruptcy Court. Except as otherwise provided in this Plan, if a party files a Proof of Claim and (i) the Debtors, a party in interest or the Liquidating Trustee, as applicable, file an objection to that Claim or otherwise formally challenge the Claim or (ii) the Claim otherwise is a Disputed Claim under this Plan, then such Claim shall be Disputed unless Allowed or Disallowed by a Final Order or as otherwise set forth in this Plan.

13.2 **Estimation of Claims.**

The Debtors or the Liquidating Trustee, as applicable, may at any time request that the Bankruptcy Court estimate any contingent, unliquidated, or Disputed Claim, pursuant to section 502(c) of the Bankruptcy Code regardless of whether any party in interest previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection. In the event that the Bankruptcy Court estimates any contingent, unliquidated or Disputed Claim, the amount so estimated shall constitute either the Allowed amount of such Claim or the maximum limit of such Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on the amount of such Claim, the Liquidating Trustee may pursue supplementary proceedings to object to the allowance of such Claim. All of the aforementioned objection, estimation and resolution procedures are intended to be cumulative and not exclusive of one another. Claims may be estimated and subsequently compromised, settled, withdrawn, or resolved by any mechanism approved by the Bankruptcy Court.

13.3 **No Distribution Pending Allowance.**

No Distribution provided under the Plan shall be made on account of a Disputed Claim unless and until such Disputed Claim becomes an Allowed Claim; provided however, that

a Distribution may be made on an Allowed portion of a Claim pending adjudication of the Disputed portion of such Claim.

13.4 **Resolution of Claims.**

Except as otherwise provided herein (including the release provisions hereof) or in the Confirmation Order, or in any contract, instrument, release, or other agreement or document entered into in connection with this Plan, in accordance with section 1123(b) of the Bankruptcy Code, on and after the Effective Date, the Liquidating Trustee may enforce, sue on, settle, or compromise (or decline to do any of the foregoing) all Claims, Disputed Claims, rights, Causes of Action, suits and proceedings, whether in law or in equity, whether known or unknown, that the Liquidating Trust may hold against any Person, and any contract, instrument, release, indenture or other agreement entered into in connection herewith. From and after the Effective Date, the Liquidating Trustee may settle or compromise any Disputed Claim without approval of the Bankruptcy Court.

13.5 **Amendments to Claims and Late Filed Claims.**

Following the Effective Date, except as otherwise provided in this Plan (including with respect to the filing of Claims by Governmental Units by the Governmental Bar Date), the Confirmation Order or the Liquidating Trust Agreement, no Claim may be filed, amended or supplemented without the approval of the Bankruptcy Court or without the prior written authorization of the Liquidating Trustee, and any such new or amended Claim filed without such prior authorization shall be deemed disallowed in full and expunged without any further action, order or approval of the Bankruptcy Court.

13.6 **Insured Claims.**

If any portion of an Allowed Claim is an Insured Claim, no Distributions under the Plan shall be made on account of such Allowed Claim until the Holder of such Allowed Claim has exhausted all remedies with respect to any applicable insurance policies. To the extent that the Debtors' insurers agree to satisfy a Claim in whole or in part, then immediately upon such agreement, the portion of such Claim so satisfied may be expunged (i) without an objection to such Claim having to be filed and without any further notice to or action, order or approval of the Bankruptcy Court and (ii) with a notice of satisfaction filed on the docket and served on the applicable claimant or interest holder.

ARTICLE XIV
CONFIRMATION AND CONSUMMATION OF THE PLAN

14.1 **Conditions to Confirmation.**

The following are conditions precedent to the occurrence of the Confirmation Date.

(a) A Final Order finding that the Disclosure Statement contains adequate information pursuant to section 1125 of the Bankruptcy Code shall have been entered by the Bankruptcy Court;

(b) Entry of a Confirmation Order that is in form and substance acceptable in all respects to the Debtors;

(c) All documents contained in the exhibits and the Plan Supplement are in form and substance acceptable in all respects to the Debtors are approved by the Bankruptcy Court; and

(d) Approval of all provisions, terms, and conditions hereof shall be contained in the Confirmation Order.

14.2 **Conditions to Effective Date.**

The following are conditions precedent to the occurrence of the Effective Date, each of which must be satisfied or waived by the Debtors (and, for the avoidance of doubt, the Debtors reserve the right to waive section 14.2(d) in their discretion):

(a) The Confirmation Order shall have been entered and shall provide that the Debtors, the Liquidating Trust, and the Liquidating Trustee are authorized and directed to take all actions necessary or appropriate to enter into, implement and consummate the contracts, instruments, releases, leases, indentures and other agreements or documents created in connection with this Plan and effectuate, advance, or further the purposes thereof;

(b) The Confirmation Order, the Plan and all Plan Exhibits shall be, in form and substance acceptable in all respects to the Debtors and shall have been executed and delivered by all parties signatory thereto;

(c) All other actions, documents, and agreements necessary to implement this Plan shall have been effected or executed;

(d) The Confirmation Order shall have become a Final Order; and

(e) The Debtors shall have filed a Notice of Effective Date.

14.3 **Consequences of Non-Occurrence of Effective Date.**

If the Effective Date does not timely occur, the Debtors reserve all rights to seek an order from the Bankruptcy Court directing that the Confirmation Order be vacated and that this Plan be null and void in all respects. If the Bankruptcy Court enters an order vacating the Confirmation Order, the time within which the Debtors may assume and assign or reject all Executory Contracts and Unexpired Leases not previously assumed, assumed and assigned or rejected, shall be extended for a period of thirty (30) days after the date the Confirmation Order is vacated, without prejudice to further extensions.

14.4 **Substantial Consummation.**

On the Effective Date, the Plan shall be deemed to be substantially consummated under sections 1101 and 1127(b) of the Bankruptcy Code.

14.5 **Effect of Vacatur of Confirmation Order**

If the Confirmation Order is vacated, (a) no further Distributions under the Plan shall be made; (b) the Debtors and all Holders of Claims and Interests shall, to the extent deemed possible, be restored to the status quo ante as of the day immediately preceding the Confirmation Date as though the Confirmation Date never occurred; and (c) all the Debtors' obligations with respect to the Claims and the Interests shall remain unchanged and nothing contained herein shall be deemed to constitute a waiver or release of any Claims by or against the Debtors or any other entity or to prejudice in any manner the rights of the Debtors or any other entity in any further proceedings involving the Debtors or otherwise.

ARTICLE XV
ADMINISTRATIVE PROVISIONS

15.1 **Retention of Jurisdiction**.

Notwithstanding Confirmation of this Plan or occurrence of the Effective Date, and except as otherwise provided by applicable law, the Bankruptcy Court shall retain such jurisdiction as is legally permissible, including for the following purposes:

(a) To determine the allowability, classification or priority of Claims upon objection of the Liquidating Trustee or any other party in interest entitled to file an objection, and the validity, extent, priority and nonavoidability of consensual and nonconsensual liens and other encumbrances;

(b) To issue injunctions or take such other actions or make such other orders as may be necessary or appropriate to restrain interference with this Plan or its execution or implementation by any Entity, to construe and to take any other action to enforce and execute this Plan, the Confirmation Order, or any other order of the Bankruptcy Court, to issue such orders as may be necessary for the implementation, execution, performance and Consummation of this Plan and all matters referred to herein, and to determine all matters that may be pending before the Bankruptcy Court in these Chapter 11 Cases on or before the Effective Date with respect to any Entity;

(c) To protect the property of the Estates, including Liquidating Trust Assets, from claims against, or interference with, such property, including actions to quiet or otherwise clear title to such property or to resolve any dispute concerning Liens on property of the Estates or Liquidating Trust Assets;

(d) To determine any and all applications for allowance of Fee Claims;

(e) To determine any Other Priority Claim, Administrative Claims or any other request for payment of claims or expenses entitled to priority under section 507(a) of the Bankruptcy Code;

(f) To resolve any disputes arising under or related to the implementation, execution, Consummation or interpretation of this Plan and the making of Distributions hereunder;

(g) To determine any and all motions related to the rejection, assumption or assignment of Executory Contracts or Unexpired Leases, or to determine any motion to reject an Executory Contract or Unexpired Lease pursuant to section 11.1 of this Plan;

(h) To determine all applications, motions, adversary proceedings, contested matters, actions and any other litigated matters instituted in and prior to the closing of these Chapter 11 Cases, including any remands;

(i) To enter one or more Final Orders closing the Debtors' Chapter 11 Cases;

(j) To modify this Plan under section 1127 of the Bankruptcy Code, to remedy any defect, cure any omission or reconcile any inconsistency in this Plan or the Confirmation Order so as to carry out its intent and purposes;

(k) To issue such orders in aid of Consummation of this Plan and the Confirmation Order notwithstanding any otherwise applicable non-bankruptcy law, with respect to any Entity, to the full extent authorized by the Bankruptcy Code;

(l) To enable the Liquidating Trustee to prosecute any and all proceedings to set aside Liens and to recover any transfers, assets, properties or damages to which the Estates may be entitled under applicable provisions of the Bankruptcy Code or any other federal, state or local laws except as may be expressly waived pursuant to this Plan;

(m) To determine any tax liability of the Debtors or the Liquidating Trust pursuant to section 505 of the Bankruptcy Code, and to address any request by the Liquidating Trustee or the Liquidating Trust for a prompt audit pursuant to section 505(b) of the Bankruptcy Code;

(n) To enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified or vacated;

(o) To resolve any disputes concerning whether an Entity had sufficient notice of the Chapter 11 Cases, the Bar Date Order or the otherwise applicable Claims bar date, the hearing to consider approval of the Disclosure Statement or the Confirmation Hearing;

(p) To resolve any dispute or matter arising under or in connection with any order of the Bankruptcy Court entered in these Chapter 11 Cases;

(q) To resolve any disputes concerning any exculpation of a non-debtor hereunder or the injunction against acts, employment of process or actions against such non-debtor arising hereunder;

(r) To approve (to the extent necessary or deemed advisable by the Liquidating Trustee) any Distributions, or objections thereto, under this Plan;

(s) To approve any offset exercised by the Liquidating Trustee; and

(t) To determine such other matters, and for such other purposes, as may be provided in the Confirmation Order or as may be authorized under provisions of the Bankruptcy Code.

15.2 **Amendments.**

(a) **Preconfirmation Amendment.** The Debtors may modify this Plan at any time prior to the entry of the Confirmation Order, provided that this Plan, as modified, and the disclosure statement pertaining thereto meet applicable Bankruptcy Code requirements.

(b) **Postconfirmation Amendment Not Requiring Resolicitation.** After the entry of the Confirmation Order but prior to the Effective Date, the Debtors may modify this Plan to remedy any defect or omission or to reconcile any inconsistencies in this Plan or in the Confirmation Order, as may be necessary to carry out the purposes and effects of this Plan, provided that: (a) the Debtors obtain approval of the Bankruptcy Court for such modification, after notice and a hearing and (b) such modification shall not materially and adversely affect the interests, rights, treatment or Distributions of any Class of Allowed Claims or Interests under this Plan.

(c) **Postconfirmation and Pre-Consummation Amendment Requiring Resolicitation.** After the Confirmation Date and before substantial Consummation of this Plan, the Debtors may modify this Plan in a way that materially or adversely affects the interests, rights, treatment, or Distributions of a Class of Claims or Interests, provided that: (i) this Plan, as modified, meets applicable Bankruptcy Code requirements; (ii) the Debtors obtain Bankruptcy Court approval for such modification, after notice and a hearing; (iii) such modification is accepted by at least two-thirds in amount, and more than one-half in number, of Allowed Claims or Interests voting in each Class materially or adversely affected by such modification; and (iv) the Debtors comply with section 1125 of the Bankruptcy Code with respect to this Plan as modified.

15.3 **Successors and Assigns.**

The rights, benefits and obligations of any person or entity named or referred to in this Plan shall be binding on, and shall inure to the benefit of, the heirs, executors, administrators, successors and/or assigns of such person or entity.

15.4 **Governing Law.**

Except to the extent that the Bankruptcy Code, Bankruptcy Rules or other federal laws apply, the rights and obligations arising under this Plan shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

15.5 **Corporate Action.**

Any matters provided for under this Plan involving the corporate structure of the Debtors or corporate action, as the case may be, to be taken by or required of the Debtors shall be deemed to have occurred and be effective as of the Effective Date and shall be authorized and approved in all respects, without any requirement of further action by the Debtors or the Liquidating Trustee, as the case may be.

15.6 **Effectuating Documents and Further Transactions.**

The Debtors and the Liquidating Trustee shall be authorized to execute, deliver, file or record such documents, contracts, instruments, releases, and other agreements and take such other actions as may be necessary to effectuate and further evidence the terms and conditions of this Plan.

15.7 **Control Provision.**

To the extent this Plan is inconsistent with the Disclosure Statement or the Plan Supplement (including Liquidating Trust Agreement), this Plan controls over the Disclosure Statement and the Plan Supplement. However, if a Plan Supplement document (including the Liquidating Trust Agreement) expressly states that a specific provision controls over the Plan and Disclosure Statement, the Plan Supplement (including the Liquidating Trust Agreement) shall control. To the extent the Confirmation Order is inconsistent with this Plan, the Disclosure Statement or the Plan Supplement, the Confirmation Order (and any other orders of this Bankruptcy Court) controls over this Plan, the Disclosure Statement and the Plan Supplement.

15.8 **Miscellaneous Rules**

This combined Disclosure Statement and Plan is subject to the following miscellaneous rules: (i) the rules of construction set forth in section 102 of the Bankruptcy Code shall apply, unless superseded herein or in the Confirmation Order; (ii) in computing any period of time prescribed or allowed by this Plan, the provisions of Bankruptcy Rule 9006(a) shall apply; and (iii) whenever this Plan provides that a payment or Distribution shall occur "on" any date, it shall mean "on, or as soon as reasonably practicable after", such date.

15.9 **Notices.**

All notices or requests in connection with this Plan shall be in writing and will be deemed to have been given when received by mail and addressed to:

Liquidating Trustee:
To be provided in the Plan Supplement

Debtors:

MORRIS, NICHOLS, ARSHT & TUNNELL LLP

Eric D. Schwartz
Andrew R. Remming
Tamara K. Mann
Scott D. Jones
1201 N. Market Street, 16th Floor
Wilmington, DE 19801
Tel: (302) 658-9200
Email: eschwartz@morrisnichols.com and aremming@morrisnichols.com

15.10 **No Admissions or Waiver**.

Notwithstanding anything herein to the contrary, nothing contained in this Plan shall be deemed an admission or waiver by the Debtors with respect to any matter set forth herein, including liability on any Claim or the propriety of a Claim's classification.

/s/ *Jeffrey T. Varsalone*
Jeffrey T. Varsalone, CRO

Exhibit A

Liquidation Analysis

In re Timber Pharmaceuticals, Inc., *et. al.* - Illustrative Comparative Recovery Analysis for Class 3 Recoveries from the Liquidating Trust: Chapter 11/Chapter 7

	Amount Recovered	
($000's)	LOW	HIGH
Assets:		
Cash[1]	$ 495	$ 495
Potential Preference Claims [2]	$ -	$ -
Total Assets:	**$ 495**	**$ 495**
Class 1 Priority Non-Tax Claims[3]	$ 1	$ -
Total Proceeds Remaining After Class 1 Priority Claims	**$ 494**	**$ 495**
Class 3 General Unsecured Claims[4]	$ 1,529	$ 812
Total Potential General Unsecured Claims	**$ 1,529**	**$ 812**
Chapter 11 Liquidating Trust Expenses[5]		
Liquidating Trustee	$ 150	$ 50
Counsel	$ 150	$ 75
Financial Advisor/Accountant	$ 25	$ 10
Total Chapter 11 Expenses	**$ 325**	**$ 135**
Net Potential General Unsecured Creditor Pro-Rata Recovery - Chapter 11	**11.1%**	**44.3%**
Chapter 7 Liquidation Expenses		
Chapter 7 Trustee Commission[6]	$ 28	$ 28
Chapter 7 Trustee Fees	$ 175	$ 100
Chapter 7 Trustee Counsel	$ 300	$ 250
Chapter 7 Trustee Financial Advisor/Accountant	$ 250	$ 100
Total Chapter 7 Expenses	**$ 753**	**$ 478**
Net Potential General Unsecured Creditor Pro-Rata Recovery - Chapter 7	**0.0%**	**2.1%**

Notes:

This comparative recovery analysis is for illustrative purposes only.

[1] Based on an ending cash balance of $597,000 from the Final DIP Budget, net of permanent variances through the Closing Date. Illustrated cash is net of known potential administrative claims expected to be paid prior to confirmation.

[2] Any potential preference claim recoveries could increase the recovery. The Estate is still evaluating whether any preference claims exist.

[3] The high scenario represents POC's asserted with a priority portion as of February 23, 2024. The Debtors are still evaluating the validity of these claims.

[4] The Debtor believes that the general unsecured claims will be approximately $0.812MM which represents scheduled claims of approximately $3.551MM less those paid post-petition as Critical Vendors or assumed in the sale of the Debtor's assets. The high scenario represents this amount plus any additional asserted POC's filed as of February 23, 2024.

[5] Chapter 11 Liquidating Trust professional fees assumed to be significantly lower than Chapter 7 due to the intimate knowledge of relevant facts, issues and information obtained by the Chapter 11 professionals throughout the Chapter 11 cases, as well as relevant experience.

[6] Chapter 7 Trustee Commission was calculated pursuant to section 326 of the Bankruptcy Code.